Exhibit 10.11

DATED THIS 25th DAY OF SEPTEMBER 2023

BETWEEN

MAYBANK ISLAMIC BERHAD (Company No. 200701029411)

(Bank)

AND

EMP SOLUTION SDN. BHD.

(Company No. 200501025998(708131-V))

(Customer)

MASTER FACILITY AGREEMENT

(COMBO MFA)

MESSRS GAN & ZUL

Advocates & Solicitors

Level 30, Tower B, Vertical Business Suites

Avenue 3, Bangsar South, No. 8,

Jalan Kerinchi, 59200 Kuala Lumpur

Tel: 03-2242 3836 Fax: 03-22423886

(Ref: CSC.BK1785-23.MIB.EMPS)

COMBO Master Facility Agreement

MASTER FACILITY AGREEMENT

AN AGREEMENT made on the 25th day of September 2023

BETWEEN

MAYBANK ISLAMIC BERHAD (Company No. 200701029411) a company incorporated in Malaysia and having its registered address at 15th Floor, Tower A, Dataran Maybank, 1, Jalan Maarof, 59000 Kuala Lumpur (“Bank”) of the one part;

AND

the Party whose particulars are set out in Item 2 of the First Schedule (“Customer”) of the other part.

WHEREAS:-

At the request of the Customer, the Bank has agreed to grant the Facility (as defined below) in favour of the Customer subject to the terms and conditions in this master facility agreement (“Agreement”).

DEFINITION & INTERPRETATION

(A)	Definition

In this Agreement, each of the following expressions has, except where the context otherwise requires, the meanings shown opposite it:-

Accepted Bills-i or AB-i	means the Accepted Bills-i formulated on the Shariah principles of Murabahah and/or Bai’ Al-Dayn Bi Al- Sila’;

Accepted Bills-i or AB-i Facility	means the AB-i Facility, the principal terms of which are set out in Clause 2.7;

Address for Service	a)	Bank:	The address as stated in Item 1 of the First Schedule;

	b)	Customer:	The address as stated in Item 2 of the First Schedule;

Ancillary Documents

means the accompanying documents executed or hereafter executed from time to time by the Customer or the Security Party required by the Bank in the form and substance imposed by the Bank to secure the utilization of the respective facilities and/or the payment of the Indebtedness;

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COMBO Master Facility Agreement

Anti-Corruption Laws/Guidelines	means:-

	a)	the Malaysian Anti-Corruption Commission Act 2009

	b)	the US Foreign Corrupt Practices Act of 1977;

	c)	the UK Bribery Act 2010; and/or

	d)	any similar applicable laws or regulations in the primary jurisdiction in which both parties are located that relate to bribery or corruption;

Asset Sale Agreement	in relation to each Murabahah transaction under the STRC-i Facility, the CL-i Facility, the CMTF-i Facility and the IF-i Facility respectively, means the relevant asset sale agreement as described in the Letter of Offer executed between the Bank and the Customer for the sale of the Commodity by the Bank to the Customer and payment of the Bank’s Sale Price by the Customer to the Bank;

Awarder	government department or ministries statutory bodies or such other established and reputable companies acceptable to the Bank;

Bank	means MAYBANK ISLAMIC BERHAD (Co. No. 200701029411), a company incorporated in Malaysia and having its registered office at 15th Floor, Tower A, Dataran Maybank, 1, Jalan Maarof, 59000 Kuala Lumpur having its business premise as stated in Item 1 of the First Schedule and includes its successors in title and assigns;

Bank Guarantee-i or BG-i	means a bank guarantee issued by the Bank under the Bank Guarantee-i Facility and formulated on the Shariah principle of Kafalah;

Bank Guarantee-i or BG-i Facility	means the BG-i Facility the principal terms of which are set out in Clause 2.8;
Bank’s Purchase Price	in relation to the STRC-i Facility, the CL-i Facility, the CMTF-i Facility and the IF-i Facility respectively, means the purchase price of the Commodity in the amount as set out in the Letter of Offer payable by the Bank to the Commodity Trader subject to the terms of this Agreement;

Bank’s Sale Price	in relation to the STRC-i Facility, the CL-i Facility, the CMTF-i Facility and the IF-i Facility respectively, means the relevant sale price payable by the Customer to the Bank as set out in the relevant Letter of Offer for the sale of the Commodity by the Bank to the Customer which shall comprise of the Bank’s Purchase Price and profit margin under the Facility;

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COMBO Master Facility Agreement

Base Financing Rate	means the rate of profit per annum from time to time prescribed by the Bank (and as varied from time to time by the Bank, subject always to the Ceiling Profit Rate where applicable) as an indicator rate against which rates of profit for financings made in Ringgit Malaysia in Malaysia to customers of the Bank are determined by the addition or otherwise of margins which rate is presently called the Base Financing Rate and shall mean any such indicator rate by whatever other name called by the Bank from time to time. If that rate is less than zero, Base Financing Rate shall be deemed to be zero;

BNM	means Bank Negara Malaysia, a statutory body established under the Central Bank of Malaysia Act, 2009 and having its headquarters at Jalan Dato’ Onn, 50480 Kuala Lumpur, Wilayah Persekutuan;

Business Day	means a day on which the Bank is open for transaction of business of the nature required under this Agreement;

Cash Line-i or CL-i Facility	means the cash line-i facility, the principal terms of which are set out in Clause 2.2;

Ceiling Profit Rate	means the contracted profit rate as stated in the relevant Letter of Offer for the calculation of the relevant Bank’s Sale Price in respect of the relevant Asset Sale Agreement;

Commodity	in relation to the Murabahah transaction, means the commodity as acceptable to the Bank particularly as stated in the relevant Asset Sale Agreement;

Commodity Murabahah Term Financing-i or CMTF-i Facility	means the Commodity Murabahah term financing-i facility, the principal terms of which are set out in Clause 2.1;

Commodity Trader	means any commodity trader acceptable to the Bank for the purpose of buying or selling of the Commodity;

Conditions Precedent	means the conditions referred to in Clause 5 which must be or caused to be fulfilled and performed by the Customer before the Bank proceeds with its disbursement of the Facility;

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COMBO Master Facility Agreement

Contract	means all contract(s) awarded or to be awarded to the Customer by the Awarder, including but not limited to confirmed letters of award, invoices, delivery orders, letters of intent and purchase orders;

Cost of Funds	means the costs to the Bank of obtaining Ringgit Malaysia deposits from the Islamic Interbank Money Market to fund the Facility plus the costs to the Bank of maintaining statutory reserves and complying with the liquidity and other requirements imposed from time to time by any law or by BNM or any other relevant authority having jurisdiction over the Bank from time to time;

Customer	means the Party whose particulars are set out in Item 2 of the First Schedule and includes its successors in title and permitted assigns, heirs and/or personal representatives;

DBEP-i Facility	means the Domestic Bills Exchanged Purchased-i Facility, the principal terms of which are set out in Clause 2.10;

Designated Current Account	means the Customer’s current account with the Bank and as may be determined by the Bank;

Early Settlement	means settlement of the Indebtedness in respect of the relevant Facility prior to maturity of the Facility Tenure;

Early Settlement Notice	means a written notice given by the Customer to the Bank of the Customer’s intention to make Early Settlement;

Effective Profit Rate	means the Effective Profit Rate as stated in the relevant Letter of Offer for the calculation of monthly payment or bullet payment due and payable to the Bank at such intervals determined by the Bank pursuant to the relevant Facility;

Environment	means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:-

	a)	air (including air within buildings and air within other natural or man-made structures above or below ground);

	b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

	c)	land (including surface and sub-surface soil and land under water);

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Environmental, Social and/or Governance Claim	means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental, Social and/or Governance Law;

Environmental, Social and/or Governance Law	means law, directive, regulation, request or requirement, as the case may be (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed) relating to matters involving the Environment, Social and/or Governance including:-

	a)	the pollution or protection of the Environment;

	b)	harm to or the protection of human health;

	c)	the conditions of the workplace;

	d)	any emission or substance capable of causing harm to any living organism or the Environment; or

	e)	transparency and treatment of stakeholders;

Environmental, Social and/or Governance Permit	any authorisation and the filing of any notification, report or assessment required under any Environmental, Social and/or Governance Law for the operation of the business of the Customer or any Security Party conducted on or from the properties owned or used by the Customer or any Security Party;

Events of Default	means any of the events mentioned in Clause 8 or any events which, with the lapse of time and/or the giving of notice and/or a determination being made under the Facility, would become an Event of Default;

Export Credit Refinancing-i or ECR-i Facility	means the export credit refinancing-i pre/post shipment facility, the principal terms of which are set out in Clause 2.9;

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Facility	means the CL-i Facility, the STRC-i Facility, the CMTF-i Facility, the Trade Facilities or other facility or facilities made or to be made available by the Bank to the Customer as set out in the relevant Letter of Offer and includes (where applicable) any additional (top up) facility, additional (increase limit) facility and all other facilities or accommodation granted or made available or agreed to be granted or made available or continued to be made available by the Bank to the Customer now or from time to time and includes any part of it, and shall also include any further facilities or accommodation to the Customer and reference to the “Facility” shall be construed as reference to all or any one or more of them;

Facility Amount	In relation to the relevant Facility, means the maximum aggregate amount as set out in the relevant Letter of Offer;

Facility Tenure	In relation to the relevant Facility, means the period of time as stated in the relevant Letter of Offer and includes tenure upon renewal;

FBEP-i Facility	means the Foreign Bills Exchanged Purchased-i Facility, the principal terms of which are set out in Clause 2.11;

Financing Rate	means the aggregate of the margin specified in the Letter of Offer and the Cost of Funds or Base Financing Rate or other approved rates as the case may be applicable to the respective Facility;

FX Contract	means a contract for the sale and purchase of currency against another currency at the then prevailing market rate for delivery of the same on a specified date or such other dates as may be agreed between the Customer and the Bank;

Goods	means the goods more particularly described in the Trade Finance Contract Note or invoice / shipping documents of the Seller / Supplier;

IFSA 2013	means the Islamic Financial Services Act 2013;

Indebtedness

means the aggregate of all monies whether principal, profit, costs, charges, commission or otherwise outstanding, due or payable or agreed to be payable by the Customer and/or any Security Party(s) to the Bank from time to time whether solely or jointly with any other person and whether as principal obligor or surety and includes all liabilities and obligations whether present or future or actual or contingent for the payment of all monies by the Customer and/or any Security Party(s) in respect of or arising from the Facility, including but not limited to the Bank’s Sale Price;

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Invoice Financing- or IF-i	means the short term working capital solution available to businesses to finance their purchases/imports or sales/exports of Goods and/or Services under open account settlement method, the principal terms of which are set out in Clause 2.4;

Kafalah	means a surety given by one party who agrees to discharge a liability of a third party in case the third party defaults in fulfilling his obligations;

LC-i Facility	means the Letter of Credit-i Facility the principal terms of which are set out in Clause 2.5.

Legal Process	means the pleadings, all forms of originating process, interlocutory applications of whatever nature, affidavits, orders and such documents which are required to be served under the Rules of Court and include any notice required to be given to any party under the Security Documents and correspondences between the parties hereto, notices under the Companies Act 2016, the National Land Code 2020, the Insolvency Act 1967 and all other applicable legislation including any statutory or amendment or re- enactment and the rules made pursuant to or in relation to those statutes or legislation;

Letter of Credit-i or LC-i	means an undertaking issued by the Bank to pay a seller or exporter for the importation of Goods issued by the Bank under the Letter of Credit-i Facility and formulated under the Shariah principle of Wakalah;

Letter of Indemnity	means a letter of indemnity to be executed by the Customer in favour of the Bank to indemnify the Bank against all liabilities, claims, proceedings, damages, losses, cost and expenses of whatsoever kind or nature which may be suffered or incurred by the Bank in respect of or arising out of the relevant Facility and upon such terms and conditions as prescribed by the Bank;

Letter of Offer	means the letter(s) of offer as described in Item 3 of the First Schedule issued by the Bank and accepted by the Customer and includes any subsequent letter(s) of offer, amendment, variation or modification and any supplemental thereto;

Letter of Undertaking	means a letter of undertaking in form and substance as prescribed by the Bank to be issued by the Customer to the Bank in respect of the relevant Facility;

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Maturity Date	In relation to the relevant Facility, means the last day of the Facility Tenure and on which day the relevant Facility and all other sums whatever and howsoever due and payable to the Bank;

Maybank Group Privacy Statement	means privacy statement which is posted in the Bank’s website www.maybank2u.com.my;

Murabahah	means a sale and purchase of asset where the acquisition cost and the mark-up are disclosed to the Customer;

Notice of Extension	a notice for the extension of due payment for the STRC-i Facility Amount utilised in the form as set out in the Letter of Offer duly completed and signed by or on behalf of the Customer;

Notice of Utilisation	a notice of utilisation of the STRC-i Facility substantially in the form as set out in the Letter of Offer duly completed and signed by or on behalf of the Customer;

Onshore Foreign Currency Financing-i or OFCF-i Facility	means the onshore foreign currency financing facility, the principal terms of which are set out in Clause 2.15;

PFX-i Facility	means the Promissory Foreign Exchange-i Facility the principal terms of which are set out in Clause 2.14;

Processing Fee	means the processing fee in the amount as stated in the Letter of Offer or such other amount as may be determined by the Bank from time to time;

Profit Period	in relation to the relevant Facility, means the period of time as stated in the Letter of Offer and shall not exceed the Maturity Date;

Profit Margin	means the difference between the Trade Finance Contract Note Sale Price and the Trade Finance Contract Note Purchase Price, and the method of recognition of the profit margin as the Bank’s income shall be in accordance with the Bank’s accounting policy prevailing at the material time;

Purchase Request & Undertaking	in relation to the Murabahah transaction, means the purchase request and undertaking as set out in the Letter of Offer;

Purpose	means the purpose of the Facility as stated in the Letter of Offer;

Ringgit Malaysia or ‘RM’	means the lawful currency of Malaysia;

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Rules of Court	means the Rules of Court 2012;

Sanction	means any sanctions order administered or enforced by the, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, the Government of Malaysia or other relevant sanctions regulatory authorities against any individuals or entities which are located, organized or resident in a country or territory;

SBLC-i or Standby Letter of Credit–i	means an irrevocable and binding undertaking by the Bank made at the request of the Customer to the beneficiary/recipient of the SBLC-i to guarantee performance of an underlying obligation of the Customer and is formulated on the Shariah principle of Kafalah;

SBLC-i Facility	means the Standby Letter of Credit-i Facility the principal terms of which are set out in Clause 2.13;

Security Documents	collectively means the documents executed or to be executed from time to time by the Customer and/or any Security Party including any addition, variation, amendment, supplement or substitution to secure the payment of the Indebtedness and without limiting the generality of the foregoing, includes documents set out in the Letter of Offer and the Ancillary Documents and references to the “Security Documents” shall include references to any one or more of them;

Security Interest	any mortgage, charge, pledge, debenture, lien, caveat, right of set off or any other security interest whatsoever, howsoever created or arising;

Security Party	means the Customer and/or any party or parties providing or which shall from time to time provide any security or guarantee to or in favour of the Bank for the obligations and liabilities of the Customer under this Agreement and the Security Documents and to secure or guarantee the payment of the Indebtedness, and references to “Security Party” include references to any of them;

Seller / Supplier	means the relevant seller or supplier of the Goods;

Services	in relation to IF-i, means services provided to the Customer by any party or parties in relation to Customer’s nature of business;

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Shariah	means the body of Islamic law and principles relating to banking and finance as adopted and endorsed by the Shariah Committee;

Shariah Committee	means the Shariah committee of the Bank;

Shipping Guarantee-i or SG-i	means a shipping guarantee issued by the Bank under the SG-i Facility and formulated on the Shariah principle of Kafalah;

Shipping Guarantee-i or SG-i Facility	means the SG-i Facility the principal terms of which are set out in Clause 2.12;

Stipulated Currency	means for the purpose of this Agreement and the Security Documents, the currency for the Facility set out in the Letter of Offer and the said currency shall be the currency of account for all sums due subject to the terms of this Agreement;

STRC-i Facility	means the short term revolving credit-i Facility, the principal terms of which are set out in Clause 2.3;

Takaful/Insurance	means all plans/policies and contracts of takaful/insurance of whatever nature which are now or may from time to time be taken out by the Customer in accordance with the terms of this Agreement;

Trade Facilities	refers to:-

	(1)	the IF-i Facility;
	(2)	the LC-i Facility;
	(3)	the TR-i Facility;
	(4)	the AB-i Facility;
	(5)	the BG-i Facility;
	(6)	the ECR-i Facility;
	(7)	the DBEP-i Facility;
	(8)	the FBEP-i Facility;
	(9)	the SG-i Facility;
	(10)	the SBLC-i Facility; and
	(11)	the OFCF-i Facility;

any other trade facility or facilities as stated in the Letter of Offer;

Trade Finance Contract Note	each of the contract notes made between the Bank and the Customer in relation to the purchase of the Goods by the Bank from the Customer or by the Customer on behalf of the Bank from the relevant supplier for the price constituting the Trade Finance Contract Note Purchase Price and the sale of the Goods by the Bank to the Customer for the price constituting the Trade Finance Contract Note Sale Price;

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Trade Finance Contract Note Purchase Price	where applicable, refers to :-

(1) the purchase price payable by the Bank to the Customer for the purchase of the Goods by the Bank from the Customer under the Trade Finance Contract Note and in the amount stated in the Trade Finance Contract Note; or

(2) the purchase price payable by the Bank to the relevant supplier for the purchase of the Goods by the Customer on behalf of the Bank from the relevant supplier under the Trade Finance Contract Note and in the amount stated in the Trade Finance Contract Note;

Trade Finance Contract Note Sale Price	the sale price payable by the Customer to the Bank for the re-sale of the Goods by the Bank to the Customer under the Trade Finance Contract Note and in the amount stated in the Trade Finance Contract Note;

Trust Receipt-i or TR-i	means a trust receipt-i accepted by the Bank under the TR-i Facility;

Trust Receipt-i or TR-i Facility	means the Trust Receipt-i Facility, the principal terms of which are set out in Clause 2.6;

Wakalah

means to a contract where a party, as principal (muwakkil) authorises another party as his/her/its agent (wakil) to perform a particular task on matters that may be delegated, with or without imposition of a fee.

(B)	Interpretations

(1)	The expression “Ringgit Malaysia” and the sign “RM” means the lawful currency of Malaysia.

(2)	Words importing the masculine gender include the feminine and neuter genders and vice versa.

(3)	Words importing the singular number include the plural number and vice versa.

(4)	Word, expression or provision applicable to natural persons includes any body, person, company, corporation, firm or partnership, corporate or incorporate or otherwise and vice versa. Notwithstanding the above, the Bank shall have the right to waive any terms and conditions to suit the nature and legal capacity of the Customer.

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(5)	The Schedules herein shall be taken, read and construed as essential part of this Agreement.

(6)	The headings in this Agreement are inserted for convenience only and shall not be taken, read and construed as essential parts of this Agreement.

(7)	All references to provisions of any legislation or statute or rule or standard include references to any amendments, any statutory modification and re-enactment thereof or regulations, proclamations, by-laws, published rulings, statements of policy or guidelines issued under or in relation to that legislation or statute or rule or standard.

(8)	References to this Agreement shall include all amendments, variations and modifications to this Agreement as shall from time to time be in force.

(9)	Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall be deemed to be made by and be binding upon such persons or parties jointly and severally.

(10)	A reference to ‘date’ or ‘time’ is a reference to that date or time in Malaysia unless stated otherwise in writing.

(11)	Any reference to ‘law of Malaysia’ shall be construed so as to include, without limitation, any act, ordinance, statutory or municipal, rule, regulation, ruling, decree, or order enacted, issued or decreed by the Parliament of Malaysia or any bureau, minister, instrument, agency, court, regulatory body, authority, legislative body or department thereof and Islamic law as administered by the courts of Malaysia.

(12)	The ‘winding-up’ of a person includes the amalgamation, reconstruction, re- organisation, arrangement or composition (voluntary or otherwise) and administration with a view to winding-up or cessation of business of that person and the dissolution, reconstruction, amalgamation, liquidation, merger, judicial management or consolidation of that person.

(13)	Other parts of speech and grammatical forms of a word or phrase defined in this Agreement have a corresponding meaning.

(C)	Construction

Except where the context otherwise requires, any reference in this Agreement to:

(1)	an ‘agency’ of a state includes, at any particular time:

(a)	any agency, authority, central bank, department, government, legislature, minister, ministry, official or public or statutory person or state-owned organisation (whether autonomous or not), or the government of, that state or any political sub-division in or of that state; and

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(b)	any person who in any capacity whatsoever then owns, holds, administers or controls any of the reserves of that state;

(2)	an ‘agreement’ also includes a concession, contract, deed, franchise, licence, treaty or undertaking (in each case, whether oral or written) and includes a reference to any documents which amends, waives, is supplemental to or novates the terms of such agreement;

(3)	a “Clause” shall, subject to any contrary indication, be construed as a reference to a clause in this Agreement;

(4)	this Agreement include its Schedules and references to “Schedules” are to the schedules to this Agreement;

(5)	a ‘person’ includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality) or any country or state or any of its political sub-division, possession or territory or the government or any of its bureau, minister, instrument, agency, instrumentality, court, regulatory body, authority, legislative body or department (including, without limitation, the central bank or any taxing, fiscal or other monetary authority) and reference to a person or party includes that person’s or party’s successors and, in the case of any person other than the Customer, its assigns;

(6)	a period of time in this Agreement shall be construed as a reference to the Gregorian calendar and all profits, rates of return, costs, expenses, commission and fees in this Agreement shall be calculated according to the Gregorian calendar;

(7)	references to the Customer or the Security Party or the Commodity Trader shall be construed so as to include its successors in title and in the case of the Customer and the Security Party, its permitted assignees;

(8)	save where the contrary is indicated, any reference in this Agreement to this Agreement or any other Security Document shall be construed as a reference to this Agreement or, as the case may be, such other document as the same may have been, or may from time to time be, amended, restated, varied, novated or supplemented;

(9)	references in this Agreement to a “subsidiary” of a company or corporation shall be construed as a reference to any company or corporation:

(a)	which is controlled, directly or indirectly, by the first-mentioned company or corporation;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

(c)	which is a subsidiary of another subsidiary of the first-mentioned company or corporation,

and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

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(10)	“month” is a reference to a period starting on one (1) day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that latter month (and references to “months” shall be construed accordingly)

(11)	“tax” or “taxes” as used herein shall include any goods and services tax, value added tax or any other tax or duty of a similar nature imposed by any governmental or regulatory authority and any U.S federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S Internal Revenue Code of 1986, amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “Foreign Account Tax Compliance Act (FATCA) Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of this Agreement.

THE PARTIES TO THIS AGREEMENT AGREE as follows:

1.	FACILITY

1.1	The Facility

At the request of the Customer and subject to the terms and conditions contained in this Agreement, the Bank agrees to make the Facility available to the Customer.

1.2	Availability of the Facility

The Facility will be made available by the Bank to the Customer in the manner set out in this Agreement upon the perfection of the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and any other Security Documents or such other agreement as may be made between the Bank and the Customer and upon the observance and performance of the covenants contained in this Agreement. NOTWITHSTANDING THAT, the parties expressly agree that the availability of the Facility is subject to availability of funds to the Bank. Nothing in this Agreement shall be deemed to impose on the Bank any duty either at law or equity to make or to continue to make available the Facility. Subject to Shariah, the Bank reserves the right to terminate or cancel the Facility in the manner as determined by the Bank PROVIDED ALWAYS that the Bank should not be obliged to render any reason for such termination or cancellation of the Facility AND PROVIDED ALWAYS that such termination or cancellation may be exercised by the Bank irrespective of whether or not the Customer has breached any of the terms and conditions of this Agreement or of any other documents in relation to the Facility and without any obligations whatsoever to render any reason for such termination or cancellation.

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1.3	Purpose of Facility

The Facility shall be utilised solely for the purpose as set out in the Letter of Offer.

The Facility shall be utilised only for activities that are permissible under the Shariah principles. Notwithstanding anything to the contrary, the Bank shall not be under any obligation whatsoever to ensure that the Facility is utilised towards the purpose as set out in the Letter of Offer.

1.4	Payment by the Customer

(a)	Currency

(i)	All payments to be made by the Customer for the account of the Bank, shall be made in Stipulated Currency or in such other currency as may be determined by the Bank in immediately available funds on the relevant due date or dates to an account as the Bank may notified the Customer from time to time.

(ii)	The Customer acknowledges and agrees that for the purposes of this Facility, the Customer shall pay the Indebtedness and all other monies due and payable under this Agreement by purchasing such amount of the Stipulated Currency equivalent to the Indebtedness and all other monies due and payable at the Bank’s prevailing rate of exchange on its due date(s). The prevailing rate of exchange shall be subject to the prevailing foreign exchange market rates (as may be determined by the Bank), save in cases where the agreed rate of exchange has been contracted for, and subject to the availability of the Stipulated Currency.

(iii)	The Bank is irrevocably authorised by the Customer at any time and with notice to the Customer to debit any of the accounts of the Customer with the Bank in respect of the Indebtedness and all other monies due and payable under this Agreement or such amount equivalent to the same which the Bank shall purchase at the Bank’s prevailing rate of exchange on the its due date or such other date of conversion so determined by the Bank in accordance to its usual practice.

(iv)	Any amount received towards payment of the Indebtedness and all other monies due and payable under this Agreement in any other currency (including by enforcement of security or court judgment/order or in the liquidation of the Customer) shall only discharge the Customer to the extent of the amount of such Stipulated Currency which the Bank is able to purchase with such amount at the prevailing rate of exchange on such date of conversion so determined by the Bank in accordance to its usual practice.

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(v)	The Bank may at its discretion elect to accept payment in any other currency and shall have recourse against the Customer for any deficiency arising therefrom. The Customer shall indemnify and keep the Bank indemnified against any losses that may be suffered or sustained by the Bank as a result or arising therefrom and in connection therewith and shall further indemnify the Bank against the cost of making any purchase of the Stipulated Currency resulting therefrom.

(b)	Currency Indemnity

(i)	The Stipulated Currency is the sole currency of the account and payment for all sums payable by the Customer under or in connection with this Agreement and the Security Documents including damages.

(ii)	Any amount received or recovered in a currency other than the Stipulated Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Customer or otherwise) by the Bank in respect of any sums expressed to be due to it from the Customer under this Agreement and the Security Documents shall only constitute a discharge to the Customer to the extent of the amount in the Stipulated Currency which it is able, in accordance with its usual practice, to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(iii)	If that amount in other currency is less than the amount in the Stipulated Currency expressed to be due to the Bank under this Agreement, the Asset Sale Agreement (where applicable) and/or the Security Documents, the Customer shall indemnify such party against any loss sustained by such party as a result. In any event, the Customer shall indemnify the Bank against the cost of making any such purchase. For the purpose of herein, it will be sufficient for the Bank to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

(c)	Indemnities separate

The foregoing indemnities shall constitute obligations of the Customer separate and independent from its other obligations under this Agreement, the Asset Sale Agreement (where applicable) and the Security Documents, shall give rise to separate and independent causes of action against the Customer, shall apply irrespective of any indulgence granted to the Customer from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the liquidation or dissolution of the Customer for a liquidated sum or sums in respect of amounts due under this Agreement, the Asset Sale Agreement (where applicable) and the Security Documents or under any such judgment or order.

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Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bank, as the case may be, without any proof of evidence of any actual loss being required. All indemnities and other reimbursement obligations of the Customer hereunder including without limitation under this clause, shall survive the termination of the Facility and the payment of all other amounts hereunder.

(d)	Withholdings

All payments by the Customer under this Agreement, the Asset Sale Agreement (where applicable) and/or the Security Documents, whether in respect of principal, profits, commission, fees or any other amount, shall be made in full without any deduction or withholding (whether in respect of set off, counterclaim, duties, taxes, charges, profits or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Customer shall:

(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)	forthwith pay to the Bank for the account of the payee concerned such additional amount so that the net amount received by that payee will equal the full amount which would have been received by it had no such deduction or withholding been made;

(iii)	pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this clause); and

(iv)	furnish to the Bank, within the period for payment permitted by applicable law, either:

(a)	an official receipt of the relevant taxation authorities in respect of all amounts so deducted or withheld as aforesaid; or

(b)	if such receipts are not issued by the relevant taxation authorities on payments to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

(e)	Date

If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day or, if that Business Day falls in the following month, the preceding Business Day.

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1.5	Late Payment Charge

(a)	It is expressly agreed by the parties that the Bank shall have the right to be compensated on late instalment payment and default payment based on the following mechanism:-

(i)	Overdue installment or Scheduled Payment

For failure to pay any instalment or any payment due from the date of the first drawdown of the relevant Facility until its Maturity Date, a late payment charge sum equivalent to one per cent (1%) per annum of the overdue instalments/payment or by any other method approved by BNM;

(ii)	Upon Maturity

For failure to pay any instalments or any payment due and which failure continues beyond the Maturity Date or upon judgment, whichever is earlier, at the late payment charge rate which shall be the prevailing daily overnight Islamic Interbank Money Market (IIMM) rate on the outstanding balance due and payable or any other method approved by BNM from time to time.

(b)	Notwithstanding the amount of late payment charge charged, it is expressly acknowledged and agreed that the said amount of late payment charge shall not be further compounded.

(c)	The late payment charges referred to in this clause shall be applied to the judgment sum and shall be payable from the date of the judgment is made until the date of actual payment.

1.6	Rebate

The Bank shall grant rebate (Ibra’) to the Customer for any sale-based Facility (such as Murabahah) on, but not limited to, the following events:

(a)	early settlement or early redemption, including those arising from prepayments;

(b)	in the event of early commencement of monthly instalment prior to the expiry of grace profit period (for progressive disbursements);

(c)	in the event the Effective Profit Rate is lower than the Ceiling Profit Rate; and

(d)	in the event the actual disbursed amount is less than the Facility Amount.

For avoidance of doubt, it is acknowledged and agreed that the rebates referred to in this clause shall not be construed in any manner whatsoever as cash rebate payable to the Customer, but shall be reflected as a reduction in the profit element of the Bank’s Sale Price. The rebate shall only be deemed granted upon receipt of the settlement/redemption sum as determined by the Bank based on the following formula:

Outstanding Bank’s Sale Price	LESS	Outstanding Facility Amount	LESS	Other Amount Due to the Bank

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2.	THE PRINCIPAL TERMS OF THE FACILITY

2.1	Commodity Murabahah Term Financing-i (CMTF-i) Facility

2.1.1	Facility Amount

The Facility Amount of the CMTF-i Facility shall be the amount as set out in the Letter of Offer.

2.1.2	Purpose

The CMTF-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.1.3	Availability Period

Subject to the fulfilment of the Conditions Precedent, the CMTF-i Facility shall be available for utilisation by the Bank for the period as specified in the Letter of Offer or such other period as determined by the Bank. Any amount not disbursed at the end of such period shall be automatically cancelled unless extended by the Bank at its discretion.

2.1.4	Facility Tenure

The CMTF-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.1.5	Nature and mechanism of CMTF-i Facility

The parties agree that the CMTF-i Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.1.6	Bank’s Sale Price and/or Indebtedness

(a)	In consideration of the Bank having agreed to grant to the Customer the CMTF-i Facility, the Customer agrees, undertakes and covenants to pay the Bank’s Sale Price and/or the Indebtedness within the Facility Tenure.

(b)	The Bank’s Sale Price is based on the Ceiling Profit Rate as stated in the Letter of Offer.

(c)	The Bank shall grant rebate under the Shariah principle of Ibra’ at any particular interval as determined by the Bank in the manner as stated under Clause 1.6.

(d)	The Effective Profit Rate is as stated in the Letter of Offer.

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2.1.7	Payment by the Customer of the Bank’s Sale Price

The Bank’s Sale Price shall be paid by instalments in the sum and/or manner as set out in the Letter of Offer.

2.1.8	Payment by Bank (Disbursement of CMTF-i Facility)

(a)	The CMTF-i Facility shall be made available by the Bank for utilisation into the Designated Current Account or into any other account of the Customer with the Bank or in such manner as may be determined by the Bank.

(b)	The utilisation of the CMTF-i Facility is subject always to the fulfilment of all conditions for disbursement as set out by the Bank including but not limited to the perfection of all Security Documents.

2.2	Cash Line-i (CL-i) Facility

2.2.1	Facility Amount

The Facility Amount of the CL-i Facility shall be the amount as set out in the Letter of Offer.

2.2.2	Purpose

The CL-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.2.3	Availability Period

The CL-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.2.4	Facility Tenure

The CL-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.2.5	Nature and mechanism of CL-i Facility

The parties agree that the CL-i Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.2.6	Bank’s Sale Price and/or Indebtedness

(a)	In consideration of the Bank having agreed to grant to the Customer the CL-i Facility, the Customer agrees, undertakes and covenants to pay the Bank’s Sale Price and/or the Indebtedness within the Facility Tenure.

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(b)	The Bank’s Sale Price is based on the Ceiling Profit Rate as stated in the Letter of Offer.

(c)	The Bank shall grant rebate under the Shariah principle of Ibra’ at any particular interval as determined by the Bank in the manner as stated under Clause 1.6.

(d)	The Effective Profit Rate is as stated in the Letter of Offer.

2.2.7	Payment by the Customer of the Bank’s Sale Price

The Bank’s Sale Price shall be paid in the following manner:-

(a)	Profit Portion

The profit portion shall be realized on a monthly basis based on the Effective Profit Rate by way of:-

(i)	The Bank debiting the Designated Current Account every month end and the Customer is to ensure payment of such amount debited to avoid the account being in excess;

(ii)	If the Designated Current Account is already fully utilised, the Customer will be required to service the monthly profit through payments made directly to the Bank.

(b)	Principal Portion (Facility Amount)

By monthly/quarterly/half yearly/yearly reduction of limit or by bullet payment in the manner as described in the Letter of Offer until all amounts under the CL-i Facility are fully paid within the Facility Tenure.

2.2.8	Payment by Bank (Disbursement of CL-i Facility)

(a)	The CL-i Facility shall be made available by the Bank for utilisation into the Designated Current Account of the Customer or into any other account of the Customer with the Bank or in such manner as may be determined by the Bank.

(b)	The utilisation of such amount from the Designated Current Account by the Customer shall be effected from time to time by cheques drawn on the Bank by the Customer or by such other modes as acceptable to the Bank.

(c)	The availability of the CL-i Facility in the Designated Current Account in the above stated manner by the Bank shall be deemed to be the effective payment to or for the benefit of the Customer.

(d)	The utilisation of the CL-i Facility is subject always to the fulfilment of all conditions for disbursement as set out by the Bank including but not limited to the perfection of all Security Documents.

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2.2.9	Renewal of CL-i Facility

(a)	The CL-i Facility is granted conditional upon the Customer conducting its account satisfactorily with the Bank at all times.

(b)	The Bank may at its discretion grant a renewal of the CL-i Facility subject to the new tenure and upon such terms and conditions as may be deemed fit by the Bank.

(c)	If the Bank agrees to renew the CL-i Facility and in the absence of any notice to the contrary from the Customer, the Bank may proceed to renew the CL-i Facility in accordance with the Bank’s operating procedures and in compliance with Shariah principles.

(d)	On such renewal, all proceeds of the renewed CL-i Facility shall first be applied towards the payment of all amounts then outstanding and due to the Bank under the existing CL-i Facility without further notice or demand to the Customer.

(e)	Any renewal, once approved by the Bank, shall be affected by way of the Customer or its agent and the Bank executing the relevant documentation as required by the Bank including the execution of the Asset Sale Agreement in the format as set out in Eighth Schedule or any other format as determined by the Bank from time to time.

2.3	Short Term Revolving Credit-i (STRC-i) Facility

2.3.1	Facility Amount

The Facility Amount of the STRC-i Facility shall be the amount as set out in the Letter of Offer.

2.3.2	Purpose

The STRC-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.3.3	Availability Period

The STRC-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

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2.3.4	Facility Tenure

(a)	The STRC-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

(b)	Each utilisation of STRC-i Facility shall be based on the Profit Period stipulated in the Letter of Offer. The last Profit Period shall not exceed the expiry of Facility Tenure.

2.3.5	Nature and mechanism of STRC-i Facility

The parties agree that the STRC-i Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.3.6	Bank’s Sale Price and/or Indebtedness

(a)	In consideration of the Bank having agreed to grant to the Customer the STRC-i Facility, the Customer agrees, undertakes and covenants to pay the Bank’s Sale Price and/or the Indebtedness within the Facility Tenure.

(b)	The Bank’s Sale Price is based on the Ceiling Profit Rate as stated in the Letter of Offer.

(c)	The Bank shall grant rebate under the Shariah principle of Ibra’ at any particular interval as determined by the Bank in the manner as stated under Clause 1.6.

(d)	The Effective Profit Rate is as stated in the Letter of Offer.

2.3.7	Payment by the Customer of the Bank’s Sale Price

(a)	The Customer undertakes to the Bank to pay all due payment in accordance with the Effective Profit Rate upon expiry of the Profit Period selected in the manner as stated in each Notice of Utilisation.

(b)	Notwithstanding the above, due payment of the Facility Amount utilised maybe extended for another Profit Period upon written request by the Customer in each Notice of Extension subject always to the payment of due profit amount and at the discretion of the Bank.

(c)	Unless otherwise agreed by the Bank, the Customer authorises the Bank that upon expiry of Profit Period of each disbursement, the payment of the due payment shall be effected by way of the Bank debiting the Designated Current Account for a sum equivalent to the total disbursement amount plus profit (for a fixed rate basis) or total disbursement amount (for a nett basis).

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2.3.8	Payment by Bank (Disbursement of STRC-i Facility)

(a)	The STRC-i Facility shall be made available by the Bank for utilisation into the Designated Current Account of the Customer or into any other account of the Customer with the Bank or in such manner as may be determined by the Bank.

(b)	The utilisation of such amount from the Designated Current Account shall be effected from time to time by submission of the Notice of Utilisation by the Customer to the Bank or by such other modes as acceptable to the Bank.

(c)	The availability of the STRC-i Facility in the Designated Current Account in the above stated manner by the Bank shall be deemed to be effective payment thereof to or for the benefit of the Customer.

(d)	The utilisation of the STRC-i Facility is subject always to the fulfilment of all conditions for disbursement as set out by the Bank including but not limited to the perfection of all Security Documents.

(e)	That each disbursement shall be in the amount not less than RM100,000 and shall be in multiples of RM100,000. The total disbursement amount shall not exceed the Facility Amount at any time.

(f)	The STRC-i Facility shall be on :

(i)	Nett basis

Where profit amount shall be deducted upfront from the disbursement proceeds.

Or

(ii)	Fixed rate basis

Where profit amount shall be paid upon maturity of the Profit Period.

(g)	Notice of Utilisation shall be duly completed and submitted to the Bank prior to any disbursement.

2.3.9	Renewal of STRC-i Facility

(a)	The STRC-i Facility is granted conditional upon the Customer conducting its account with the Bank satisfactorily at all times.

(b)	The Bank may at its discretion grant a renewal of the STRC-i Facility subject to the new Facility Tenure and upon such terms and conditions as may be deemed fit by the Bank.

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(c)	If the Bank agrees to renew the STRC-i Facility and in absence of any notice to the contrary from the Customer, the Bank may proceed to renew the STRC-i Facility in accordance with the Bank’s operating procedures and in compliance with Shariah principles.

(d)	On such renewal, all proceeds of the renewed STRC-i Facility shall first be applied towards the payment of all amounts then outstanding and due to the Bank under the existing STRC-i Facility without further notice or demand to the Customer.

(e)	Any renewal, once approved by the Bank, shall be affected by way of the Customer or its agent and the Bank executing the relevant documentation as required by the Bank including the execution of the Asset Sale Agreement in the format as set out in Eighth Schedule or any other format as determined by the Bank from time to time.

2.4	Invoice Financing-i (IF-i) Facility

2.4.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the IF-i Facility in the amount as stated in the Letter of Offer.

2.4.2	Purpose

The IF-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.4.3	Facility Tenure

(a)	The IF-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

(b)	Each utilisation of IF-i Facility shall be based on the Profit Period stipulated in the Letter of Offer. The last Profit Period shall not exceed the expiry of Facility Tenure.

2.4.4	Availability Period

The IF-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.4.5	Nature and mechanism of IF-i Facility

The parties agree that the IF-i Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

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2.4.6	Bank’s Sale Price and/or Indebtedness

(a)	In consideration of the Bank having agreed to grant to the Customer the IF-i Facility, the Customer agrees, undertakes and covenants to pay the Bank’s Sale Price and/or the Indebtedness within the Facility Tenure.

(b)	The Bank’s Sale Price is based on the Ceiling Profit Rate as stated in the Letter of Offer.

(c)	The Bank shall grant rebate under the Shariah principle of Ibra’ at any particular interval as determined by the Bank in the manner as stated under Clause 1.6.

(d)	The Effective Profit Rate is as stated in the Letter of Offer.

2.4.7	Payment by the Customer of the Bank’s Sale Price

(a)	The Customer undertakes to the Bank to pay all due payment in accordance with the Effective Profit Rate upon expiry of the Profit Period.

(b)	Notwithstanding the above, due payment of the Facility Amount utilised maybe extended for another Profit Period upon written request by the Customer subject always to the payment of due profit amount and at the discretion of the Bank.

(c)	If any payment would otherwise be due on a day which is not a Business Day, it shall be due on the next succeeding Business Day or, if that Business Day falls in the following month, the preceding Business Day.

(d)	Unless otherwise agreed by the Bank, the Customer authorises the Bank that upon expiry of Profit Period of each disbursement, the payment of the due payment shall be effected by way of the Bank debiting the Designated Current Account for a sum equivalent to the total disbursement amount plus profit (for a fixed rate basis).

2.4.8	Payment by Bank (Disbursement of IF-i Facility)

(a)	The IF-i Facility shall be made available by the Bank for utilisation into the Designated Current Account of the Customer or into any other account of the Customer with the Bank or in such manner as may be determined by the Bank.

(b)	The utilisation of such amount from the Designated Current Account shall be effected from time to time by submission of the relevant application form by the Customer to the Bank or by such other modes as acceptable to the Bank.

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(c)	The availability of the IF-i Facility in the Designated Current Account in the above stated manner by the Bank shall be deemed to be effective payment to or for the benefit of the Customer.

(d)	The utilisation of the IF-i Facility is subject always to the fulfilment of all conditions for disbursement as set out by the Bank including but not limited to the perfection of all Security Documents.

(e)	Relevant application form shall be duly completed and submitted to the Bank prior to any disbursement.

(f)	The Facility shall be on fixed rate basis, where the profit amount shall be paid by the Customer upon expiry of the Profit Period.

2.4.9	Renewal of IF-i Facility

(a)	The IF-i Facility is granted conditional upon the Customer conducting its account with the Bank satisfactorily at all times.

(b)	The Bank may at its discretion grant a renewal of the IF-i Facility subject to the new Facility Tenure and upon such terms and conditions as may be deemed fit by the Bank.

(c)	If the Bank agrees to renew the IF-i Facility and in absence of any notice to the contrary from the Customer, the Bank may proceed to renew the IF-i Facility in accordance with the Bank’s operating procedures and in compliance with Shariah principles.

(d)	On such renewal, all proceeds of the renewed IF-i Facility shall first be applied towards the payment of all amounts then outstanding and due to the Bank under the existing IF-i Facility without further notice or demand to the Customer.

(e)	Any renewal, once approved by the Bank, shall be affected by way of the Customer or its agent and the Bank executing the relevant documentation as required by the Bank including the execution of the Asset Sale Agreement in the format as set out in Eighth Schedule hereto or any other format as determined by the Bank from time to time.

2.4.10	Specific Terms & Conditions for IF-i Facility

The Bank may from time to time verify the validity of the Customer’s invoices and transport documents which may include direct confirmation from the Customer’s counterparties (local suppliers/buyers) either verbally or in writing, visits and/or such other method as the Bank deems necessary.

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2.5	Letter of Credit-i Facility

2.5.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the LC-i Facility in the amount as stated in the Letter of Offer.

2.5.2	Purpose

The LC-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.5.3	Facility Tenure

Each LC-i shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.5.4	Availability Period

The LC-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.5.5	Nature and mechanism of LC-i Facility

The parties agree that the LC-i Facility has been structured based on the Shariah principle of Wakalah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.5.6	Terms and Conditions

(a)	Any request to issue a LC-i shall be made on and in accordance with the Bank’s standard terms and conditions from time to time applicable to the issue of LC-i.

(b)	Purchases/imports of Goods utilizing the LC-i Facility shall be based on the Wakalah concept whereby the Bank shall act as payment agent / collecting agent through the issuance of LC-i to the beneficiary or seller/exporter.

2.5.7	Commission

(a)	On the opening of a LC-i, the Customer shall pay to the Bank commission at the rate as stipulated in the Letter of Offer, subject to any minimum amount imposed by the Bank in the Letter of Offer, from time to time on the principal amount of such LC-i calculated for each month or part thereof of the validity of the LC-i.

(b)	The above commission or charges may be varied at any time at the Bank’s discretion.

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2.5.8	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the LC-i amount or such amount claimed by the beneficiary of the LC-i notwithstanding that :-

(a)	the said monies may not have been properly due under the LC-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

(b)	the LC-i or any provision thereof is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the LC-i Facility.

2.6	Trust Receipt-i Facility

2.6.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the TR-i Facility in the amount as stated in the Letter of Offer.

2.6.2	Purpose

The TR-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.6.3	Facility Tenure

Each TR-i shall have a Facility Tenure or maturity period not exceeding the period stated in the Letter of Offer.

2.6.4	Availability Period

The TR-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.6.5	Nature and mechanism of TR-i Facility

The parties agree that the TR-i Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

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2.6.6	Trade Finance Contract Note Sale Price and/or Indebtedness and/or Financing Rate

(a)	The Trade Finance Contract Note Sale Price will be calculated based on the Financing Rate or profit rate as stated in the Letter of Offer.

(b)	Upon maturity of a TR-i, the Customer shall pay to the Bank Trade Finance Contract Note Sale Price which is equivalent to the principal amount advanced, paid or otherwise made available by the Bank under or in respect of such TR-i together with profit thereon at the Financing Rate or profit rate stated under sub-clause (a) above.

2.6.7	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the Trade Finance Contract Note Sale Price or such amount claimed by the beneficiary of the TR-i notwithstanding that :-

(a)	the said monies may not have been properly due under the TR-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

(b)	the TR-i or any of its provision is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the TR-i Facility granted in this Agreement.

2.6.8	Requirements

The Goods financed by the Bank under the TR-i shall be adequately insured/covered against fire and a copy of the insurance/takaful policy showing the Bank endorsed on such policy as mortgagee shall be delivered to and retained by the Bank. Where the Goods are already insured/covered by a master insurance policy/takaful plan (“Master Insurance Policy/Takaful Plan”), the Customer shall notify and confirm to the Bank that the Master Insurance Policy/Takaful Plan provides for coverage for the Goods financed by the Bank and a copy of the Master Insurance Policy/Takaful Plan shall be delivered to and retained by the Bank.

2.6.9	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

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2.7	Accepted Bills-i Facility

2.7.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the AB-i Facility in the amount as stated in the Letter of Offer.

2.7.2	Purpose

The AB-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.7.3	Facility Tenure

Each AB-i shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.7.4	Availability Period

The AB-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.7.5	Nature and mechanism of AB-i Facility

The parties agree that the AB-i Facility has been structured based on the Shariah principles of Murabahah and/or Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.7.6	AB-i Amount and Commission

(a)	The Customer shall pay acceptance commission in respect of each AB-i accepted pursuant to the AB-i Facility at the rate as stated in the Letter of Offer and shall be paid to the Bank on the date of acceptance of that AB-i. Any commission so payable shall be paid by the Customer and unless so paid shall be deducted from the amount payable by the Bank to the Customer in respect of that AB-i.

(b)	The AB-i Amount is specified in or based on the rate as stated in the Letter of Offer.

2.7.7	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the AB-i amount or such amount claimed by the beneficiary of the AB-i, notwithstanding that:-

(a)	the said monies may not have been properly due under the AB-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

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(b)	the AB-i or any of its provision is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the Facility granted in this Agreement.

2.7.8	Specific Terms and Conditions

(a)	The operation of the AB-i shall be governed strictly by the guidelines issued by BNM as revised from time to time.

(b)	Purchase/imports of Goods utilising the AB-i Facility shall be based on the Murabahah concept whereby the Customer shall be appointed as the purchasing agent for the Bank. The required Goods would be imported/purchased by the Customer on behalf of the Bank and the Bank would then sell the Goods at a price which is inclusive of the Profit Margin and the Customer shall be granted deferred payment terms.

(c)	Where applicable, sales/exports of Goods utilising the AB-i Facility will be financed based on Bai’ Al-Dayn Bi Al-Sila’ concept whereby the Customer will sell its debt receivable to the Bank at a price to be agreed upon between both parties. The Purchase Price of the debt receivables shall be paid by the Bank to the Customer in a form of Commodity as determined by the Bank. The Bank as agent will sell the Commodity to the Commodity Trader or any third party at the price equivalent to the amount of Purchase Price of the debt receivables and the proceeds after less other charges will be credited to the Customer’s designated account.

2.7.9	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.8	Bank Guarantee-i Facility

2.8.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the BG-i Facility in the amount as stated in the Letter of Offer.

2.8.2	Purpose

The BG-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

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2.8.3	Nature and mechanism of BG-i Facility

The parties agree that the BG-i Facility has been structured based on the Shariah principle of Kafalah whereby upon the request of the Customer, a bank guarantee will be issued by the Bank to pay to the identified beneficiary or third party an agreed sum if the Customer fails or defaults in fulfilment of the Customer’s obligations under the terms and conditions of the relevant contract or agreement with such identified beneficiary or third party.

2.8.4	Availability Period

The BG-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.8.5	Terms and Conditions

Any request to issue a BG-i shall be made on and in accordance with the Bank’s standard terms and conditions from time to time applicable to the issue of bank guarantees.

2.8.6	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the BG-i amount or such amount claimed by the beneficiary of the BG-i, notwithstanding that :-

(a)	the said monies may not have been properly due under the BG-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

(b)	the BG-i or any provision thereof is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the Facility granted herein.

2.8.7	Commission

(a)	The Customer shall pay to the Bank commission at the rate stated in the Letter of Offer, subject to any minimum amount imposed by the Bank in the Letter of Offer, for the full liability period of each BG-i issued including the claims period under such BG-i, such payment to be made in advance upon issuance or renewal of the BG-i.

(b)	The above commission or charges may be varied at any time at the Bank’s discretion.

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2.8.8	Tenure

The issuance of the BG-i shall be at the discretion of the Bank. Each BG-i shall not exceed the maximum tenure from the date of its issue as may be imposed by the Bank from time to time.

2.8.9	Payment by Bank

(a)	The Bank shall at all times be entitled to make any payment under any BG-i issued for which a demand has been made without further investigation or enquiry and need not concern itself with the propriety of any claim made by the Customer or any other third party or that the Bank was or might have been justified in refusing payment, in whole or in part, of the amount so demanded.

(b)	The Bank shall not in any circumstances whatsoever be liable to the Customer in respect of any loss or damage suffered by the Customer in consequence of the Bank making a payment under a BG-i.

2.8.10	Indemnity

The Customer unconditionally and irrevocably undertakes, as a continuing obligation, to keep the Bank fully indemnified on demand from and against any payment made under any BG-i issued by the Bank and any expense, loss, damage or liability which Bank may incur under or in connection with that BG-i.

2.8.11	Customer’s Liabilities

(a)	The liabilities and obligations of the Customer under this clause shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever, except the full, prompt and complete performance of all the provisions of this clause, including the proper and valid payment of all amounts that may become due to the Bank under this Agreement and until the Bank has been discharged from all its liabilities and obligations under all the BG-i.

(b)	Any discharge or release to the Customer and any composition or arrangement which the Customer may effect with the Bank shall be deemed to be made subject to the condition that it will be void if payment or security which the Bank may previously have received or may thereafter receive is set aside under any applicable law or proves to have been for any reason invalid.

2.8.12	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

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2.9	Export Credit Refinancing-i Facility

2.9.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the ECR-i Pre/Post Shipment Facility in the amount as stated in the Letter of Offer.

2.9.2	Purpose

The ECR-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.9.3	Facility Tenure

Each ECR-I advances shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.9.4	Availability Period

The ECR-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.9.5	Nature and mechanism of ECR-i Facility

The parties agree that the ECR-i Facility has been structured based on the Shariah principle of Murabahah and/or Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.9.6	Payment

Notwithstanding the Bank’s right to forthwith demand payment of the ECR-i Facility, each ECR-i advances shall be payable by the Customer in full on such date as the Bank may agree but not being later than the period set out in the Letter of Offer in the case of pre-shipment finance or the period set out in the Letter of Offer the case of post-shipment finance.

2.9.7	Financing Rate

(a)	The Customer shall pay to the Bank the Financing Rate as determined by the Bank to be the aggregate of (a) the rate per annum set out in the Letter of Offer and (b) rate from time to time quoted by Export- Import Bank of Malaysia Berhad (“EXIM Bank”) for business of this nature subject always to prevailing guidelines issued by EXIM Bank in respect thereof from time to time provided that:

(i)	in respect of ECR-i advances utilised for pre-shipment financing, payment of the aforesaid Financing Rate shall be paid at monthly intervals after the date on which an ECR-i advance was made and on the date which such ECR-i advance is to be paid; and

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(ii)	in respect of ECR-i advances utilised for post-shipment financing, the aforesaid Financing Rate shall be deducted from the principal amount of the relevant ECR-i advance.

(b)	The above Financing Rate may be varied at any time at the Bank’s discretion.

2.9.8	Specific Terms and Conditions

(a)	The ECR-i Facility shall be available subject to and in accordance with the guidelines laid down by Export-Import Bank of Malaysia Berhad (“EXIM Bank”) (“ECR-i Guideline”), or such guidelines as may be varied from time to time.

(b)	Purchase/imports of Goods utilizing the ECR-i Pre-Shipment Facility shall be based on the Murabahah concept whereby the Customer shall be appointed as the purchasing agent for the Bank. The required Goods would be imported/purchased by the Customer on behalf of the Bank and the Bank would then sell the Goods at a price which is inclusive of the Financing Rate calculated based on the EXIM Bank rate and as stated in the Letter of Offer and the Customer shall be granted deferred payment terms.

(c)	Where applicable, sales/exports of Goods utilizing the ECR-i Post- Shipment Facility will be financed based on Bai’ Al-Dayn Bi Al-Sila’ concept whereby the Customer will sell its debt receivable to the Bank at a price to be agreed upon between both parties. The Purchase Price of the debt receivables shall be paid by the Bank to the Customer in a form of Commodity as determined by the Bank. The Bank as agent will sell the Commodity to the Commodity Trader or any third party at the price equivalent to the amount of Purchase Price of the debt receivables and the proceeds after less other charges will be credited to the Customer’s designated account.

(d)	In the event of non-performance (as per relevant provisions in the ECR-i Guideline), the Customer shall pay the Bank the outstanding Facility Amount together with the profit margin and shall bear the late payment charges determined/imposed by EXIM Bank and the ECR-i Guideline. For the purpose of this provision, “non-performance” means any failure or delay in the shipment of the Goods or a shortfall in the amount shipped (being Goods in respect of which financing had been granted under pre-shipment financing) and the determination by the Bank of such non-performance shall be final and conclusive.

2.9.9	Late Payment Charge

(a)	The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

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(b)	The outstanding ECR-i amount, the Financing Rate as stated under Clause 2.9.7(a) and EXIM Bank late payment charge at the rate as determined or imposed by EXIM Bank and the Bank on the daily outstanding drawndown amount of the ECR-i Facility commencing from the date of the first drawdown shall be charged on non- performance in accordance with the guidelines of EXIM Bank as amended from time to time.

2.10	Domestic Bills Exchanged Purchased-i Facility

2.10.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the DBEP- i Facility in the amount as stated in the Letter of Offer.

2.10.2	Purpose

The DBEP-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.10.3	Facility Tenure

Each bill to be purchased under the DBEP-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.10.4	Availability Period

The DBEP-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.10.5	Nature and mechanism of DBEP-i Facility

The parties agree that the DBEP-i Facility has been structured based on the Shariah principle of Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.10.6	Commission

The Customer shall upon the purchase of any bill pay to the Bank commission at the prevailing rate or rates stipulated by the Bank for the time being under the Letter of Offer and from time to time.

2.10.7	Financing Rate

(a)	The Customer shall pay to the Bank the Financing Rate or other approved rates as specified under the Letter of Offer from the date of purchase of the bill to the date of payment by the issuing financial institution of such bill.

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(b)	Financing Rate or other approved rates as the case may be shall be determined on the date of the financing.

(c)	The above Financing Rate commission or charges may be varied at any time at the Bank’s discretion.

2.10.8	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.11	Foreign Bills Exchanged Purchased-i Facility

2.11.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the FBEP- i Facility in the amount as stated in the Letter of Offer.

2.11.2	Purpose

The FBEP-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.11.3	Facility Tenure

Each bill to be purchased under Tthe FBEP-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.11.4	Availability Period

The FBEP-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.11.5	Nature and mechanism of FBEP-i Facility

The parties agree that the FBEP-i Facility has been structured based on the Shariah principle of Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.11.6	Commission

The Customer shall upon the purchase of any bill pay to the Bank commission at the prevailing rate or rates stipulated by the Bank for the time being under the Letter of Offer and from time to time.

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2.11.7	Financing Rate

(a)	The Customer shall pay to the Bank the Financing Rate or other approved rates as specified under the Letter of Offer at the prevailing Foreign Centre Rate.

(b)	The aforesaid Foreign Centre Rate shall be determined on the date of the financing.

(c)	The above Financing Rate commission or charges may be varied at any time at the Bank’s discretion.

2.11.8	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.12	Shipping Guarantee-i Facility

2.12.1	Amount

Subject to the provisions of this Agreement, the Bank shall provide the SG-i Facility in the amount as stated in the Letter of Offer.

2.12.2	Purpose

The SG-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.12.3	Availability Period

The SG-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.12.4	Nature and mechanism of SG-i Facility

The parties agree that the SG-i Facility has been structured based on the Shariah principle of Kafalah whereby upon the request of the Customer, a shipping guarantee will be issued by the Bank to a shipping company on the instruction of the Customer to take delivery of Goods from the shipping company (or its agent) pending receipt of the bill of lading relating to the shipment. The shipping guarantee is to guarantee the Customer’s liability if the Customer fails or defaults in fulfilment of the Customer’s obligations.

2.12.5	Terms and Conditions

Any request to issue a SG-i shall be made on and in accordance with the Bank’s standard terms and conditions from time to time applicable to the issue of shipping guarantees.

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2.12.6	Commission

(a)	Commission at the rate as stated in the Letter of Offer, shall be payable upon issuance of each SG-i and the commission shall be charged on the invoice value of each SG-i issued.

(b)	In the event that any SG-i shall not be returned to the Bank for cancellation within a specified period stated in the Letter of Offer from the date of issue of each SG-i, the Bank shall be entitled to charge, and the Customer shall pay to the Bank additional commission at the rate as stated in the Letter of Offer, on the invoice value up to the date the SG-i is returned to the Bank or on receipt of notification from the beneficiary of the SG-i that the Bank is no longer liable under the said SG-i.

(c)	The above commission or charges may be varied at any time at the Bank’s discretion.

2.12.7	Payment by Bank

(a)	The Bank shall at all times be entitled to make any payment under any SG-i issued for which a demand has been made without further investigation or enquiry and need not concern itself with the propriety of any claim made by the Customer or any other third party.

(b)	The Bank shall not in any circumstances whatsoever be liable to the Customer in respect of any loss or damage suffered by the Customer in consequence of the Bank making a payment under a SG-i.

2.12.8	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the SG-i amount or such amount claimed by the beneficiary of the SG-i notwithstanding that:-

(a)	the said monies may not have been properly due under the SG-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

(b)	the SG-i or any provision thereof is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the SG-i Facility.

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2.12.9	Indemnity

The Customer unconditionally and irrevocably undertakes, as a continuing obligation, to keep the Bank fully indemnified on demand from and against any payment made under any SG-i issued by the Bank and any expense, loss, damage or liability which the Bank may incur under or in connection with that SG-i.

2.12.10	Customer’s Liabilities

(a)	The liabilities and obligations of the Customer under this clause shall remain in force notwithstanding any act, omission, neglect, event or matter whatsoever, except the full, prompt and complete performance of all the provisions of this clause, including the proper and valid payment of all amounts that may become due to the Bank under this Agreement and until the Bank has been discharged from all its liabilities and obligations under all the SG-i.

(b)	Any discharge or release to the Customer and any composition or arrangement which the Customer may effect with the Bank shall be deemed to be made subject to the condition that it will be void if any payment or security which the Bank may previously have received or may thereafter receive is set aside under any applicable law or proves to have been for any reason invalid.

2.12.11	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.13	Standby Letter of Credit-i Facility

2.13.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the SBLC- i Facility in the amount as stated in the Letter of Offer.

2.13.2	Purpose

The SBLC-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.13.3	Facility Tenure

Each SBLC-i shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

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2.13.4	Availability Period

The SBLC-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.13.5	Nature and mechanism of SBLC-i Facility

The parties agree that the SBLC-i Facility has been structured based on the Shariah principle of Kafalah whereby upon the request of the Customer, the Bank will issue an SBLC-i on behalf of the Customer to provide assurance of his ability to perform under the terms of a contract between the Customer and the beneficiary. Once issued, the Bank must honour the terms and conditions of the SBLC-i if the beneficiary presents documents called for under the SBLC-i such as draft (bill of exchange) or written demand for payment that strictly comply with the terms and conditions of the SBLC-i.

2.13.6	Specific Terms and Conditions

(a)	Any request to issue a SBLC-i shall be made on and in accordance with the Bank’s standard terms and conditions from time to time applicable to the issue of SBLC-i.

(b)	SBLC-i is governed by international rules such as Uniform Custom & Practice (UCP600) and International Standby Practices (ISP98).

2.13.7	Commission

(a)	On the opening of a SBLC-i, the Customer shall pay to the Bank commission at the rate as stipulated in the Letter of Offer, subject to any minimum amount imposed by the Bank in the Letter of Offer, from time to time on the principal amount of such SBLC-i calculated for each month or part thereof of the validity of the SBLC-i.

(b)	The above commission or charges may be varied at any time at the Bank’s discretion.

2.13.8	Payment on Demand

Notwithstanding the above provisions, the Customer shall forthwith upon receipt of a notice or demand by the Bank pay to the Bank the SBLC-i amount or such amount claimed by the beneficiary of the SBLC-i notwithstanding that:-

(a)	the said monies may not have been properly due under the SBLC-i whether because the corresponding sum was not properly due to the beneficiary or for any other reason; or

(b)	the SBLC-i or any provision thereof is void, voidable or invalid or is not enforceable against the Bank for any reason whatsoever, whether known to the Bank or not;

failing which the Bank shall be entitled to exercise all its rights and remedies provided by law and in this Agreement and the other Security Documents including cancellation of the SBLC-i Facility.

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2.13.9	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.14	Promissory Foreign Exchange-i Facility

2.14.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the PFX-i Facility in the amount as stated in the Letter of Offer.

2.14.2	Purpose

The PFX-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.14.3	Facility Tenure

The PFX-i shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.14.4	Availability Period

The PFX-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.14.5	Nature and mechanism of PFX-i Facility

In facilitating PFX-i Facility, upon the Customer’s execution of a promise (Wa’d) in favour of the bank to enter into an Islamic foreign exchange contract (FX-i) with the Bank, the Bank will upon such promise (Wa’d) issue a confirmation (“Confirmation”) to confirm the promise (Wa’d) made by the Customer to enter into FX-i and stipulate the terms of FX-i.

2.14.6	Specific Terms and Conditions

(a)	Utilisation of the PFX-i Facility shall be subject to the provisions of the IFSA 2013.

(b)	The PFX-i Facility shall subject to the PFX-i terms and conditions as set out in the Letter of Offer.

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2.15	Onshore Foreign Currency Financing-i Facility

2.15.1	Facility Amount

Subject to the provisions of this Agreement, the Bank shall provide the OFCF- i Facility in the amount as stated in the Letter of Offer.

2.15.2	Purpose

The OFCF-i Facility shall be utilised by the Customer for the purpose set out in the Letter of Offer.

2.15.3	Facility Tenure

The OFCF-i Facility shall have a Facility Tenure not exceeding the period stated in the Letter of Offer.

2.15.4	Availability Period

The OFCF-i Facility shall be available for utilisation by the Bank upon fulfilment of the Conditions Precedent or such other terms as determined by the Bank but subject always to the Bank’s review from time to time.

2.15.5	Nature and mechanism of OFCF-i Facility

The parties agree that the OFCF-i Facility has been structured based on the Shariah principle of Murabahah and/or Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which are as set out in the Second Schedule.

2.15.6	Late Payment Charge

The Bank may impose a late payment charge at the prevailing Islamic Interbank Money Market (IIMM) rate on any overdue lump-sum payment.

2.15.7	Specific Terms and Conditions

The OFCF-i Facility shall subject to the OFCF-i terms and conditions as set out in the Letter of Offer.

3.	VARIATION, REVIEW, CANCELLATION AND DEMANDS IN RELATION TO THE TRADE FACILITIES

3.1	Variation of Commission, Financing Rate and/or Charges

Notwithstanding the provisions relating to commission, Financing Rate and other banking charges as herein provided, subject to compliance with Shariah principles, the Bank shall be entitled at any time upon expiry of the relevant tenure for the relevant Facility or upon each utilisation under the relevant Facility, to vary at its discretion the following:-

(a)	the Financing Rate and/or rate of commission of the Facility by variation of the margin or (where applicable) the Cost of Funds/Base Financing Rate or both;

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(b)	the manner method and/or mode of determining such rate of commission and/or Financing Rate; and

(c)	the other discounts, banking charges, fees and any other levies.

3.2	Effective Date of Variation

(a)	Where variation in the manner aforesaid occurs, the amended or new rate of commission, Financing Rate or charges shall be payable from the date such amended or new commission, Financing Rate or charges is imposed or takes effect.

(b)	The Bank shall give notice of the variation aforesaid to the Customer but failure by the Bank to give notice shall not prejudice or have the effect of invalidating any such variation.

3.3	Review

(a)	Notwithstanding and without prejudice to anything in this Agreement, the Bank may review the Facility from time to time or at any time as the Bank may in its discretion deem fit and after such review, shall be entitled at its discretion to determine, cancel or renew the Facility or to modify the terms and conditions for making available the Facility and the Customer expressly consents to any such review, determination, cancellation or renewal. If the Bank cancels or terminates the Facility, all Indebtedness outstanding under the Facility shall become immediately due and payable without further notice and demand to the Customer.

(b)	Any decision by the Bank not to conduct any review or any failure, omission or delay on the part of the Bank to conduct such review shall not be construed as a waiver of the Bank’s rights nor prejudice the Bank’s right to recover all Indebtedness outstanding under the Facility.

3.4	Cancellation and Demands

Notwithstanding any other provisions of this Agreement relating to the availability of the Facility or any parts of them, the Bank shall be entitled, at its discretion without assigning any reason thereto; to:

(a)	cancel any Facility; and/or

(b)	demand payment of any Indebtedness,

in each case by the Bank giving to the Customer written notice of the cancellation or demand, whereupon the Facility shall be cancelled and the Indebtedness shall be payable forthwith upon demand.

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4.	THE RIGHTS OF BANK

The Bank has the right at its discretion to do the following at any time whatsoever whether or not the Facility under this Agreement has been disbursed or utilised:-

(a)	Review the Facility at any time and from time to time irrespective of whether or not an Event of Default stipulated in this Agreement has occurred and any review, if conducted, shall be in the manner determined solely by the Bank. The Bank shall allow utilisation or disbursement of the Facility or part of it subject to satisfactory review. Any delay or omission to conduct a review shall not be construed as a waiver of the Bank’s right to review nor prejudice the Bank’s right to recover all monies due and payable.

(b)	At any time and notwithstanding that the facility and/or security documentation has been completed, to withdraw or not make available the Facility or any part of it upon the happening of any event which in the Bank’s opinion would affect in any way the Customer’s financial position and/or hinder the carrying on of the Customer’s business affairs in accordance with sound financial, industrial or commercial standards and practices and/or would jeopardise the Bank’s security position and/or which is a default in respect of any of the requirements of the Bank’s whatsoever at any time and from time to time and the decision of the Bank shall be final and conclusive. The Bank has the discretion to decide on the implementation of this condition (whenever deemed applicable).

(c)	Notwithstanding the facility and/or security documentation has been duly approved, accepted and/or completed, the Bank has the right and discretion not to release or make available the Facility or any part thereof or to withdraw, terminate and/or recall the Facility) and the operating account(s) for the Facility therein granted to the Customer immediately upon the Bank becoming aware that the Customer and/or Security Party is/are or has/have been investigated or is/are alleged to be involved and/or had committed any illegal activities or criminal offences of any nature whatsoever or will be or have been allegedly subjected to any criminal prosecution and/or conviction and/or any security in respect of the Facility held by the Bank is subjected to or at risk of freezing, seizure and forfeiture by the Government and/or other relevant authorities or regulatory bodies. In all events, the Bank’s decision shall be final and conclusive.

(d)	To withdraw the Facility in the event the terms and conditions of the sale and purchase agreement (SPA) if any, entered into between the Security Party and the vendor and/or proprietor and/or developer named therein for the purchase of the property being financed by the Bank are deemed to be unfavourable and not in the Bank’s interest. In the event the SPA has not been given to the Bank prior to issuance of the Facility Agreement, the Facility is/are subject to the Bank being satisfied with the terms of the SPA upon it being forwarded to the Bank.

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(e)	The Bank shall have the discretion to request for supporting documentary evidences of payment of the differential sum between the SPA and the Facility amount including but not limited to photocopies of cheque drawn in favour of the vendor and/or its/his solicitors with the corresponding bank statements and/or copies of bank remittance advice when deemed necessary.

(f)	To suspend/freeze the operating account for the Facility granted at the Bank’s discretion.

5.	CONDITIONS PRECEDENT

(a)	The obligation of the Bank to make any disbursement of the Facility and/or make the Facility available to the Customer is subject to the fulfillment in the manner satisfactory to the Bank the conditions precedent as stated in the Letter of Offer and/or such conditions precedent and conditions for utilisation as set out in the Third Schedule hereto.

(b)	Pending the fulfillment in the manner satisfactory to the Bank of the conditions hereinbefore stipulated, the Bank may at its discretion terminate or cancel the Facility or any part thereof or suspend the utilisation of the Facility.

(c)	It is further expressly acknowledged and declared that the conditions precedent and conditions for utilisation are inserted for the sole benefit of the Bank and may therefore be waived wholly or in part by the Bank at the sole and discretion of the Bank without prejudicing the rights of the Bank under this Agreement, the Asset Sale Agreement (where applicable) and/or the Security Document and such waiver shall not prejudice the rights of the Bank from insisting on the Customer’s compliance with any such waived conditions precedent or conditions for utilisation at any subsequent time.

6.	REPRESENTATION AND WARRANTIES

6.1	By the Customer

The Customer represents and warrants to the Bank as follows:-

(a)	Status

the Customer is duly incorporated with limited liability under the laws of Malaysia and if the Customer is a sole proprietor or a partnership, the Customer represents that it has been duly incorporated and registered under the relevant laws, rules and regulations applicable to proprietors or partnerships, as the case may be;

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(b)	Powers and Authorisations

the memorandum and articles of association or constitution of the Customer and/or the Security Party (if body corporate) incorporate provisions which authorise, and all necessary corporate action has been taken to authorise, and all authorisations of any governmental or other authority have been duly and unconditionally obtained and are in full force and effect which are required to authorise, the Customer and/or the Security Party to own their assets, carry on their businesses as they are being conducted and execute, deliver and perform the transactions contemplated in the Letter of Offer, this Agreement, the Asset Sale Agreement (where applicable) and the Security Documents and their obligations specified therein and in accordance with their respective terms and each of the Letter of Offer and this Agreement constitutes legal, valid and binding obligations of the Customer and/or the Security Party enforceable in accordance with their respective terms and that there is no law or regulation or any order or decree of any governmental authority, agency or court to which the Customer and/or the Security Party are subject to which would be in conflict with or prevent the Customer and/or the Security Party from executing and delivering, and performing the transactions contemplated in the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents.

(c)	Non Violation

neither the execution and delivery of the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and the Security Documents nor the performance of any of the transactions contemplated in this Agreement does or will:

(i)	contravene or constitute a default under any provision contained in any agreement, instrument, law, regulation, judgment, order, decree, license, permit or consent by which the Customer or the Security Party or any of its/his assets is bound or affected; or

(ii)	cause any limitation on the Customer or the Security Party (if body corporate) or the powers of its directors, whether imposed by or contained in its memorandum and articles of association or constitution or in any other law, order, judgment, agreement, instrument or otherwise, to be exceeded;

(d)	Consents

no authorisation, approval, consent, license, exemption, registration, recording, filing or notarisation of this Agreement and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is necessary or desirable to ensure the validity or enforceability of the liabilities and obligations of the Customer or the Security Party or the rights of the Bank under this Agreement in accordance with their terms other than:-

(i)	payment of stamp duty on the Letter of Offer and this Agreement;

(ii)	where applicable, the registration of the charges created under the Security Documents pursuant to Section 352 of the Companies Act, 2016 of Malaysia;

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(iii)	where applicable, the registration of the power of attorney given to the Bank with the relevant High Court; and

(iv)	where applicable, the registration of the charge under the Security Documents with the relevant land registry;

(e)	Default

no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any agreement or instrument to which the Customer or the Security Party or any of the Customer’s or the Security Party’s assets are bound or affected, being a contravention or default which might have a material adverse effect in relation to the Facility;

(f)	Litigation

no default in any agreement and no litigation, arbitration or administrative proceeding or claim which might by itself or together with any other such proceedings or claims either have a material adverse effect on its business, assets or condition or materially and adversely affect its ability to observe or perform its obligations under the Security Documents to which it is a party, is presently in progress or pending or, to the best of the knowledge of the Customer, threatened against the Customer or the Security Party or any of the Customer’s or the Security Party’s assets;

(g)	Tax liabilities

all necessary returns have been delivered by or on behalf of the Customer to the relevant taxation authorities and the Customer is not in default in the payment of any taxes of a material amount, and no material claim is being asserted with respect to taxes which is not disclosed in the financial statements referred to herein;

(h)	Financial statements

the latest audited financial statements (including the income statement and balance sheet) of the Customer have been prepared on a basis consistently applied in accordance with generally acceptable accounting principles in Malaysia and shall give a true and fair view of the results of its operations and the state of its affairs at that date, and in particular accurately disclose or reserve against all liabilities (actual or contingent) of the Customer as at such date and all material unrealised or anticipated losses from any commitment entered into by it and which existed on that date;

(i)	Material Change in Financial Condition

there has been no change to the Customer or the Security Party which has a material adverse effect on the Facility since the date of the financial year end in respect of which the financial statements referred to herein has been prepared;

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(j)	Security Interests

save and except for Security Interest created prior to the date of this Agreement and disclosed to the Bank, none of the assets (including the Goods) of the Customer is affected by any Security Interest, and the Customer is not a party to, nor is it or any of its assets (including the Goods) bound by, any order, agreement or instrument under which the Customer is, or in certain events may be, required to create, assume or permit to arise any Security Interest (other than created under the Security Documents);

(k)	Information

the information (be it in writing or otherwise) furnished by the Customer in connection with the Facility and this Agreement, the Asset Sale Agreement (where applicable) and/or the Security Documents do not contain any untrue statement or omit to state any fact the omission of which makes any statement therein, in the light of the circumstances under which they were made, inaccurate or misleading, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful enquiry by the Customer and the Customer is not aware of any material facts or circumstances that have not been disclosed to the Bank which might, if disclosed, adversely affect the decision of a person considering whether or not to provide financing to the Customer;

(l)	Disclosure

the Customer has fully disclosed in writing to the Bank all facts relating to the Customer and the Security Party which the Customer knows or should reasonably know and which are material for disclosure to the Bank in the context of this Agreement and/or the Security Documents;

(m)	No change in the Customer

since the date the Customer first applied for the Facility, there has been no material alterations or changes in the constitution, condition and business or other affairs of the Customer which could or might adversely affect the ability of the Customer to perform its obligations under this Agreement, the Asset Sale Agreement (where applicable) and the Security Documents to which it is a party;

(n)	Assets and Title

the Customer is the legal and/or beneficial owner or has title to all its assets including the Goods;

(o)	Event of Default

no Event of Default has occurred and/or is continuing;

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(p)	Dissolution/Bankruptcy

the Customer and the Security Party (if a natural person) has not committed any act of bankruptcy, no step has been taken by the Customer or any Security Party (if body corporate) or their respective shareholders nor have any legal proceedings been started or threatened for the dissolution of the Customer or any Security Party or for the appointment of a receiver, trustee nominee, supervisor, judicial manager or similar officer of the Customer or any Security Party, their assets or any of them, and no demand under Section 466(1)(a) of the Companies Act, 2016 and no enquiry under Section 511(1) of the Companies Act, 2016 has been received by the Customer or any Security Party;

(q)	No arrangement or moratorium or judicial management

the Customer and any Security Party have not entered into or proposed to enter into any arrangement or composition (voluntary or otherwise) with any of its creditors or to be placed under judicial management and no resolution has been passed or application made for the Customer and/or any Security Party to be placed under judicial management, and no declaration has been made by any competent court or authority in respect of a moratorium on the payment of indebtedness or other suspension of payments generally.

(r)	Section 366 of the Companies Act, 2016

no step has been taken by the Customer or any Security Party (if body corporate), its creditors or any of its shareholders or any other person on its behalf nor have any legal proceedings or applications been started or threatened under Section 366 of the Companies Act, 2016 against the Customer or any Security Party;

(s)	No Immunity

the Customer or the Security Party are subject to civil and commercial law with regard to their respective obligations under this Agreement and the execution, delivery and performance of this Agreement constitute private and commercial acts rather than governmental or public acts and the Customer or any Security Party or any of their respective assets (including the Goods) do not enjoy any immunity on the grounds of sovereignty or otherwise in respect of their respective obligations under the Agreement;

(t)	Conduct of Business

the Customer and the Security Party (if body corporate) are conducting their business and operations in compliance with all applicable laws and regulations and all directives of governmental authorities having the force of law;

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(u)	Existing Agreements

the Customer and/or the Security Party has not defaulted in any agreement to which the Customer or the Security Party is a party or by which the Customer or the Security Party may be bound under any existing financing agreement or security documents with any other financial institution and/or bank;

(v)	Security Documents

all steps necessary or desirable to protect the Bank’s rights under the Security Documents have been duly taken by the Customer and the Security Party;

(w)	Illegal Business

the Customer and where applicable, each Security Party, does not carry out or implement any illegal, unethical, immoral or unconscionable business or other activities or may be contrary to Shariah principles or the social, economic and/or political environment in which it operates;

(x)	Environmental, Social and/or Governance Laws

the Customer, and where applicable, each Security Party:

(i)	has not failed:

(aa)	to comply with any law, directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed) relating to matters involving Environment, Social and/or Governance which is applicable to the Customer or such Security Party; and

(bb)	to obtain or maintain or comply with any permit, licence or any other approval required under any law, directive, regulation, request or requirement relating to matters involving Environment, Social and/or Governance which, if not complied with or obtained or maintained, may adversely affect the Customer’s or such Security Party’s ability to perform and observe their respective obligations herein or under the Security Documents, as the case may be;

(ii)	has not become subject to any claims relating to any matters involving Environment, Social and/or Governance which may adversely affect the Customer’s or such Security Party’s ability to perform and observe its/their respective obligations herein or under the Security Documents, as the case may be;

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(iii)	has not received any notice of any claim relating to any liability arising under any laws, directive, regulation, request or requirement relating to matters involving Environment, Social and/or Governance which may adversely affect the Customer’s or such Security Party’s ability to perform and observe its/their respective obligations herein or under the Security Documents, as the case may be; and

(iv)	is not aware of any basis for any claim arising in relation to matters involving Environment, Social and/or Governance which may adversely affect the Customer’s or such Security Party’s ability to perform and observe its/their respective obligations under the Security Documents;

(y)	Takaful/Insurances

no event or circumstance has occurred, nor has there been any omission to disclose a fact which, in any such case, to the best of the Customer’s knowledge and belief after due enquiry would entitle any takaful company/insurer to avoid or reduce its liability under any of the Takaful/Insurances and all Takaful/Insurances required under the Security Documents to be effected by the Customer has been so effected and are valid and binding and in full force and effect and all contributions/ premiums due have been paid;

(z)	Dishonoured Cheques Information System

the Customer or any Security Party or the Customer’s or any Security Party’s account has not been listed with any adverse record in the Dishonoured Cheques Information System (DCHEQS);

(aa)	Guidelines on Credit Transaction and Exposures with Connected Parties for Islamic Banks none of the directors, managers, guarantors, agents or shareholders or employees of the Customer or the spouses, parents, children of such directors, guarantors, managers, agents, shareholders or employees are directors, officers or in any way otherwise connected with the Bank within the meaning of the Guidelines on Credit Transaction and Exposures with Connected Parties for Islamic Banks and/or of any replacement standards/guidelines/specifications/circulars issued pursuant to the Islamic Financial Services Act 2013;

(bb)	Foreign Exchange Policy

the Customer and/or the Security Party shall ensure strict compliance of the prevailing foreign exchange control rules, regulation and guidelines and all conditions, requirements and laws which may be imposed by Bank Negara Malaysia and all other relevant regulatory bodies as may be imposed at any time and from time to time including that the Customer declares that the Customer is aware of all market and risks issues related to foreign currency transactions (including but not limited to the fact that foreign exchange factors can sometimes volatilised) and the Customer will take all necessary measures to protect the Bank’s interest in this regard and to provide all relevant undertakings and confirmations required by the Bank as and when requested .

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(cc)	Binding Obligation

this Agreement and each of the Security Documents constitute the legal, valid and binding obligation of the Customer enforceable in accordance with its terms and the obligations of the Customer hereunder and thereunder in respect of the payment of any payment due and payable by the Customer and other expenses and charges do not contravene any legislation or regulation binding on the Customer;

(dd)	Purpose

that the Facility is to be utilised solely for the Purpose as set out in the Letter of Offer; and

(ee)	Change in law

no extraordinary circumstances or change of law or other governmental action has occurred which shall make it improbable that the business of the Customer can be carried out or that the Customer will be able to perform its covenants and obligations to be performed under the Security Documents to which it is a party;

(ff)	Other representations

such other representations and warranties as set out in the Fourth Schedule hereto.

6.2	Warranties Pertaining to Contract (where applicable)

In addition to Clause 6.1 and not in derogation thereof, the Customer further represents and warrants to the Bank that:-

(a)	Validity and Enforceability

the Contract entered into or to be entered into by the Customer is or will be valid in all respects and is or will be binding upon and enforceable against each of the parties thereto;

(b)	Default

the Customer is not in default under the Contract;

(c)	Variation

the Contract has not been varied in any way and is in full force and effect; and

(d)	Security Interest the Customer has not executed or created any Security Interest or purported Security Interest over the Contract and/or its proceeds in favour of any third party.

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6.3	Survival

The representations and warranties set out in Clause 6.1, Clause 6.2 and the Letter of Offer shall survive the signing and delivery of this Agreement and the making of each disbursement and until the full and final settlement of the Facility except that each reference to the financial statement hereof shall be construed as a reference to the then latest available annual accounts of the Customer.

7.	COVENANTS

7.1	Affirmative Covenant

The Customer expressly covenants with the Bank that at all times during the continuance of the Facility, the Customer shall ensure that:-

(a)	Ranking

the liabilities of the Customer under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents rank and will rank in priority above all its other unsecured liabilities (both actual and contingent) except:

(i)	liabilities which are subject to liens or rights of set off arising in the normal course of trading and the aggregate amount of which is not material to the Bank;

(ii)	liabilities which are preferred solely by the laws of Malaysia and not by reason of any Security Interest; and

(iii)	any Security Interest created which is disclosed to the Bank prior to the date hereof

(b)	Preparation of account

it will prepare the financial statement on a basis consistently applied in accordance with generally accepted accounting principles in Malaysia and those financial statements shall give a true and fair view of the results of the operations of the Customer for the period in question and the state of its affairs for the period to which the financial statements are made up and shall disclose all the liabilities (actual or contingent) of the Customer.

(c)	Information

it will deliver to the Bank:

(i)	as soon as they become available (and in any event within one hundred and eighty (180) days after the end of each of its and/or that Security Party’s financial periods) copies of its and/or that Security Party’s financial statements for that period which shall contain a balance sheet, profit and loss account and report to be audited and certified without qualification by a qualified independent auditor or firm of auditors;

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(ii)	as soon as they become available (and in any event within sixty (60) days after the end of each half year of each financial year) its management financial statements for that period certified by two (2) of its directors confirming that such statements represent a true and fair view of the financial condition of the Customer;

(iii)	immediately when requested by the Bank, information relating to the business of the Customer, including but not limited to any change in the directors of the Customer; and

(iv)	promptly, such additional financial or other information as the Bank may from time to time reasonably request.

(d)	Authorisations

the Customer will:

(i)	maintain in full force and effect all relevant authorisations (governmental and otherwise) and will promptly obtain any further authorisations which may become necessary to enable it to own its assets, carry on its business and perform its obligations under, and any of the transactions contemplated by the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents and pay all taxes levied on the Customer by the due date thereof; and

(ii)	timeously carry out any registration, filing or notarisation of this Agreement and pay any duty or tax and take any action whatsoever which may be necessary or desirable to ensure the validity or enforceability in Malaysia of the liabilities and obligations of the Customer or the rights of the Bank under Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents in accordance with their terms.

(e)	Consents

the Customer will obtain and promptly renew from time to time, and will promptly deliver to the Bank certified copies of, any authorisation, approval, consent, license, exemption, registration, recording, filing or notarisation as may be necessary or desirable to ensure the validity, enforceability or priority of the liabilities and obligations of the Customer or the Security Party or the rights of the Bank under Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents and the Customer shall comply with the terms of the same.

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(f)	Licenses

the Customer will obtain all necessary licenses and approvals and comply with all regulations relating to the carrying on of its business and will carry on its business with due diligence and efficiency and in accordance with sound financial and business standards and practices and will furnish to the Bank all information which the Bank may reasonably request in connection with such business.

(g)	Event of Default

if the Customer becomes aware of the occurrence of an Event of Default or of any other occurrence which might adversely affect its ability to fully perform the obligations hereunder it will forthwith notify the Bank and provide the Bank with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Event of Default or otherwise in connection with it.

(h)	Records

the Customer will maintain records adequate to record and reflect in accordance with generally accepted accounting principles in Malaysia the operations and financial condition of the Customer and it will, permit the Bank or its agents and servants at all reasonable times to have access to and to inspect its books of accounts and records relating to its business at any office, branch or place of business of the Customer elsewhere, all records kept by any other persons so far as such records relate to or affect this Agreement and the Customer shall give to the Bank or any person authorised by them to inspect such records, such written authorisations as may be required to enable the Bank and/or such authorised persons to inspect the said records.

(i)	Default, Litigation and adverse changes

the Customer will within fourteen (14) calendar days after becoming aware of the occurrence of the same, promptly notify the Bank of

(i)	any default or event of default under any other contractual obligation of the Customer;

(ii)	any material event or adverse change in the condition (financial or otherwise) of the Customer;

(iii)	any litigation or other proceedings of any nature whatsoever being threatened or initiated against or by the Customer before any court tribunal or administrative agency which may materially affect the operations and/or financial condition of the Customer, including without limiting thereto any application for a judicial management or entering into any corporate voluntary arrangement with any creditor(s);

(iv)	any dispute between the Customer and any government or statutory body in respect of any of the Customer’s lands and other assets; or

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(v)	any labour controversy which might result in a strike against the Customer;

Each notice pursuant to this sub-clause shall be accompanied by a statement of a director of the Customer setting forth details of the occurrence referred to therein and stating what action the Customer proposes to take with respect thereto.

(j)	Indebtedness

the Customer will punctually pay, discharge or otherwise satisfy on or before maturity or before they become delinquent, as the case may be, all of its indebtedness and other obligations of whatever nature.

(k)	Obligations

the Customer will timeously perform and carry out any and all of its obligations under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and the Security Documents.

(l)	Share capital

the Customer shall keep and maintain its present paid up share capital and promptly inform the Bank of any increases thereof.

(m)	Takaful/Insurances

(i)	the Customer shall maintain such Takaful/Insurances in respect of its assets (including such assets, machinery, stock-in-trade and other inventories subject to any Security Document) and business against all risks (including but not limited to all risk during shipment, construction and operation risk, pollution risk liability, business interruption coverage, third party risks, fire, theft, riots and workmen’s compensation) which a prudent Customer carrying on a business similar to that of the Customer would normally cover/insure and all such Takaful/Insurances shall be maintained with such takaful or insurance companies acceptable to the Bank in joint names of the Customer and the Bank and in such amounts and on such terms as may be approved by the Bank;

(ii)	where required by the Bank, the Customer shall:

(1)	cause the Bank to be endorsed as chargee or loss payee in all takaful certificates or insurance policies;

(2)	cause a clause to be inserted into such takaful certificates or insurance policies to the effect that the takaful certificates or insurance policies cannot be cancelled by the Customer without the Bank’s prior written consent;

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(iii)	the Customer shall punctually pay all contributions or premiums necessary for maintaining such takaful or insurance and shall permit the original takaful certificates or insurance policy to be deposited with and retained by the Bank and in the event the Customer fails to effect, maintain or renew any takaful or insurance, it shall be lawful but not obligatory for the Bank to do so on the Customer’s behalf and debit such amounts from the Customer’s account with the Bank; and

(iv)	the Customer shall have insured or caused to be insured or ensure takaful or insurance coverage over its asset and any other property charged or assigned or pledged or howsoever given as security to the Bank with any takaful or insurance companies approved by the Bank against loss or damage by accidents fire explosion lightning tempest flood riot civil commotion strike and malicious acts and any other risks as the Bank may from time to time require for its or their full value and in any event for a sum acceptable to the Bank and with an takaful or insurance company approved by the Bank and in the name of the Customer or the Security Party with the Bank’s interest as chargee and loss payee endorsed on the takaful certificates or insurance policies so taken out and shall have deposited with the Bank the original of the takaful certificates or insurance policies so taken out and the original of all receipts or evidence of payment of the current contribution or premium payable thereon.

(n)	Inspection of books

if the Bank deems it necessary to have information of the Customer with respect of any matters relating to the accounting or other records of the Customer, the Customer will cause its auditors (at the Customer’s costs and expense) to conduct an audit of its accounts within such time as may be stipulated by the Bank and to provide the Bank with such information as the Bank may require.

(o)	Substantial acquisition

it will inform the Bank in the event of any acquisition of assets of a substantial amount;

(p)	Auditors

the Customer will appoint such reputable auditor or firm of auditors acceptable to the Bank in respect of any matter connected with the accounts of the Customer and authorises such auditor or firm of auditors to supply the Bank with a certified copy of any communication sent by such auditor to the Customer and further to communicate directly with the Bank at any time in respect of any matter connected with the accounts and operations of the Customer. The Customer further authorises the Bank to communicate directly with such auditors in respect of any information required to be furnished by the Customer to the Bank under this Agreement.

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(q)	Annual Return

the Customer will submit to the Bank a certified true copy of its annual return and return of allotment of shares as submitted to the Companies Commission of Malaysia.

(r)	Subordination advances

where applicable, the Customer will cause and ensure that all and any advances for borrowed money by its directors or the shareholders to it or any inter-company advances for monies owing permitted hereunder are to be subordinated to its liabilities to the Bank and that no payment and/or early settlement of such advances for monies owing shall be made so long as any amount under the Facility remains due and payable or any obligation of the Customer remains outstanding.

(s)	Conduct of Business

the Customer shall conduct its business and affairs with due diligence and efficiency and in accordance with sound financial and commercial standards and practices and in accordance with its constitution as amended from time to time and shall carry out businesses which are permitted by the laws and regulations governing Islamic financing and/or Islamic transaction.

(t)	Authorised Signatories

the Customer will forthwith notify the Bank if any of its authorised signatories are no longer authorised to act on the Customer’s behalf hereunder.

(u)	Taxes and Outgoings

the Customer will comply with all applicable laws and regulations and will punctually pay and discharge all taxes, quit rents, rates, outgoings, assessments and governmental charges or levies imposed on it or on its income or profits or any of its assets or properties (including without limitation to the premises on which the business of the Customer is carried on) prior to the date on which penalties attach thereto and deliver certified true copies of the relevant receipts to the Bank promptly on receipt of such receipts, except that the Customer shall not be required to pay such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

(v)	Operation of Account with Bank

the Customer will maintain and operate an active and satisfactory account with the Bank which shall be within the approved limit at all times.

(w)	Other banking facility

the Customer shall promptly furnish to the Bank all such information as the Bank shall request as and when the Customer obtains banking/financing facilities from any other banks/institutions.

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(x)	Verification of Accounts

the Customer shall verify all statements of accounts issued to it by the Bank and shall upon discovery of any discrepancy in the statements of accounts, promptly inform the Bank and the rectify the same, failing which they shall be deemed to be conclusive and binding against the Customer.

(y)	Shariah Compliant Purposes

the Customer shall utilise the Facility for purposes that are in compliance with Shariah and the utilisation of the Facility shall be governed by and construed by such rules and directives (whether or not having the force of law) required or imposed on the Bank by BNM or other appropriate authority;

(z)	Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001

the Customer has never and would not:

(i)	engage, directly or indirectly, in a transaction that involves proceeds of any unlawful activity;

(ii)	acquire, receive, possess, disguise, transfer, convert, exchange, carry, dispose, use, remove from or brings into Malaysia proceeds of any unlawful activity; or

(iii)	conceal, disguise or impede the establishment of the true nature, origin, location, movement, disposition, title of, rights with respect to, or ownership of, proceeds of any unlawful activity; and

the Customer confirms to the Bank that it is not involved in any money laundering activity within the meaning of Section 3 of the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001.

(aa)	Strategic Trade Act 2010

the Customer shall not utilise the Facility for transactions involving goods, items and services identified and/or classified as strategic items under the Strategic Trade Act 2010 including the importation, exportation, transshipment, brokering, marketing, distribution or all other transactions not specifically stated herein involving such strategic items and/or in any way act in contravention of the Strategic Trade Act 2010 and the Customer further agrees and covenants that the Bank may at its discretion and without assigning any reasons thereto decline to disburse the Facility(s), allow further drawdowns, make payments or process the payment of the Facility(s) herein or accept and negotiate any facilities granted to the Customer or requested to be negotiated by the Customer if such transaction relate to the said strategic items and the Bank further reserves its right to declare an event of default and terminate or cancel the Facility(s) granted herein as a result of such transactions. The Customer shall absolve the Bank from any liability arising from such transactions and shall further indemnify and keep the Bank indemnified on a full indemnity basis against any fines and or penalties imposed on the Bank or any officers and against any penal sanctions imposed on the officers of the Bank as a result of any act or conduct or contravention by the Customer of the Strategic Trade Act 2010 and/or causing the Bank to in any way contravene the Strategic Trade Act 2010.

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(bb)	Anti-Corruption Laws/ Guidelines

(i)	the Customer shall conduct its businesses in compliance with applicable Anti-Corruption Laws/ Guidelines and has instituted and maintains policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws/Guidelines;

(ii)	the Customer shall conduct its operations at all times in compliance with applicable Anti-Corruption Laws/Guidelines and there is no litigation, regulatory or administrative proceedings before any court, tribunal or agency with respect to any Anti-Corruption Laws/Guidelines that have been started or (to the best of its knowledge and belief) threatened against it;

(iii)	the Customer undertakes to immediately notify the Bank if in connection with this Agreement or the business resulting therefrom it:

(1)	receives or becomes aware of any request from a government official or any person (including its employees agents, sub- contractors or independent consultants) for any payment, gift, promise, financial or other advantage either tangible or intangible, including gifts or kick-backs, or permit or authorises any of the aforesaid acts, either directly or indirectly, which have the purpose or effect of public or commercial bribery or acceptance of or acquiescence in bribery, extortion, facilitation of payments or other unlawful or improper means of obtaining or retaining business, commercial advantage or the improper performance of any function or activity; or

(2)	becomes aware of any of its employees’ behaviour which is, inconsistent with the Anti-Corruption Laws/Guidelines applicable;

(iv)	neither the Customer nor any of its employees, sub-contractors, independent consultants, agents or its related parties, is a government official or other person who could assert illegal influence on behalf of itself. If any of the abovementioned persons becomes a government official, it shall promptly notify the Bank of the same;

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(v)	the Customer shall take all reasonable efforts to maintain adequate internal controls and procedures to assure compliance with Anti- Corruption Laws/Guidelines including but not limited to procedures to ensure that all transactions are accurately recorded and reported in its books and records to reflect truly the activities to which they pertain such as the purpose of each transaction and to whom it was made or from whom it was received; and

(vi)	the Customer agrees that the Bank shall have the right to suspend or terminate this Agreement on immediate written notice should the Bank becoming aware of a breach of warranty, undertaking, or violation of the applicable Anti-Corruption Laws/Guidelines.

(cc)	Sanctions

(i)	Neither the Parties nor any of its connected parties including shareholders, subsidiaries, affiliates (including but not limited to joint- venture partners, significant suppliers or agents) or any of its directors, or officers, is an individual or entity that is, or is owned or controlled by one or more individual or entity that is currently the subject or target of any sanctions administered or enforced by the

U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, or the Government of Malaysia (collectively, “Sanctions”), nor located, organized or resident in, or an agency or instrumentality of the government of, a country or territory that is the subject of U.S OFAC Comprehensive Sanctions.

(ii)	Neither the Customer nor any of its subsidiaries will, directly or indirectly, lend, contribute or otherwise make available its proceeds to any subsidiary, joint venture partner or other individual or entity (1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (2) in any other manner that will result in a violation of Sanctions by any individual or entity (including or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)	The Customer acknowledges that the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, the Government of Malaysia or other relevant sanctions regulatory authorities may impose from time to time, specific sanctions against certain countries, entities and individuals and that the Bank may be unable to process affected transactions that involve or are suspected to be a breach of sanctions or requirements imposed by such authorities or any relevant authority having jurisdiction over the Bank or the affected transactions and authorities may require the account(s) and all related transactions and/or placements thereunder are not connected in any manner whatsoever with any sanctioned countries or territories, entities or individuals.

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(iv)	The Customer agrees that if the Bank is required to disclose any information relation to any transaction or account, of if any payment or other transaction in connection with any account is blocked, frozen, delayed, refused or cancelled because it is claimed or suspected to be sanctioned-related or suspected to involve money laundering or terrorist financing, the Bank shall not be liable for any such disclosure for any direct, indirect or consequential losses, liabilities, penalties, costs or expenses howsoever arising in relation to or by reason thereof, and the Customer shall fully indemnify and keep the Bank indemnified against all such losses, liabilities, penalties, costs or expenses which the Bank may incur.

(dd)	Declaration for Purposes of Compliance with FATCA/ Common Reporting Standard (“CRS”)

1.	The Customer consent that the Bank may:-

(i)	report the Customer’s information to the relevant regulatory authorities in accordance with the requirements of the FATCA/CRS as may be stipulated by laws, regulations, agreements or regulatory guidelines or directives;

(ii)	withhold from the Customer’s account(s) such amounts in accordance with the requirements of FATCA/CRS as may be stipulated by applicable laws, regulations, agreement, or regulatory guidelines or directives; and

(iii)	classify the Customer as a recalcitrant account holder or non- participating foreign financial institution (“NPFFI”) and/or suspend, recall or terminate the account(s) granted to the Customer, in the event that the Customer fails to provide accurate and/or complete information and/or documentation as the Bank may require.

In addition to the above, the Customer hereby undertake to provide the Bank with written notice within thirty (30) calendar days, should there be any change in circumstances and information provided to the Bank.

(ee)	Security Documents

it shall observe and perform all the terms and conditions contained in the Security Documents and on the part of the Customer to be observed and performed and at all times hereafter indemnify and keep indemnified the Bank against all actions proceedings costs expenses claims and demands in respect of such act matter or thing done omitted or suffered to be done in contravention of the said provisions.

(ff)	Change in residential status

it will promptly notify the Bank in the event of any change in its residential status;

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(gg)	Other covenants

the Customer shall comply to such other covenants as set out in the Fifth Schedule hereto.

7.2	Restrictive Covenant

The Customer covenants that during the continuance of this Agreement and/or as long as the Indebtedness or any part of it remains to be paid by the Customer under the Facility, it will not without the consent in writing of the Bank first had and obtained:

(a)	Negative Pledge

create or permit to exist over all or any part of its business or assets or undertakings any Security Interest other than those permitted hereunder and under the Security Documents.

(b)	Arrangement or moratorium or judicial management

the Customer and any Security Party have not entered into or proposed to enter into any arrangement or composition (voluntary or otherwise) with any of its creditors or to be placed under judicial management and no resolution has been passed or application made for the Customer and/or any Security Party to be placed under judicial management, and no declaration has been made by any competent court or authority in respect of a moratorium on the payment of indebtedness or other suspension of payments generally.

(c)	Financing/Advance/Guarantee

save and except for unsecured indebtedness incurred in the ordinary course of business and on commercial terms and on the basis of arm’s length transaction or those indebtedness already disclosed in writing and consented to by the Bank, make any financing or advance or guarantee or grant any credit or loan to any of its directors, shareholders or related companies or any company or person or firm or organisation or purchase or otherwise acquire the capital stock, assets or obligation of any of its directors, shareholders or related companies or any company or person or firm or organisation.

(d)	Constitutional documents

add to, delete, vary, amend or change or cause the change in its or any of the Security Party’s (if body corporate), as the case may be, its constitutional documents in any manner which is inconsistent with the performance of the Customer’s obligations hereunder and under the Security Documents.

(e)	Alteration of Paid Up Capital

decrease or in any way whatsoever alter (other than by way of increase) the authorised or issued capital of the Customer whether by varying the amount, structure or value thereof or the rights attached thereto or convert any of its share capital into stock, or by consolidation dividing or sub-dividing all or any of its shares.

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(f)	Change in shareholding

register or permit to register any change in its shareholders and the respective shareholdings of the shareholders in the Customer.

(g)	Dividends

declare or pay any dividend or bonus issue or make any distribution (be it income or capital in nature) in excess of ten per cent (10%) of its paid-up capital or any amount in excess of fifty per cent (50%) of its annual net income after tax or such other threshold as may be prescribed by the Bank from time to time, provided always any such permissible declaration of dividends or bonus issue or make any distribution may only be made if all payment obligation of the Customer is current.

(h)	Key Management Personnel

effect any change in the Customer’s directors and key management personnel.

(i)	Enter into partnership

enter into any partnership, profit-sharing or royalty agreement or other arrangement of whatsoever nature whereby the Customer’s income or profits are, or might be, shared with any other person, firm or company or enter into any management contract or other arrangement of whatsoever nature whereby the Customer’s business or operations are managed by any other person, firm or company, other than in the ordinary course of business.

(j)	Disposal

save and except in the ordinary course of business and on ordinary commercial terms on the basis of arm’s length transaction, sell transfer encumber lease or otherwise dispose of or in any case cease to exercise control over, whether by single transaction or a number of transaction, related or not, the whole or substantial part of the Customer’s undertaking business or assets or undertake or permit any merger, consolidation or reorganisation.

(k)	Restriction on transactions

enter into any transaction (including merger, consolidation or re-organisation) with any person, firm or company except in the ordinary course of business on ordinary commercial terms and on the basis of arm’s length arrangements or establish any exclusive purchasing or sales agency, or enter into any transaction whereby the Customer might pay more than the ordinary commercial price for any purchase or might receive less than the full commercial price for its products (subject to normal trade discounts) for its products.

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(l)	Indebtedness by others

except in the ordinary course of business on ordinary commercial terms and on the basis of arm’s length arrangements, enter into any transaction or arrangement whereby any director or shareholders of the Customer or any related corporation or associated company of the Customer incurs in its favour any indebtedness. For the purpose of this sub-clause, the expression “director” or “shareholder” includes a spouse, parent, child, brother or sister of the director or shareholder.

(m)	Alteration

make any alteration to the Purpose in its application for the Facility.

(n)	Invest Acquire Shares or Debentures

invest, acquire shares or debentures in or with or lend or advance money to any company or person.

(o)	Change in its present business and financial year

carry on any business other than its existing business or change its financial year other than its existing financial year.

(p)	Dissolution, Reconstruction or Amalgamation

dissolve its affairs or consolidate permit any form or merger, reconstruction, consolidation or amalgamation by way of a scheme of arrangement or otherwise or approve, permit any transfer of any part of its issued capital.

(q)	Judicial Management or arrangement or Composition

pass any resolution or make any application for the Customer and/or any Security Party to be placed under judicial management or propose to enter into or permit the entry of any arrangement or composition (voluntary or otherwise) with any creditors of the Customer and/or any Security Party.

(r)	Acquisition

make and/or cause the Security Party to make any substantial acquisition of assets.

(s)	Surrender Rights

surrender, transfer, assign, relinquish or otherwise dispose of any of its rights and interest under this Agreement or the Security Documents.

(t)	Takaful /Insurance

do or suffer to the done any act, matter or thing whereby any takaful or insurance may be rendered void, voidable or incapable of being effected, maintained or renewed.

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(u)	Disposal of Asset

where any of the Customer’s asset is used to secure the Facility, sell, transfer or lease or otherwise dispose of or in any case cease to exercise control over, whether by a single transaction or a number of transactions, all or a substantial part of its assets, save and except in the ordinary course of business and on commercial terms on the basis of arm’s length transaction.

(v)	Conflicting Takaful/Insurance

save and except at the request of the Bank, effect or keep on foot or permit to effect or keep on foot any Takaful/Insurance against any risk in respect of any assets charged or secured to the Bank when the Bank has effected or has kept on foot such Takaful/Insurance.

(w)	Other covenants

perform or do any other act as set out in Sixth Schedule hereto.

8.	EVENTS OF DEFAULT

8.1	If:-

(a)	Non-payment

the Customer and/or the Security Party shall default in the payment to the Bank of any payment due and payable or any other moneys herein covenanted to be paid after the same shall have become due by the Customer to the Bank whether formally demanded or not;

(b)	Distress or execution in relation to property

a distress or execution or other process of a court of competent jurisdiction be levied upon or issued against any property of the Customer and/or the Security Party and such distress, execution or other process as the case may be is not satisfied by the Customer and/or the Security Party within seven (7) days from the date thereof;

(c)	Breach of obligations

the Customer and/or the Security Party or any other party to any Security Documents executed in respect of the Facility commits or threatens to commit a breach of any term, stipulation, covenant or undertaking herein contained or in other such agreement or security document between the Bank and the Customer and/or the Security Party or such other party and executed pursuant to or referred to in this Agreement and on its or its part to be observed and performed and in the opinion of the Bank has failed to remedy or take adequate steps remedy the same within seven (7) days after notice from the Bank;

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(d)	Misleading information

the Bank has been misrepresented, wilfully misled or pertinent information has been withheld by the Customer and/or the Security Party with regard to any request for the utilisation of the Facility and/or the existing position of the Customer and/or the Security Party;

(e)	Misrepresentation

any statement, representation or warranty made in connection with the execution and delivery of the Letter of Offer, the Asset Sale Agreement (where applicable) or this Agreement or in connection with any request for the disbursement hereunder shall be found to have been incorrect;

(f)	Insolvency, winding up, bankruptcy, judicial management

any step or action is taken or a resolution is passed for the bankruptcy, insolvency or winding up of the Customer and/or the Security Party or an application is made for the judicial management or a petition for bankruptcy, insolvency or winding up, as the case may be, is presented against the Customer and/or the Security Party or, if such proceeding or action has been taken by the Customer and/or the Security Party such steps or petition is not discharged or stayed within twenty one (21) days from the date of the taking of such step or petition;

(g)	Purpose

in the opinion of the Bank (which shall be final and binding) the Customer is not utilizing the Facility for the Purpose stipulated in the Letter of Offer;

(h)	Termination of security

for any reason whatsoever any security given to the Bank for the payment of the Facility shall be terminated or shall lapse for any reason whatsoever or if the Customer and/or the Security Party shall be in default under the terms of such security;

(i)	Indebtedness

any of the Customer’s and/or the Security Party’s other indebtedness to the Bank or any third party or parties becomes capable in accordance with the relevant terms thereof of being declared due prematurely by reason of the Customer’s and/or the Security Party default or failure to make any payment in respect thereof on the due date for each payment or if due on demand when demanded or the security for such indebtedness becomes enforceable;

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(j)	Change in law

by reason of any change after the date of the Letter of Offer in any applicable law, regulation or regulatory requirement or, in the interpretation or application thereof of any governmental or other authority charged with the administration thereof it shall become unlawful, impractical, impossible for the Bank to comply with its obligations herein or to continue to make available the Facility amount or any part thereof to the Customer or the receipt by the Bank of the Indebtedness or any part thereof;

(k)	Related companies

any related subsidiaries/associates companies as defined in the Companies Act 2016 fails to pay on due date any moneys payable under any agreement or arrangement with any other lender/ creditor/ financier;

(l)	Bad Cheque Offender

the Customer and/or the Security Party shall have been listed with any adverse record in the Dishonoured Cheques Information System (DCHEQS);

(m)	Vessel

in the event the security pursuant to the Security Documents created involves a vessel, the vessel is arrested/ otherwise detained, becomes a total loss or ceases to be registered as a Malaysian flag vessel.

(n)	Composition or arrangement

the Customer or any Security Party enters into any composition or arrangement (voluntary or otherwise) with or make any assignment for the benefit of the creditors of the Customer or any Security Party or allows any judgment against the Customer or any Security Party to remain unsatisfied for a period of twenty-one (21) days or has any distress or execution or other process of a Court of competent jurisdiction levied upon or issued against any property of the Customer or any Security Party and such distress or execution or other process, as the case may be, is not satisfied by the Customer or any Security Party within seven (7) days thereof;

(o)	Security in jeopardy

the Bank decides in its discretion that the continuation of the grant of the Facility and this Agreement or any part thereof would be likely to be detrimental to its own position or otherwise undesirable or that its security hereunder is inadequate or in jeopardy or that any event or events has/have occurred or a situation exists which could or might prejudice the Customer’s or any of the other Security Party’s ability to perform its and/or any of the other Security Party’s obligation(s) hereunder in accordance with the terms hereof, the Letter of Offer or any of the Security Documents as the case may be;

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(p)	Death / Insanity / Incapacity

the Customer or any other Security Party or any of its key personnel as determined by the Bank serves any custodial sentence, becomes insane, incapacitated or dies;

(q)	Change in financial condition

the Customer or any other Security Party shall be affected by a material change in its financial condition which in the opinion of the Bank is likely to prejudice the ability of the Customer or the Security Party to perform its obligations under this Agreement, the Letter of Offer and/or the Security Documents;

(r)	Non-registration or invalid security

any of the Security Documents cannot be registered or perfected or is invalid for any reason whatsoever;

(s)	Change in business, shareholders or key management

the Customer or any of the Security Party cease or threaten to cease to carry on its business or if there is any change in the shareholders and/or key management personnel or a restructuring in any form of the Customer;

(t)	Compulsory acquisition or confiscation

a notice or proposal for compulsory acquisition or confiscation of any assets owned by the Customer shall be issued or made under or by virtue of an Ordinance, act of Parliament or other statutory provisions;

(u)	Appointment of receiver, legal process

a receiver and/or manager, or nominee, supervisor, judicial manager or administrative or similar officer of the Customer’s and/or any other Security Party’s properties, assets or undertakings or any part thereof shall be appointed and such appointment shall be deemed by the Bank to be prejudicial for the security stipulated herein;

(v)	Revocation of authorisation or undertaking

any authorisation, exemption or undertaking referred to in the Letter of Offer, this Agreement or the Security Documents shall be ineffective, revoked, terminated, restricted or modified in a manner unacceptable to the Bank;

(w)	Non Shariah-compliant

the Facility is utilised for purposes which is in contravention to the principles of Shariah;

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(x)	Material change

the Customer or any other Security Party shall be effected by a material change in its circumstances which in the opinion of the Bank has an adverse impact on the ability of the Customer and/or the other Security Party to perform its obligation under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and the Security Documents in accordance with the terms hereof; or

(y)	Challenge on validity of documents

the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement and/or the Security Documents shall be challenged with regard to its contents or their validity by any persons;

(z)	Other events

any other event or events occur or circumstances arise which give the Bank reasonable grounds for believing that (i) it is improbable that the Customer and/or the Security Party(s) will be able to perform any of its obligations under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement or the relevant Security Documents or any security party for the Facility will be able to perform any of its obligations under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement or the relevant Security Documents; or (ii) the Customer may not (or may be unable to) duly and punctually perform or comply with its obligations under the Letter of Offer, the Asset Sale Agreement (where applicable), this Agreement or the relevant Security Documents or any Security Party for the Facility may not (or may be unable to) duly and punctually perform or comply with its obligations under the relevant Security Documents for any reasons whatsoever.

then, at once or at any time thereafter, the Bank may, by notice to the Customer, declare the following:-

(i)	the Indebtedness shall become due and immediately payable;

(ii)	the Bank shall have right to suspend, terminate and/or cancel the Facility;

(iii)	no further disbursement (if any) under the Facility shall be allowed; and

(iv)	the security created in the agreement or any of the Security Documents shall become enforceable.

8.2	The Customer and/or the Security Party undertakes to indemnify the Bank against any cost, claim, loss, expense (including legal fees) or liability together with any value added tax thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default as set out in Clause 8.1 above.

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9.	SECURITY

9.1	Execution of Security Documents

For securing the payment of the Indebtedness or any part of it, the Customer and/or the Security Party shall execute the Security Documents in the form and substance acceptable to the Bank and the Customer shall procure the execution of the Security Documents by the Security Party (if applicable) in the form and substance acceptable to the Bank.

9.2	Continuing Security

(a)	The security created in this Agreement is expressly intended to be and shall be a continuing security for the Indebtedness and all monies whatsoever now or hereafter from time to time payable to the Bank by the Customer under the provisions of this Agreement and other Security Documents whether alone or jointly and severally with another or others and whether as principal or surety notwithstanding that the Customer may at any time cease to be indebted to the Bank for any period or periods of time and notwithstanding:-

(i)	the Designated Current Account or any account or accounts of the Customer with the Bank may from any cause whatsoever cease to be current and notwithstanding any settlement of account or accounts or otherwise;

(ii)	any change by amalgamation, consolidation or otherwise which may be made in the constitution of the Bank.

(b)	This Agreement shall be without prejudice to any security already given by the Customer to the Bank or any security which may hereafter be given to the Bank whether the same be for securing payments of the Indebtedness to be paid herein or whether it is taken as additional or collateral security or otherwise howsoever.

9.3	Covenant to Provide Further Security

(a)	The Customer shall at any time if and when required by the Bank so to do execute or cause to execute in the Bank’s favour or as the Bank shall direct such legal or other mortgages, charges, assignments, transfers or agreements as the Bank shall require of and on all the Customer’s estate right, title and interest in any property or assets or business now belonging to or which may hereafter be acquired by or belong to the Customer (including any vendor’s lien) and the benefit of all licences held in connection therewith to secure the Indebtedness and all moneys and liabilities agreed to be paid or intended to be secured, such mortgages, charges, assignments, transfers or agreements to be prepared by or on the Bank’s behalf at the Customer’s cost and to contain all such terms and conditions for the Bank’s benefits as the Bank may reasonably require.

(b)	The Bank may require the Customer to deposit with the Bank the documents of title of any or all immovable properties vested in the Customer for any Facility Tenure and all or any debentures, shares, stocks or other investments or securities registered in the Customer’s name or otherwise belonging to the Customer. Such deposit may be by way of collateral security for the payment of the Indebtedness and moneys and liabilities secured and may also or otherwise be for the purpose of securing any other moneys payable to the Bank and not secured by this Agreement.

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9.4	Bank’s Other Securities

Nothing herein contained shall prejudice or affect any lien to which the Bank is entitled to or any other securities which the Bank may at any time or from time to time hold for or on account of the monies secured nor shall anything herein contained operate so as merge or otherwise prejudice or affect any guarantee, mortgage, charge, lien or other security which the Bank may for the time being have for any monies intended to be or otherwise secured or any right or remedy of the Bank thereunder.

10.	DISTRIBUTION OF PROCEEDS

10.1	Distribution of Proceeds

After this Agreement and security created by the Security Documents become enforceable by the Bank, all moneys and other property held or received by the Bank under any of the Security Documents and the proceeds of any realisation of the undertaking, property, assets, revenues and rights of the Customer and the Security Party mortgaged, charged or assigned by or pursuant to any of the Security Documents shall (subject to the payment of debts which by law have priority) be applied:

(a)	first, in payment of any costs, charges, fees, expenses and liabilities incurred by the Bank and every receiver, attorney, agent, delegate or other person appointed by the Bank under any of the Security Documents or this Agreement in the execution or purported execution of any of the Security Documents or in the performance of any duties or the exercise of any powers vested in it or him;

(b)	second, in or towards payment of the liabilities of the Customer in respect of the Indebtedness (other than the Facility Amount and any profit thereon), as the case may be, due to the Bank;

(c)	third, in or towards payment of all profits (and Late Payment Charge, if any) which has accrued on the Indebtedness to the date of such application then due to the Bank;

(d)	fourth, in or towards payment of the Indebtedness then due to the Bank;

and the surplus (if any) after the payment in full of all liabilities of the Customer under this Agreement and the Security Documents shall be paid to or to the order of the Customer or such other person for the time being entitled thereto.

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10.2	Deficiency in Proceeds of Sale

If the amount realised by the Bank pursuant to this Agreement and the Security Documents after deducting any payment from the amount so realised of all fees dues costs rates taxes and other outgoings arising out of or occasioned by such realisation is less than the amount due to the Bank, the Customer shall pay to the Bank on demand the difference between the amount due and the amount so realised.

10.3	Concurrent Proceedings

Notwithstanding any provision hereof, it is expressly agreed that upon default or breach by the Customer or any Security Party of any term, covenant, stipulation and/or undertaking herein provided and/or contained and on the part of the Customer or any Security Party to be observed and performed, the Bank shall thereafter have the right to exercise all or any of the remedies available whether by this Agreement or by statute or otherwise and shall be entitled to exercise such remedies concurrently to recover all monies due and payable to the Bank in any order of priority.

11.	BENEFIT OF AGREEMENT

11.1	Benefit of Agreement

The Bank may assign its rights under this Agreement or any part thereof and/or transfer its obligations under this Agreement or any part thereof subject to the terms of this Agreement, and:

(a)	for this purpose may disclose to a potential assignee or transferee or any other person who derives or may derive rights or obligations under or by reference to this Agreement, such information about the Customer as shall have been made available to the Bank generally;

(b)	where the Bank transfers its obligations or any part thereof, the Customer shall execute such documents as are reasonably necessary to release the Bank to the extent of the transfer and join the transferee as a party hereto; and

(c)	the Customer shall continue to deal solely with the transferee with respect to payments, notices and other matters relating to the administration of this Agreement.

11.2	Assignment by the Customer

The Customer shall not assign, novate or purport to assign or novate any of its rights or transfer any of its obligations under this Agreement without the prior written consent of the Bank.

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12.	MISCELLANEOUS

12.1	Consolidation and Right of Set-Off

(a)	It is expressly agreed and declared that unless the Bank otherwise agrees any security whether given now or hereafter shall not be discharged or released except on payment of not only all the Indebtedness but also all monies whatsoever or howsoever payable or due from the Customer to the Bank (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any other account or accounts of whatsoever nature (whether current, deposit or financing account), agreement or contract or otherwise with the Bank or any member of the Bank’s group of companies.

(b)	Without prejudice to any other remedies which the Bank may have, the Bank may with seven (7) calendar days’ notice to the Customer and at any time or from time to time at its discretion combine, consolidate or merge all or any of the Customer’s account or accounts of whatsoever nature (whether current, deposit or financing account), at any branch of the Bank or any member of the Bank’s group of companies with any liabilities of the Customer (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint) under any account (whether current, deposit or financing account), agreement (including under this Agreement and the Security Documents) or contract or otherwise with the Bank or any member of the Bank’s group of companies and set-off or transfer any sum (whether in the same or different currencies) standing to the credit of any such account, agreement or contract in or towards the satisfaction of any of the Customer’s Indebtedness or under any other account or accounts of whatsoever nature (whether current, deposit or financing account), agreements or contracts or otherwise (whether such liability be present, future, actual, contingent, primary, secondary, collateral, secured or unsecured, several or joint).

12.2	Rights cumulative, waivers

The rights, powers and/or remedies of the Bank under this Agreement are cumulative, may be exercised as often as the Bank considers appropriate and are in addition to the Bank’s rights, powers and remedies under the general law. The rights, powers and/or remedies of the Bank in relation to the Facility (whether arising under this Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing by the Bank; and in particular any failure to exercise or any delay in exercising any of such rights, powers and/or remedies shall not operate as a waiver or variation of that or any other such right, power and/or remedy; any defective or partial exercise of any of such rights, powers and/or remedies shall not preclude any other or further exercise of that or any other such right, power and/or remedy; and no act or course of conduct or negotiation on the Bank’s part or on its behalf shall in any way preclude it from exercising any such right, power and/or remedy or constitute a suspension or any variation of any such right, power and/or remedy.

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12.3	Non-Income Bearing Suspense Account

Any money received hereunder may be placed and kept to the credit of a non-income bearing suspense account for so long as the Bank thinks fit without any obligation in the meantime to apply the same or any part thereof in or towards discharge of any money or liabilities due or incurred by the Customer to it. Notwithstanding any such payment in the event of any proceedings in or analogous to bankruptcy, liquidation, composition, judicial management or arrangement the Bank may prove for and agree to accept any dividend or composition in respect of the whole or any part of such money and liabilities in the same manner as if the security herein created had not been created.

12.4	All payment received to be payment in gross

All monies received from or on account of the Customer or from any other person (including but not limited to any surety) or from the realisation of the security created by the Security Documents or any security or otherwise for the purpose of being applied in the reduction of the account of the Customer or of the monies covenanted to be paid as hereinbefore provided shall be treated for all purposes as payments in gross and not as appropriated or attributable to any specific part or item of the said monies covenanted to be paid even if appropriated thereto by the Bank. All securities now or at any time held by the Bank shall be treated as security for the said general balance. The Customer or any other person or persons claiming under the Customer shall have no claim to such securities or to any part thereof or any interest therein unless and until the Bank has received the full amount due and payable to the Bank by the Customer.

12.5	Time

Time wherever mentioned shall be the essence of this Agreement.

12.6	Invalidity of any provision

If any of the provisions of the Letter of Offer, this Agreement or the Security Documents becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

12.7	Satisfaction as to compliance with Shariah

Each party agrees that the transactions, contracts, agreements and/or undertaking he/she/it are entering into or entered into under and pursuant to this Agreement, the Asset Sale Agreement (where applicable) and Security Documents are and shall be Shariah-compliant.

12.8	Enforcement of this Agreement

This Agreement is in addition to and not in substitution of any other rights or securities which the Bank may have from or against the Customer and may be enforced in accordance with the terms hereof without first having recourse to any of such other rights or securities and without taking any steps or proceedings against any Security Party as aforesaid.

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12.9	Imposition of Terms by BNM or other authority

The Customer acknowledges that the Bank shall at all times be subject to all terms, rules, directives and regulations as may be imposed by BNM or such other authority having jurisdiction over the Bank from time to time.

12.10	Appropriation

The Bank shall at its discretion be entitled to utilise any monies received towards payment or early settlement to be appropriated in any manner howsoever it shall deem fit.

12.11	Independent payment obligations

It is expressly agreed and declared by the Customer that each of its obligations to pay any of the provision of this Agreement, or where appropriate constitute separate and independent obligations, shall give rise to separate and independent sources of action, shall apply irrespective of any waiver or indulgence granted by the Bank in respect of any other obligation, shall remain in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of some other obligation and may be relied upon and enforced by the Bank independently of or simultaneously with or without having to commence any other action under such obligations or under any of the Security Documents or having first exhausted any remedy or having first sold or disposed of any assets, properties or undertaking which may be provided as security to the Bank from time to time.

12.12	Condition of Discharge or release of Customer

Any settlement between the Bank and the Customer shall be conditional upon no security or payment to the Bank by the Customer or any Security Party or any other person being invalidated for any reason whatsoever or being avoided or refused or set aside by virtue of any provision or enactment or laws relating to bankruptcy, insolvency or liquidation for the time being or from time to time in force or by virtue of any obligation to give effect to any preference or priority and the Bank shall be entitled to recover the value or amount of any such security or payment from the Customer subsequently as if such settlement or discharge had not occurred.

12.13	Defects in Powers

Where any moneys are due and payable and secured by this Agreement, they shall be deemed to be so due and payable and so secured notwithstanding any defect, informality or insufficiency in the powers of the Customer or any Security Party or in the exercise thereof which might have a defence as between the Customer or such Security Party and the Bank.

12.14	Disclosure of Information

The Customer agrees that as long as this Agreement continues and/or as long as any monies due thereunder remain outstanding, the Bank shall be entitled to disclose information on the Customer’s affairs (including the Customer’s accounts and/or future accounts) with the Bank to:

(a)	its auditors, legal counsel or other professional advisors; or

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(b)	any Security Party; or

(c)	the Credit Bureau and the Central Credit Reference Information System (CCRIS) of BNM or such other authority or body established by BNM or such other authority having jurisdiction over the Bank; or

(d)	other body or authority or party to whom the Bank is associated with; or

(e)	a potential assignee or other person posing to enter into contractual arrangement with the Bank; or

(f)	Any person who invests in or otherwise finances (or potentially invest in or otherwise finance), directly or indirectly, any transaction related to the Bank’s general or specific funding portfolio; or

(g)	subject to the provisions of the Islamic Financial Services Act 2013 (whichever applicable) and any regulations from BNM, companies which are now or which in the future may be related corporations within the banking group of the Bank.

The Customer expressly consents to such disclosure and confirms and declares that no further consent from the Customer is necessary or required in relation to such disclosure.

12.15	Default

(a)	The Bank shall have the right by notice in writing to the Customer to determine this Agreement or to refuse to disburse the Facility or any part thereof if any Indebtedness payable under the Facility shall become immediately due under the provisions of this Agreement.

(b)	Upon the giving of such notice, any part of the undisbursed Facility shall be cancelled, but any part of the Facility already disbursed shall become due and immediately payable on demand.

12.16	Effect of Full Payment of the Indebtedness & Early Settlement

(a)	Notwithstanding anything to the contrary in this Agreement, it is agreed that on the satisfaction by payment or otherwise of the whole of the moneys due to this Agreement, all the provisions in this Agreement shall cease to be of any effect but without prejudice to the Bank’s rights and remedies against the Customer in respect of any antecedent claim or breach of covenant.

(b)	It is agreed that notwithstanding any provision for the payment of the Indebtedness stipulated in this Agreement, the Customer may, by giving the requisite Early Settlement Notice (within the period as determined by the Bank prior to the intended early settlement date) pay the whole of the Indebtedness that is due and payable to the Bank or such lesser amount thereof as the Bank may in its discretion accept.

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(c)	All Early Settlements received by the Bank shall be applied by the Bank towards reduction of the number of instalment or any monies payable by the Customer in inverse order of maturity and not towards reducing the quantum of any of the instalment or any monies payable unless otherwise agreed by the Bank in writing.

12.17	Cross Default

The Customer expressly agrees that if any sums shall be due from the Customer and/or Security Party to the Bank or any third party or parties under any agreement or instrument from time to time or at any time or if the Customer and/or Security Party may be or become liable to the Bank or any third party or parties anywhere on banking account or any other account current or otherwise in any manner whatsoever or if default is made in any provisions of such account or in any other banking facilities granted by the Bank or any third party or parties to the Customer and/or Security Party or in any of the provisions of this Agreement, then in any such event, upon notification by the Bank to the Customer within seven (7) Business Days, the Indebtedness secured in this Agreement together with all moneys payable under such account or other banking facilities granted shall immediately become due and payable and the security herein shall become immediately enforceable.

12.18	Remedies and Waivers

No relaxation, forbearance, indulgence, failure or delay on the part of the Bank in exercising nor any omission to exercise any right, power, privilege or remedy accruing to the Bank under this Agreement and/or the other Security Documents or any security in favour of the Bank upon any default on the part of the Customer shall impair any such right, power, privilege or remedy or be construed as a waiver thereof or an acquiescence in any default affect or impair any right, power, privilege or remedy of the Bank in respect of any other or subsequent default nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by law.

12.19	Reconstruction of the Customer or the Bank

The securities, rights, liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, re-construction, restructuring or otherwise which may be made in the constitution of the Bank and similarly the liabilities and/or obligations created by this Agreement shall continue to be valid and binding for all purposes whatsoever notwithstanding any change by amalgamation, re-construction, restructuring or otherwise howsoever in the constitution of the Customer and it is expressly declared that no change of any sort whatsoever in relation to or affecting the Customer shall in any way affect the securities, liabilities and/or obligations created hereunder in relation to any transaction whatsoever whether past, present or future.

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12.20	Successors, Indorsees and Assigns

(a)	This Agreement shall be valid and binding upon and enure to the benefit of the Customer and the Bank and their respective successors in title and indorsees, and in the case of the Bank, its assigns.

(b)	The Bank may at any time without the consent or concurrence of the Customer be at liberty to assign or to transfer their rights and obligations hereunder.

(c)	The Customer shall not assign or transfer its rights hereunder or any interest herein.

(d)	All costs and expenses of the Bank and of the assignee or transferee of and incidental to such assignment or transfer, shall be payable by the Customer and any statement or recital in the deed of assignment or document of transfer of the amount then due to the Bank under and by virtue of this Agreement shall save for manifest errors only be conclusive and binding on the Customer.

12.21	Modification and Indulgence

Subject to compliance with Shariah principles, the Bank may at any time hereafter and without in any way affecting any of its rights, powers and remedies or the security created under this Agreement:

(a)	determine or vary any of the terms governing the grant of the Facility and/or the provisions of this Agreement and/or the Security Documents or any of them upon giving prior notice to the Customer and the Customer expressly consent to any and all such determination and/or variations (howsoever substantial);

(b)	deal with exchange release or modify or abstain from perfecting or enforcing any securities or guarantees or rights it may now or at any time or from time to time hereafter have from or against the Customer or any other person;

(c)	open or continue any account or accounts, current or otherwise, with the Customer at any branch or branches of the Bank or grant to the Customer or other person any time or indulgence;

(d)	renew any bills notes or other negotiable securities in any manner and accept composition from any other arrangements with the Customer or any persons liable on the bills notes or other securities held by the Bank for or on behalf of the Customer;

(e)	vary from time to time the terms and conditions to comply with all relevant rules, decisions and rulings of BNM whether the same be made before or after the creation of this Agreement; and

(f)	have recourse to all or any remedies or means for recovering the Indebtedness which may be available for such purpose at such time and in such order and manner as the Bank may think fit.

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12.22	Statement of Account

A statement of account in writing stating the amount payable by the Customer under this Agreement or any of the other Security Documents and duly certified by the Bank or any authorised person thereof shall in the absence of manifest error be conclusive evidence that such amount is in fact due and payable by the Customer.

12.23	Severability

Any term, condition, stipulation, provision, covenant or undertaking contained herein which is illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof and such illegality, prohibition or unenforceability in any jurisdiction shall not invalidate or render illegal, void or unenforceable any such term, condition, stipulation, provision, covenant or undertaking in any other jurisdiction.

12.24	Stamp Duty

The Customer shall, upon notice from the Bank pay all stamp duties, fees or other charges payable on or incidental to the execution, issue, delivery and registration of this Agreement and any documents related thereto and shall reimburse the Bank for any such duties, fees or other charges paid by the Bank.

12.25	Evidence of Authority

The Customer shall furnish to the Bank sufficient evidence of the authority of the person or persons who will sign the request for the drawdown or such other document provided for under the provisions of this Agreement.

12.26	Cost

The Customer shall be liable to pay all fees, taxes and expenses under the Facility and the Security Documents and any other fees, taxes and expenses in connection with or incidental to this Agreement including the Bank’s solicitors fees (on a solicitor and client basis) in connection with the preparation and execution of this Agreement and the documents related thereto. If the Indebtedness or any part thereof shall be required to be recovered through any process of law or the Facility or any part thereof shall be placed in the hands of solicitors for collection, the Customer shall pay (in addition to the moneys then due and payable under the Facility) the Bank’s solicitors’ fees (on a solicitor and client basis) and any other fees, taxes and expenses incurred in respect such collection.

12.27	Law Applicable

The parties hereto agree that this Agreement shall be governed by the laws of Malaysia and agree to submit to the jurisdiction of the Courts of Malaysia and further agree that service of any notice and/or legal process may be effected in the manner set out in Clause 12.30 hereof.

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12.28	Guidelines on Credit Transactions and Exposures with Connected Parties for Islamic Banks (Guidelines) by Bank Negara Malaysia (BNM)

The Customer declares that the Customer has had notice of the Guidelines and agrees that the approval and operation or utilisation from time to time of the Facility is strictly conditional by the Customer representation and undertaking that it shall not infringed, contravene nor be in breach of the Guidelines and/or of any replacement guidelines/specifications/circulars issued pursuant to the Islamic Financial Services Act 2013 and also undertakes to advise the Bank if any of infringement as set out in the said Guidelines is established or discovered at any time. If at any time during the continuance of this Facility the Bank discovers that there had been an infringement of the said Guidelines and/or that the continued utilisation of the Facility shall be in violation of the said Guidelines the Bank shall be entitled forthwith to exercise all of its rights contained herein.

12.29	Recitals and Schedules

The Recitals hereof and the Schedules annexed to this Agreement shall be taken, read and construed as an integral part of this Agreement.

12.30	Service of Notices and Legal Process

(a)	Each communication to be made under this Agreement shall be made in writing and in the case of the Bank, shall be under the hand of any manager or other authorised officer of the Bank or a solicitor or firm of solicitors purporting to act for the Bank and, unless otherwise stated, shall be by fax or letter, to the addresses hereinafter specified or to such other address as the other party might have notified the party giving the notice.

(b)	Any such notice or request shall be deemed to have been sufficiently given, or made and be deemed received by the party to whom it is given:

(i)	if delivered by hand, when so delivered; or

(ii)	if sent by post, on the second Business Day after posting; or

(iii)	in the case of telex or cable, on the Business Day immediately after transmission; or

(iv)	if sent by facsimile on the Business Day immediately after transmission provided that the Bank has received an answer back confirmation.

(c)	In the event of a change in the address or facsimile number of the Customer, the Customer shall as soon as practicable but in any event at least seven (7) days prior to such change notifies the Bank in writing of such change.

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(d)	No change in the Address for Service or facsimile number howsoever brought about shall be effective or binding on the Bank unless the Customer has given to the Bank pursuant to paragraph (c) hereof actual notice of the change of the Address for Service or facsimile number and nothing done in reliance of any of the provisions herein shall be affected or prejudiced by any subsequent change in the Address for Service over which the Bank has no actual knowledge at the time the act or thing was done or carried out.

Provided that any communication or document to be made or delivered to the Bank shall be effective only when received, and then only if it is expressly marked for the attention of the department or officer identified with the relevant officer’s signature below (or such other department or officer as the Bank shall from time to time specify for this purpose).

(e)	Any notice or other communication to be given under or in respect of this Agreement shall be delivered, given or sent to the addressee at the address or facsimile number (or such other address or facsimile number as the addressee may give notice to the other party in accordance with paragraph (c) hereof from time to time) set out hereinbefore.

(f)	The Bank shall have discretion whether to accept, or rely or act upon any communication received via telephone or email and shall be entitled to request verification of any such communication by any method the Bank deem appropriate.

(g)	The service of any legal process may be given by prepaid registered or ordinary post sent to the Customer at the address herein stated and such legal process shall be deemed to have been duly served after the expiration of five (5) calendar days from the date it is posted and no change in the Customer’s address herein stated howsoever brought about shall be effective or binding on the Bank unless actual notice of the change of address has been given to the Bank.

12.31	Terms of Letter of Offer and Asset Sale Agreement (where applicable) Incorporated

All the terms and conditions of the Bank’s Letter of Offer the day and year as stated in Item 3 of the First Schedule and the Asset Sale Agreement (where applicable) shall be deemed to be incorporated into and form part of this Agreement (whether such provision are repeated herein or not) subject to such alterations or variations where necessary to make the provisions of the Letter of Offer and the Asset Sale Agreement (where applicable) consistent with the provisions of this Agreement AND in the event of any conflict, inconsistency and/or discrepancy between the provisions of the Letter of Offer and the Asset Sale Agreement (where applicable) and the provisions of this Agreement, the provisions of the Letter of Offer shall prevail for the purpose of interpretation and enforcement of this Agreement.

12.32	Counterparts

This Agreement may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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12.33	Variation of the Facility

It is expressly agreed and declared by the parties to this Agreement that the Facility and/or the Security Documents may, subject to Shariah principle, be varied in the manner acceptable to the Bank and thereupon such amended details of the Facility and/or the Security Documents shall be deemed to become effective and shall be read and construed as if such amended details have been incorporated in and had formed part of this Agreement at the date of execution thereof.

12.34	Personal Data Protection Act 2010 (“PDPA”)

The Bank may request the Customer from time to time to provide the personal data and information of the Customer, the Customer’s guarantor(s) and/or any third party security providers’ (including but not limited to) directors, shareholders, employees, representatives and/or any other individual (“the Individual”) in the course of the Customer’s contract and/or transactions with the Bank (“Personal Data”).

Maybank Group Privacy Statement the Bank collects, uses, maintains, stores, discloses, secures and retains the Personal Data. The Customer is to refer to the Maybank Group Privacy Statement and prior to providing the Bank with the Individual’s Personal Data, the Customer is to inform the Individual of the Maybank Group Privacy Statement.

The Customer warrants that it has complied with the PDPA and have obtained the relevant consents from the Individual in relation to the processing and disclosure of their Personal Data.

12.35	Taxes

(i)	Any goods and services tax or levies now or hereafter imposed by law or required to be paid in respect of any monies payable to or to be received by the Bank on any expenses incurred or to be incurred by the Bank (except where prohibited by law) shall be borne by the Customer.

(ii)	All other taxes, duties or government charges now or hereafter imposed or levied in connection with this Facility shall be borne by the Customer.

(iii)	The Customer agrees that the Bank reserves the right to debit any of Customer’s banking account(s) for such taxes or levies payable by the Customer. In the event, such debiting causes Customer’s banking account(s) to be overdrawn and not regularised within the specific period determined by the Bank, late payment charges shall be imposed on the excess thereto.

12.36	Utilisation of Trade Facilities [where applicable]

The Customer shall ensure that the Trade Facilities granted shall not be used to finance inter-company and related party transactions, save where approved by the Bank/permitted by the Bank’s guidelines.

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12.37	Additional Terms and Conditions

The Facility and/or this Agreement shall be subject to the additional terms and conditions as set out in the Seventh Schedule.

12.38	Incorporation by reference

Where applicable, the Bank’s General Trade Terms, Standard Trade Terms and Conditions and Country Supplement as set out in the Ninth Schedule, Tenth Schedule and Eleventh Schedule, respectively constitute an integral part of this Agreement.

12.39	Exchange Control

The Customer shall be responsible for obtaining any exchange control approval which may be required during the continuance of the Facility.

12.40	Upstamping of Agreement

In the event that the total monies and liabilities due and payable to the Bank including the Indebtedness hereunder at any time exceed the principal limit or the limit for which the security created shall for the time being have been stamped to secure, the Bank shall be at liberty at any time, without prior notice or reference to or consent from the Customer, to upstamp this Agreement and/or the Security Documents, whereupon the amount in respect of which additional stamp duty on an ad valorem basis is or shall be paid and endorsed on this Agreement and/or any other Security Documents and all other amounts payable by the Customer to the Bank under this Agreement and the Security Documents shall henceforth form part of the Indebtedness and be secured by this Agreement and the other Security Documents. Additional stamp duty as aforesaid shall be paid or reimbursed (as the case may be) by the Customer to the Bank on demand, and until such payment or reimbursement shall also form part of the Indebtedness and be secured by this Agreement and the other Security Documents.

12.41	Principal and Secondary Instruments

IT IS AGREED AND DECLARED that this Agreement and the Security Documents are instrument employed in one transaction to secure the payment of the Indebtedness within the meaning of Section 4(3) of the Stamp Act 1949 of the States of Malaya, and for the purpose of the said section, this Agreement is deemed to be the principal or primary instrument.

[End of Clauses]

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Signatories to this document are advised to seek independent legal advice before signing this document.

IN WITNESS WHEREOF the Common Seal of the parties have hereunto set their respective hands and seals.

The Customer (*whichever applicable)

For Individual Customer
*The execution of this Agreement by	)
the Customer	)
in the presence of:-)

[*Where the company possesses a common seal.]

For Non-Individual Customer

*SIGNED for and on behalf of the Customer	)
EMP SOLUTION SDN. BHD.	)
(Company No. 200501025998(708131-V)))
in a manner authorised by its constitution	)
under its Common Seal which	)
said Seal was hereunto duly affixed	)
on the 25th day of September 2023)
in the presence of:	)

/s/ Yeoh Chee Wei		/s/ Daisy Lim Chiu Fun
Director		~~Director~~/Secretary
Name: YEOH CHEE WEI		Name: DAISY LIM CHIU FUN
NRIC No.: 760514-07-5707		NRIC No.: 910622-13-6280

For Non-Individual Customer
*SIGNED for and on behalf of the Customer	)
in the presence of :-)
(Authorised Signatory)
Name:
NRIC No.:

[*Where the company does not possess a common seal.]

SIGNED for and on behalf of	)
in the presence of :-)
Director
NRIC No.:

Director/Secretary
NRIC No.:

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The Bank

SIGNED by	)	MAYBANK ISLAMIC BERHAD
as Attorney for and on behalf	)	by its Attorney
MAYBANK ISLAMIC BERHAD	)
(Company No.: 200701029411))
in the presence of:-)		/s/ Charanjeet Kaura A/P Darshan Singh

EXPLANATION TO SIGNATORIES

Individual

I,                                                                                                                                                                                  , the attending solicitor, hereby certify that I have to the best of my abilities, read and explained the contents of this Agreement to                                         (NRIC No. ) in English/Bahasa Malaysia / Mandarin / Hokkien / Cantonese, to cater for others a language / dialect to which he / she understand(s) and who has acknowledged to me that he / she has understood the terms and implications of the said document and who has acknowledged to me that he / she has voluntarily executed this document.

Corporate / Company

I, CHEW SIN CHI (NRIC No. 930504-04-5212) (BC/C/1888), the attending solicitor, hereby certify that I have to the best of my abilities, read and explained the contents of this Agreement to the authorised signatories of EMP SOLUTION SDN. BHD. (Company No. 200501025998(708131-V)) in English / ~~Bahasa Malaysia / Mandarin / Hokkien / Cantonese, to cater for others a language / dialect~~ to which ~~he / she~~ / they understand(s) and who ~~has~~ / have acknowledged to me that ~~he / she~~ / they ~~has~~ / have understood the terms and implications of the said document and who have acknowledged to me that they have voluntarily executed this document.

Sole Proprietor

I,                                                                                                                                                                                  , the attending solicitor, hereby certify that I have to the best of my abilities, read and explained the contents of this Agreement to                                                      (NRIC No.   ), the sole proprietor of                                                      (Business Registration No.),                               in English/Bahasa Malaysia / Mandarin / Hokkien / Cantonese, to cater for others a language / dialect to which he / she / they understand(s) and who has / have acknowledged to me that he / she / they has / have understood the terms and implications of the said document and who have acknowledged to me that he / she has voluntarily executed this document.

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Partnership

I,                                                                                                                                                                                  , the attending solicitor, hereby certify that I have to the best of my abilities, read and explained the contents of this Agreement to                                                      (NRIC No.   ), and (NRIC No.                       ), the partners of                        (Business Registration No.                               ), in English/Bahasa Malaysia / Mandarin / Hokkien / Cantonese, to cater for others a language / dialect to which he / she / they understand(s) and who has / have acknowledged to me that he / she / they has / have understood the terms and implications of the said document and who have acknowledged to me that they have voluntarily executed this document.

/s/ Chew Sin Chi

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FIRST SCHEDULE

Item No.	Subject Mater	Particulars

1	Address of Bank’s business premise and Address for Service

Registered Address:

15th Floor, Tower A

Dataran Maybank

1, Jalan Maarof

59000 Kuala Lumpur

Branch Address:

Petaling Jaya Business Centre

T2-L6, Level 6, Tower 2, Jaya 33

No. 3, Jalan Semangat, Seksyen 13

46200 Petaling Jaya Selangor

2	Name and Address of Customer

Name: EMP SOLUTION SDN. BHD.

Company No.: 200501025998(708131-V)

Registered Address:

No. 6-1, Lorong Batu Nilam 21B

Bandar Bukit Tinggi 2

41200 Klang

Selangor

Business Address:

No. 21, Jalan 15/23

Tong Nam Industry Park

40200 Shah Alam

Selangor

3	Date of the Letter of Offer	Date: 17 May 2023 and includes any subsequent Letter of Offer, amendment, variation or supplemental.

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SECOND SCHEDULE

(Clause 2)

Nature and Mechanism of the Facility

1.	In relation to CMTF-i Facility, CL-i Facility, STRC-i Facility and IF-i Facility

1.1	Nature of the Facility

The parties agree that the Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which shall be as follows:

(a)	In accordance with the Bank’s financing procedure, the Customer shall request the Bank to purchase the Commodity from any Commodity Trader on a spot basis at the price which shall be in the amount equivalent to the Facility granted to the Customer. Simultaneously, the Customer gives the undertaking to purchase whereby the Customer shall irrevocably promise, covenant and undertake with the Bank to purchase the Commodity at the Bank’s Sale Price.

(b)	The parties agree that the undertaking to purchase shall irrevocably bind the Customer to purchase the Commodity from the Bank at the Bank’s Sale Price in accordance with the terms and conditions contained herein.

(c)	In furtherance to the Customer’s promises, covenants and undertakings to purchase the Commodity from the Bank, the Bank shall then purchase the Commodity at the Bank’s Purchase Price. Immediately thereafter, the Bank shall sell and the Customer shall purchase the Commodity by executing the relevant Asset Sale Agreement at the Bank’s Sale Price on deferred payment terms subject to the terms and conditions of the Letter of Offer and this Agreement.

(d)	As the owner of the Commodity, the Customer thereafter appoints the Bank to be his/its agent to sell the Commodity to the Commodity Trader or any third party on spot basis at the price equivalent to the total sum of the Facility.

(e)	The proceeds from the sale shall be credited into the Designated Current Account with the Bank or into any other account of the Customer with the Bank or in such manner as may be determined by the Bank and shall be emplaced with the Facility limit and the Bank will make disbursement of the Facility subject to the terms herein contained.

1.2	Terms and Conditions of Sale of Commodity

(a)	The sale of the Commodity by the Bank shall be governed by the terms and conditions of the Letter of Offer, the relevant Asset Sale Agreement and this Agreement.

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(b)	The Customer shall obtain such title to the Commodity as the Bank receives from the Commodity Trader but free from encumbrances. The Bank shall not be deemed to give any warranty or representation (express or implied) whatsoever, whether arising by law, by statute or otherwise and, without prejudice to the generality of the foregoing, any such warranty or representation by the Bank is expressly excluded to the full extent permitted by any applicable law.

(c)	The parties agree that upon the sale of the Commodity by the Bank to the Customer, the Customer shall bear full ownership and responsibility towards the Commodity.

(d)	The Customer agrees that in purchasing the Commodity from the Bank, it shall have accepted the Commodity on an ‘as is, where is’ basis.

(e)	The Customer waives any claims which it may have against the Bank in respect of any loss or damage which it may suffer by reason of, or arising out of or in connection with this Agreement, any other Security Documents or otherwise (howsoever arising) in connection with or arising from the purchase of the Commodity.

2.	In relation to LC-i

2.1	Nature of the Facility

The LC-i Facility is structured based on the Shariah principle of Wakalah. Under the Shariah principle of Wakalah, the Bank acts as the payment agent for the Customer to issue the LC-i to the beneficiary/seller. The mechanism of LC-i Facility based on Wakalah is as follows:-

(a)	The Customer submits a request for LC-i to the Bank.

(b)	The Bank will then require the Customer to place a deposit to the full amount/value of the Goods to be purchased or imported.

(c)	The Bank issues the LC-i and forwards it to the advising bank.

(d)	The advising bank advises the LC-i to the seller/exporter/beneficiary.

(e)	The seller/exporter/beneficiary ships the Goods and forwards shipping documents to the advising bank.

(f)	The advising bank negotiates the documents and sends it to the Bank.

(g)	Upon receipts of documents or telex claim, the Bank pays the proceeds to the advising bank utilizing the Customer’s deposit or fund and subsequently releases the documents to the Customer.

(h)	The Bank charges the customer fees and commission for its services.

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3.	In relation to TR-i Facility, the ECR-i Facility (Pre-Shipment), the OFCF-i Facility (Import/Purchase) and the AB-i Facility (Import/Purchase)

3.1	Nature of the Facility

The parties agree that the Facility has been structured based on the Shariah principle of Murabahah depending on the needs and requirements of the Customer, the nature and mechanism of which shall be as follows:

(a)	The Customer requests and undertakes to purchase the Goods from the Bank at the Trade Finance Contract Note Sale Price;

(b)	The Bank appoints the Customer as the Bank’s purchasing agent to purchase the Goods from the Seller/Suppliers on behalf of the Bank at the Trade Finance Contract Note Purchase Price;

(c)	Upon delivery of the Goods to the Customer and receipt by the Bank of shipping documents issued by the Seller/Suppliers, the Bank is deemed to have constructive possession over the Goods and the Bank will pay the invoice value or the Trade Finance Contract Note Purchase Price to the Seller/Suppliers;

(d)	The Bank then sell the Goods to the Customer on deferred payment at the Trade Finance Contract Note Sale Price.

3.2	Appointment as the Bank’s Purchasing Agent

Pursuant to the terms of the Letter of Offer, the Customer is appointed as the Purchasing Agent for the Bank to the effect that the Customer may perform the following:

(i)	to purchase the Goods from any third party that the Customer deems fit and take possession (physical or constructive) of the Goods;

(ii)	to inspect and/or perform any functionality or merchantability tests of the Goods to the satisfaction of the Customer;

(iii)	to receive delivery of the Goods from the third party on behalf of the Bank;

(iv)	to safe-keep the Goods upon purchasing it until the Bank sells the Goods; and

(v)	to do all the administrative duties regarding the purchasing and holding of the Goods thereof.

This agency appointment shall cease upon termination or cancellation of the Facility.

Pursuant to Customer’s obligation as the Purchasing Agent, to secure on the safe- keep and transit of the Goods, Customer shall have a duty to:-

i)	declare all acquisition costs incurred prior to the Bank’s execution of the Trade Finance Contract Note including takaful coverage/insurance policy taken up or paid; and

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ii)	identify all the necessary takaful/insurance to be taken up for the transaction and/or in relation to the Goods.

In the event the Customer failed to identify and declare the acquisition costs inclusive the takaful/insurance prior to the Bank’s execution of the Trade Finance Contract Note, it shall be deemed as negligence on the part of the Customer. The Customer shall not be entitled to claim any additional costs subsequent the Bank’s execution of the Trade Finance Contract Note.

3.3	Terms and Conditions of Sale of Goods

The Goods shall be sold on an “as is, where is” basis but free from encumbrances, where the Customer acknowledge that the Customer shall:

i)	have no remedy against the Bank in respect of their quality, condition, quantity, description, title or otherwise; and

ii)	waive any claims which the Customer may have against the Bank in respect of any loss or damage of the Goods.

Loss or damage of the Goods in the Customer’s possession before entering into the Trade Finance Contract Note due to Customer’s negligence shall be borne by the Customer.

4.	In relation to the ECR-i Facility (Post Shipment), the OFCF-i Facility (Export/Sale) and the AB-i Facility (Export/Sale), DBEP-i Facility, FBEP-i Facility

4.1	Nature of the Facility

The parties agree that the Facility has been structured based on the Shariah principle of Bai’ Al-Dayn Bi Al-Sila’ depending on the needs and requirements of the Customer, the nature and mechanism of which shall be as follows:

(a)	The Customer sells its Goods on credit term (“debt receivables”) to buyer and ships the Goods to the buyer;

(b)	The Customer prepares export/sales documents such as invoice and shipping documents as required under relevant sales contract or letter of credit and presents them to the Bank;

(c)	The Bank purchases the Customer’s debt receivables at a discount and make payment in a form of Commodities.

(d)	As an appointed agent on behalf of Customer, the Bank sell the Commodities to any third party acceptable to the Bank at the price equivalent to the amount of Purchase Price of the debt receivables and credits the net proceeds into the Customer’s account.

(e)	On maturity, the buyer pays the amount due to the Bank.

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THIRD SCHEDULE

(Clause 5)

Conditions Precedent and Conditions for Utilisation

A.	In relation to all Facility

1.	The Security Documents have been duly executed, stamped and shall have been presented for registration or registered, as the case may be at the relevant public registries or authorities including but not limited to the Land Offices, Land Registries and the High Court.

2.	The Bank shall have received the original or, where applicable, certified copies of documents relating to and evidence of the Customer’s ownership or title to or interest in the Land.

3.	Where applicable, evidence that Statement of Particulars to be Lodged with Charge (as prescribed under the Companies Act 2016 in respect of the charges created by the Security Documents for the purpose of registration of such charges with the Registrar of Companies/Companies Commission of Malaysia in accordance with Section 352 of the Companies Act 2016), have been duly lodged with the Registrar of Companies/Companies Commission of Malaysia and that, immediately prior to the lodgment of the relevant Statement of Particulars to be Lodged with Charge, a search conducted revealed that as at the date of such search no Security Interest has been registered under Section 352 of the Companies Act, 2016 over the [Goods, the Land] and the Customer’s other assets or goods save for those charges created prior to the date hereof and which have been duly disclosed to the Bank.

4.	Where applicable, there shall have been obtained all governmental, corporate creditors’, shareholders’ or other authorisation, undertakings, disclaimers, approvals and consents which are necessary or expedient for the financing by the Bank hereunder and the execution of the Security Documents.

5.	Where applicable, any exchange control approvals which may be required have been obtained.

6.	Where applicable, the Bank shall have received the following documents in form and substance acceptable to the Bank and its solicitors:-

(a)	a certified true copy of the Memorandum and Articles of Association or constitution of the Customer and a Notice of Registration (Pursuant to Section 15(b) of the Companies Act 2016) or its Rules and By-Laws as the case may be, and in the event the Customer and the Security Party do not have the Memorandum and Articles of Association or constitution, a confirmation from the company secretary of the Customer confirming that the Customer does not adopt a constitution and the rights, powers, duties and obligations of the Customers and its directors and members shall be governed by the Companies Act 2016;

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(b)	a certified true copy of all the Customer’s Forms 24 or Return for Allotment of Shares (pursuant to Section 78 of the Companies Act 2016) and latest Form 49 or Notification of Change in the Register of Directors, Managers and Secretaries (pursuant to Section 58 of the Companies Act 2016) and such other forms prescribed under the Companies Act, 2016 and required by the Bank of the Customer;

(c)	a certified true copy of the Board of Director’s resolution of the Customer authorizing the acceptance of the Facility and the execution of the Security Documents to which it is a party executed or to be executed by the Customer;

(d)	a certified true copy of the Board of Director’s resolution of the Security Party approving the giving of the applicable Security Documents and authorizing the execution of the Security Documents to which it is a party;

(e)	a request in writing for the utilisation of the Facility in accordance with the requirements as to form, timing and accompanying documents as may be specified by the Bank and otherwise generally in accordance with the Bank’s standard terms and conditions applicable to the Facility.

7.	Where applicable, winding-up search conducted on the Customer and the Security Party wherein the Official Assignee confirms that the Customer and each of the Security Party are not wound up.

8.	Where applicable, bankruptcy search conducted on the Customer and the Security Party wherein the Official Assignee confirms that the Customer and each of the Security Party are not bankrupt.

9.	Where applicable, search(es) conducted with the Companies Commission of Malaysia which the Bank requires to be conducted on any party related to and/or in connection with the purpose(s) of the Facility more particularly stated in the Letter of Offer revealed that there are no other charges that have been registered which would adversely affect the interests of the Bank.

10.	Written confirmation from solicitors that all the conditions precedent has been complied with.

11.	Where applicable, the due presentation for registration of the legal charge at the relevant Land Office and immediately prior to the presentation of the legal charge, a search conducted revealed that there are no other charges which would adversely affect the interests of the Bank.

12.	Where applicable, such winding-up and/or bankruptcy search(es) which the Bank requires to be conducted on any party related to and/or in connection with the purpose(s) of the Facility more particularly stated in the Letter of Offer revealed that there are no results thereto which would adversely affect the interests of the Bank.

13.	Where applicable, the Bank has received the redemption statement and/or letter of disclaimer and/or letter of consent and/or letter of consent and disclaimer in the form and substance acceptable to the Bank from the chargee bank and/or any governmental or similar authorities and/or any other third party having any Security Interests in relation to or over the Property and/or any assets or properties under the Security Documents.

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14.	Where applicable, the Bank has received such undertaking(s) or indemnity(ies) which the Bank requires to protect its interests under the Facility, the Letter of Offer and the Security Documents.

15.	The Customer shall have complied with the other conditions precedent to disbursement and utilisation and other terms and conditions as stated in the Letter of Offer.

16.	(others to state if any)

B.	Additional Condition for Utilisation applicable to Trade Facilities

1.	Conditions

If:

(a)	no Event of Default has occurred or would occur as a result of the utilisation of any of the Facility;

(b)	the conditions precedent contained in Item A of the Third Schedule above have been fulfilled by the Customer to the satisfaction of the Bank;

(c)	all fees and expenses payable under the Security Documents and hereunder which have become due have been paid in full;

(d)	no adverse change, howsoever brought about, has taken place in the condition, financial or otherwise, of the Customer and which may materially affect its ability to fulfill the obligations under the Security Documents then or in the future;

(e)	each of the representations and warranties set out in Clause 6 hereof remains accurate at the date of utilisation of any of the Facility as if given on that date by reference to the facts and circumstances then existing; and

(f)	no change in circumstances or law or other governmental action have occurred and which occurrence may affect the ability of the Bank to grant the Facility or which may increase the costs to the Bank in doing so or which makes it improbable that the purpose of the Facility can be carried out or that the Customer shall be able to observe and perform the covenants and obligations on its part to be performed under the Security Documents;

then, subject to the provisions of this Agreement and in particular to the specific conditions set out in relation to the particular Facility, the Customer may on a Business Day during the tenure of the Facility utilise and/or continue to utilise the Facility.

2.	Utilisation of the Facility is subject to the execution of the relevant Letter of Indemnity and Letter of Undertaking before every drawdown of the Facility.

[End of Conditions Precedent]

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FOURTH SCHEDULE

(Clause 6.1(ff))

Additional Representations and Warranties

As per the Letter of Offer dated 17 May 2023 and includes any subsequent Letter of Offer, amendments, variation or supplemental thereto.

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FIFTH SCHEDULE

(Clause 7.1(ee))

Additional Affirmative Covenants

As per the Letter of Offer dated 17 May 2023 and includes any subsequent Letter of Offer, amendments, variation or supplemental thereto.

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SIXTH SCHEDULE

(Clause 7.2(w))

Additional Restrictive Covenants

As per the Letter of Offer dated 17 May 2023 and includes any subsequent Letter of Offer, amendments, variation or supplemental thereto.

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SEVENTH SCHEDULE

(Clause 12.37)

Additional Terms and Conditions

As per the Letter of Offer dated 17 May 2023 and includes any subsequent Letter of Offer, amendments, variation or supplemental thereto.

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EIGHTH SCHEDULE

Asset Sale Agreement (for renewal of facility)

THIS AGREEMENT is made the                  day of                               20       . PARTIES:

(1)	MAYBANK ISLAMIC BERHAD (Company No. 200701029411) a company incorporated in Malaysia and having its registered address at 15th Floor, Tower A, Dataran Maybank, 1, Jalan Maarof, 59000 Kuala Lumpur and includes its successors in title and assigns (hereinafter referred to as “Bank”) of the one part; and

(2)	The Party whose particulars are set out in Section 2 of the Schedule (hereinafter referred to as “Customer”) of the other part.

RECITAL:

Pursuant to the Master Facility Agreement dated the day and year as stated in Section 1 of the Schedule (“Master Facility Agreement”), the Customer has undertaken to purchase the commodity (“Commodity”) stated in Section 3 of the Schedule upon the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	The Bank sells to the Customer and the Customer purchases from the Bank the Commodity at a sale price as stated in Section 4 of the Schedule (“Bank’s Sale Price”) and payable on deferred payment terms upon the terms and conditions in this Agreement.

2.	Upon execution of this Agreement, all rights title and benefits to the Commodity shall pass to the Customer.

3.	The Bank’s Sale Price and all other monies covenanted to be paid under the Facility shall be paid in full within the Facility Tenure stated in Section 5 of the Schedule (“Facility Tenure”) at the time and in the manner as stated in Section 6 of the Schedule.

4.	The Customer is purchasing the Commodity unconditionally and without reservation on an “as is where is” basis and shall have no remedy against the Bank in respect of quality, condition, or otherwise in respect of the Commodity.

5.	Each party acknowledges that the Commodity shall be capable of physical delivery. The Customer may request the physical delivery of the Commodity provided that the Bank shall have received such instruction from the Customer in the form of a fourteen (14) days prior written notice to the Bank. All costs associated with the physical delivery of the commodity, including the delivery costs, storage costs and Takaful/Insurance, shall be borne by the Customer.

6.	Each party agrees that the transaction he/she/it is entering into or entered into under and pursuant to this Agreement are and shall be Shariah-compliant.

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7.	Unless otherwise stated, the reference, terms and conditions as set out in the Master Facility Agreement are repeated in this Agreement and shall be binding upon the parties to this Agreement and their successor-in-title and assigns of the Bank and personal representatives, successor-in-title of the Customer.

8.	It is agreed that this Agreement is an instrument employed in one transaction to secure the payment of the Bank’s Sale Price within the meaning of Section 4 (3) of the Stamp Act 1949 and for the purpose of the said section, this Agreement is deemed to be the subsidiary instrument. Pursuant to Para 6 of the General Exemptions of the First Schedule of the Stamp Act 1949, this Agreement is an additional instrument strictly required for the purpose of compliance with the Shariah principles, this Agreement is exempted from stamp duty.

[End of clause of the Asset Sale Agreement]

IN WITNESS WHEREOF the parties have set their hands or seal the day and year above stated.

For Bank

SIGNED by	)	MAYBANK ISLAMIC BERHAD
as Authorised Signatory	)	by its Authorised Signatory
for and on behalf	)
MAYBANK ISLAMIC BERHAD	)
(Company No.: 200701029411))
)

Name:
PF No:

For Customer
SIGNED by	)
As agent	)
for and on behalf of the Customer	)
)

Name:
PF No:

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Schedule

(Schedule to the Asset Sale Agreement)

Section	Item	Particulars

1	Master Facility Agreement	Date:

2	Customer

Name: EMP SOLUTION SDN. BHD.

Company No.: 200501025998(708131-V)

Registered Address:

No. 6-1, Lorong Batu Nilam 21B

Bandar Bukit Tinggi 2

41200 Klang

Selangor

Business Address:

No. 21, Jalan 15/23

Tong Nam Industry Park

40200 Shah Alam

Selangor

3	The Commodity	Shariah compliant commodities determined by the Bank as per the e-certificate or such other evidence of ownership maintained by the Bank for this Facility.

4	Bank’s Sale Price	As per the Letter of Offer dated 17 May 2023.

5	Facility Tenure	As per the Letter of Offer dated 17 May 2023.

6	Payment	As per the Letter of Offer dated 17 May 2023.

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NINTH SCHEDULE

(Clause 12.38)

General Trade Terms

These are the terms and conditions (the “General Trade Terms”) applicable to any trade transaction involving the trading of goods or services in which you are the buyer or seller of those goods or services and in relation to which you wish to use any banking service we may from time to time provide to you (each to be referred to as a “Trade Service” and together the “Trade Services”). The terms contained in these General Trade Terms are supplementary to any term contained in the Standard Terms and Country Supplement. Unless the context requires otherwise, all capitalised expressions in the Standard Terms shall have the same meaning given to them in this General Trade Terms.

1.	ISSUANCE OF LETTER OF CREDIT-i AND BACK-TO-BACK LETTER OF CREDIT-i

The following terms and conditions apply to any LC-i we issue, any Back-to-Back LC-i arrangement we effect or any amendment we make to any LC-i on your instruction or on your behalf.

1.1	You acknowledge that: (a) (unless we designate otherwise in the LC-i) any LC-i we issue or amend shall be subject to UCP; (b) we have the right to designate the advising bank for the LC-i and to restrict availability to negotiate or confirm the LC-i to such person(s) we designate even if you specify otherwise in your Application Form; (c) we have an obligation to honour presentations made in compliance with the terms of the LC-i (regardless of any contrary instructions you give to us).

1.2	If we determine that a presentation is not made in compliance with the terms of the LC-i, we may not honour or negotiate even if you instruct us to waive all the discrepancies.

1.3	If there are any legal restrictions against the Goods which are to be imported pursuant to any LC-i, you must ensure that you have the requisite licence, permission or clearance so that the relevant legal restrictions (if any) do not apply to those Goods. You must if we demand provide us with evidence of the above.

1.4	We may consider but are not obliged to issue any baby LC-i which you apply for even if we hold the master LC-i in our possession.

1.5	If we issue a baby LC-i on your instruction, you agree: (a) in respect of the master LC-i, not to accept any amendments to the master LC-i without notifying us and obtaining our consent to the amendment; (b) to allow us to retain any document presented under the baby LC-i; and (c) to deliver to us immediately on our demand any other document required to facilitate a complying presentation under the master LC-i.

2.	TRUST RECEIPT-i

The following terms and conditions apply to any Trade Document which we deliver or entrust to you on your instruction or on your behalf in order to allow you to take possession of the underlying Goods.

2.1	Any Trade Document and the underlying Goods which we deliver or entrust to you pursuant to this Trade Service and as identified under any Application Form relating to this Trade Service, and the proceeds relating to such Trade Document and underlying Goods shall: (a) be held to our order and on trust for us; and (b) continue to be pledged to us and be regarded as Pledged Items pursuant to the terms of paragraph 9.7 (Security).

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2.2	You acknowledge and undertake that all of our rights and all your obligations relating to these Pledged Items including those set out in paragraph 9.7 (Security) shall continue. You agree to comply fully with our instructions relating to these Pledged Items and in particular you agree to return to us all the Pledged Items including any other document you received in exchange of any Pledged Item which we have delivered or entrusted to you. We may (if we choose to do so) take possession of any Trade Goods at any time without notifying you in advance.

2.3	We agree to give you permission to sell or dispose of any or all of the Pledged Items provided that the proceeds of sale are paid to an account designated by us to satisfy all Payment Obligations. We are not responsible for the form, sufficiency, accuracy or genuineness of any Trade Document or for the quality or quantity of the underlying Goods.

2.4	You agree not to sell or dispose of any of the Pledged Items on deferred payment terms, for non-monetary consideration or for less than the market value of the Pledged Items without our prior written consent if the proceeds of sale are insufficient to satisfy all Payment Obligations.

2.5	If we request, you agree to: (a) deliver to us copies of any document or invoice evidencing the sale of and the sale price of the Pledged Goods; and/or (b) execute and deliver to us an original Draft drawn to our order in the form as stipulated by us.

3.	SHIPPING GUARANTEE-i AND ENDORSEMENT OF TRANSPORT DOCUMENT-i

The following terms and conditions apply to any guarantee, indemnity, transport document or instrument we agree to sign and in respect of which we undertake liability on your instruction or on your behalf in order to allow you to take possession of your Goods from the Carrier.

3.1	You acknowledge that we will only sign or endorse any guarantee, indemnity, transport document or instrument if it is in a form acceptable to us. You must not encumber or provide security over the Goods to any other person except to us in the manner set out in paragraph 9.7 (Security). You confirm that you are the rightful owners of the relevant Goods and that the relevant transport document has not arrived at the time of making an application to us for this Trade Service.

3.2	If we sign or endorse any guarantee, indemnity, transport document or instrument, you must accept all the relevant import Trade Documents covered by this Trade Service. You agree to waive any discrepancy in any document even if: (a) the discrepancy has not been notified to you; (b) the required documents have not been presented; or (c) the LC-i has expired.

3.3	You must ensure that: (a) all import Trade Documents relating to the relevant Goods will be received by you in due course or submitted to us directly by the Carrier; and (b) the Carrier releases us from and returns to us the relevant guarantee, indemnity, transport document or instrument we have signed or endorsed pursuant to this Trade Service as soon as possible but in any event no later than the deadline stipulated by us to you.

3.4	You agree to take all the necessary steps we may require to terminate and cancel all our liabilities under the relevant guarantee, indemnity, transport document or instrument which we have signed or endorsed.

3.5	You agree to indemnify and hold us, all other Maybank Members, our Representatives and Agents harmless from and against any and all Losses resulting directly or indirectly from any missing or incomplete documentation received by us under Collection or any missing, incomplete, discrepancies or irregularities in any document presented or received under any LC-i issued by us. You shall pay us any amount due under this paragraph on our demand.

3.6	The terms set out in paragraph 2 (Trust Receipts-i) of the General Trade Terms shall apply to any Goods you take possession of from the Carrier as if such Goods are the Goods which we deliver or entrust to you in accordance with that paragraph.

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3.7	If we require, you must in support of your application for this Trade Service provide us with an original signed Draft to our order and in the form stipulated by us.

4.	STANDBY LETTER OF CREDIT-i, BANK GUARANTEE-i AND COUNTER GUARANTEE-i

The following terms and conditions apply to any SBLC-i, bank guarantee-i or counter guarantee-i we agree to issue on your instruction or on your behalf.

4.1	Unless we designate otherwise in the relevant instrument, you acknowledge that any SBLC-i we issue on your instruction or otherwise on your behalf shall be subject to ISP98 or UCP as chosen in the relevant Application Form (and if none is chosen, ISP98 shall apply).

4.2	You agree that we will issue any SBLC-i, bank guarantee-i or counter guarantee-i only in a form acceptable to us.

4.3	If you request for us to issue a bank guarantee-i to guarantee the obligations of a third party, you shall (if we request) procure an indemnity in the form specified by us from that third party in our favour. For the avoidance of doubt, your obligation herein to indemnify us shall not be negated or reduced in any way in the event of any amendment or variation to the underlying transaction in connection with which the guarantee was issued.

4.4	You confirm that the issuance of a guarantee to the beneficiary on behalf of a third party for your account is of commercial benefit to you and acknowledge that the issuance of such guarantee is in reliance of your confirmation herein and that you will not dispute the evidence of such commercial benefit.

5.	EXPORT LETTER OF CREDIT-i

The following terms and conditions apply to any LC-i we agree to advice, negotiate, confirm and/or transfer on your instruction or on your behalf.

5.1	You acknowledge that any LC-i we advise, negotiate, confirm or transfer shall be subject to the rules set out in the UCP. We may (but are not obliged to) notify you of any discrepancy in any Trade Document provided to us. You authorise us and agree that we have the discretion to submit any discrepant Trade Document to the issuing bank regardless of whether we have notified you earlier of the discrepancy.

5.2	Negotiation: You must in relation to any application to us to negotiate an LC-i, provide us with all the Trade Documents required for presentation under that LC-i. We may (but are not obliged to) notify you of any discrepancy in any Trade Document provided to us. You also acknowledge that terms set out in paragraph 6 (Trade Financing-i) shall apply to any LC-i we agree to negotiate.

5.3	Confirmation: If we agree to confirm any LC-i, you represent to us as of the earlier of the date of your Application Form or the date which we confirm the LC-i that: (a) you have not assigned, encumbered, or dealt with any of the rights or related rights to the LC-i to any person other than us and there is no restriction on you to do so; and (b) to the best of your knowledge, any Trade Document or takaful/insurance relating to the LC-i is valid, legal, binding and enforceable under the applicable governing law and under the laws of the jurisdiction which we may enforce those Trade Documents or takaful/insurance.

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5.4	Partial Transfer: If we agree to effect a partial transfer of any LC-i from you to another person (the “second beneficiary”) you agree to deliver to us immediately but in any event on or before the date which the second beneficiary makes its presentation under the transferred LC-i, all the Trade Documents you require us to substitute in place of the documents presented by the second beneficiary and all other documents required to meet a complying presentation under the original LC-i. If you fail to deliver the documents for substitution within the time limits as stated above, we may use and present the documents presented by the second beneficiary directly to the presenting bank or confirming bank. If this occurs, we do not have the obligation to pay you the difference between the amount payable under the original LC-i and the amount to be paid out to the second beneficiary under the transferred LC-i.

5.5	Full Transfer: If we agree to effect a full transfer of any from you to the second beneficiary, you agree not to require us to substitute any documents for presentation and permit the second beneficiary to present documents directly to the issuing bank of the LC-i.

5.6	Specific reimbursement and indemnity: You agree to pay or reimburse us immediately when we demand any amount which we have paid or have to pay under any LC-i which we advise, negotiate, confirm and/or transfer on your instruction. You also agree to indemnify and hold us, all other Maybank Members, Representatives and Agents harmless from any and all Losses resulting directly and indirectly from any LC-i which we advise, negotiate, confirm and/or transfer on your instruction. You agree in particular that your reimbursement and indemnity obligations above shall apply even if: (a) we agree to negotiate the LC-i on the basis of discrepant documents; or (b) we confirm any LC-i without a complete set of the most current and up-to-date Trade Documents.

6.	TRADE FINANCING-i

The following terms and conditions apply to: (a) any Draft, LC-i or invoice we accept, negotiate, purchase, discount or finance for you pursuant to certain underlying transaction document(s) (each a “Transaction Document” and together the “Transaction Documents”); and (b) any credit, financing or trade facility (including any open account facility) we provide to you. For the avoidance of doubt, any trust receipt service we provide to you shall be regarded as a financing from us to you. Any Trade Service (including any trust receipt service) which we provide to you in this paragraph shall be referred to as a “Trade Facility” and together “Trade Facilities”.

6.1	You agree to provide us when we request with a copy or the original of each Transaction Document and any other document or evidence which we may require in relation to the Transaction Documents.

6.2	If we request, you shall in relation to any trade facility execute and deliver to us an original Draft drawn to our order and in the form as stipulated by us.

6.3	You are liable for any amount which we finance, accept, negotiate, purchase, discount, trade facility or make available to you Trade Facility including any charges, fees, costs and expenses accrued or incurred on a full recourse or full indemnity basis.

6.4	Any Trade Facility we provide to you shall be on an uncommitted basis. We may terminate or cancel any Trade Facility at any time we deem fit without assigning any reason. If we choose to do so, all your Payment Obligations under that Trade Facility shall become immediately due and payable by you.

6.5	The profit for each Trade Facility shall be the amount notified by us to you upfront. Profit for a Trade Facility shall be calculated on the amount of the financing granted from and including the date we provide the Trade Facility to you to and up to the agreed maturity date.

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6.6	You must on our demand pay us all outstanding Trade Facility, accrued charges and outstanding fees, cost and expenses relating to the Trade Facilities on the date which we stipulate but in any event (and even if we do not demand) no later than the relevant Maturity Date. Unless specified otherwise, we shall have the right to apply the amounts we receive from you in such manner and order we see fit and any such application shall override any appropriation made by you. If you request, we may agree to the prepayment of Trade Facility. Any prepayment make by you will be subject to rebate.

6.7	Unless we specify otherwise, the Maturity Date for any Draft we purchase shall be (in the case of sight Drafts) in21 days from the date of the Trade Facility and (in the case of usance Drafts) 21 days from date of maturity of the relevant Draft.

6.8	You may not without our prior consent do anything or omit to do anything which may prejudice the full recovery or payment of any Draft, LC-i or invoice under any Trade Facility.

6.9	You must ensure that all sale proceeds or payments made under or pursuant to: (a) any Trade Facility we provide to you; or (b) any Draft, LC-i, invoice or Transaction Document we accept, negotiate, purchase, discount or finance for you, must be credited to us or directed to an account designated by us in full. Any payment instruction in respect of the above must be irrevocable. You must provide us with any and all assistance we may require to collect such payment. We may apply the amounts we receive against any Payment Obligation.

6.10	In respect of any discounting or financing of any invoice, you represent that: (a) the transaction(s) underlying each invoice is bona fide; (b) you have full right, title and interest in that invoice and the underlying Transaction Documents; (c) there is no dispute with any party in relation to that invoice and the underlying Transaction Documents which may give rise to a right of termination, rejection, counterclaim, set-off or similar claim in favour of a third party; (d) the obligations assumed by each of the parties to the underlying Transaction Documents are legal and valid obligations binding on it; (e) no encumbrance exists over all or any part of that invoice or the underlying Transaction Documents; (f) you have not obtained any financing in relation to the invoice or the underlying Transaction Documents other than from us; (g) you have not received any monies under or pursuant to that invoice or the underlying Transaction Documents by way of payment and which have not been directed to us; (h) you have not exercised any right of set-off or counterclaim in relation to that invoice or the underlying Transaction Documents; (i) no prior consent from any third party is required for any such discounting or financing of such invoice to be effective and there is no restriction on any such discounting or financing of such invoice (including but not limited to any restriction on transfer or assignment); and (j) no claims, demands, actions or proceedings against you have been made, commenced or threatened pursuant to or arising out of or in connection with the underlying Transaction Documents. The representations shall be made on the date you sign the Application Form and/or Letter of Offer and on each subsequent date until all the Payment Obligations have been satisfied or discharged in full.

7.	DOCUMENTARY COLLECTION-i

The following terms and conditions apply to any Collection we undertake on your instruction or on your behalf.

7.1	You agree that any Collection we undertake for you will be done pursuant to the rules of the URC. In particular you acknowledge that pursuant to the rules of the URC we assume no liability or responsibility for the form, sufficiency, accuracy, genuineness, falsification or legal effect of any document(s) that is presented to us for Collection.

7.2	We will act in accordance with the instructions set out in the relevant Application Form for this Trade Service.

7.3	We will pay you the proceeds of any Collection after we receive payment of the relevant amount by collecting bank.

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7.4	You agree to indemnify and hold us, all other Maybank Members, our Representatives and Agents harmless from and against any and all Losses resulting directly or indirectly from any act, omission, default caused by or claims that may be brought by the collection bank, presenting bank or other bank used as part of the Collection process (regardless of whether the relevant bank has been designated by you or recommended by us).

7.5	We will not be liable for any Loss you may suffer or incur arising from or in connection with any delay, mistake, omission or failure in our handling or forwarding of any document relating to this Trade Service.

8.	TRADE SERVICES UTILITY SERVICES AND/OR BPO-i TRANSACTION

The following terms and conditions apply to any Trade Services Utility Service we provide and/or BPO-i Transaction we enter into on your instruction or otherwise on your behalf.

8.1	In this paragraph 8, “data” means the data submitted for the purposes of the Trade Services Utility Service; and any reference to “data match” or “data mismatch” shall have the meaning set out in the TSU Rulebook.

8.2	You must comply with the instructions provided by us to you from time to time which may include instructions relating to the Trade Services Utility Service provided by SWIFT or otherwise.

8.3	We may choose not to provide you with this Trade Service, in whole or in part, and may also choose to reject your instructions if there are insufficient cleared funds in your designated Account on the relevant date. We will only exercise our right to do so if it is reasonable but may exercise this right even if there is a data match to which the TSU Transaction or your instructions relate.

8.4	If, as part of this Trade Service, we undertake to pay a third party certain monies on the occurrence of a data match, you authorise us to debit your designated Account with the required sum. If we have received monies on your behalf as a result of a data match we will credit your designated account promptly and in accordance with these terms and conditions.

8.5	You acknowledge and agree that: (a) we rely on SWIFT providing the Trade Services Utility Service to us in order for us to provide this Trade Service to you; (b) SWIFT may suspend or terminate the Trade Services Utility Service at any time, in which case you may experience delays in, a failure or termination of this Trade Service; and (c) without prejudice to paragraph 9 (Variation) of the Standard Terms, we may vary the terms and conditions for this Trade Service if the amendment is required as a result of amendments made to the Trade Services Utility Service.

8.6	When you send us your data, you authorise us to compare it with data submitted by or on behalf of your counterparty in relation to the relevant TSU Transaction. We will accept your data without making any enquiry as to its accuracy, genuineness or validity. You warrant and represent to us that: (a) your data (and any document that you provide to us to evidence that data) is valid, correct and genuine; and (b) you have acted in good faith and have complied with the applicable law in sending such data to us.

8.7	We will compare your data with the data provided by or on behalf of your named counterparty for the relevant TSU Transaction using the Trade Services Utility Service, and advise you of the results. If there is a data match, we will act upon your standing instructions that have been provided. You acknowledge and agree that if: (a) there is a data mismatch; or (b) you do not provide us with the required information we have requested, we will not be required to take any further action until and unless we receive further instructions from you or the required information.

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8.8	You accept that any advice given to you as the result of a data comparison is deemed to be conclusive. To the extent permitted by applicable law, you agree not to dispute the validity or accuracy of the match or mismatch result as the case may be.

8.9	You may amend your instructions relating to the TSU Transaction at any time after submission, provided that: (a) the amendment is not inconsistent with the rules and procedures of the Trade Services Utility Service that are binding on us; and (b) your amended instructions are in accordance with our banking policy and are not contrary to applicable law.

8.10	You warrant and represent that you will not knowingly undertake any action or omit to undertake any action that would bring us, SWIFT, the Trade Services Utility service or this Trade Service into disrepute.

8.11	You must: (a) notify us promptly of any problem you experience using this Trade Service and when requested by us, assist us in identifying and investigating any such problem; (b) promptly correct any problem relating to your use of this Trade Service where it is your responsibility to do so. You must notify us when it has been resolved; (c) respond correctly and promptly to any recovery or fallback procedures initiated or actions requested by us to eliminate a problem in relation to this Trade Service and revert to normal operating conditions when such problem is resolved; (d) notify us promptly when you become aware of any breach or attempted breach of security that could affect the confidentiality, integrity or availability of this Trade Service or of any unauthorised use of this Trade Service; (e) ensure that the confidentiality, integrity and availability of data are maintained at all times on your systems and on that segment of your connection to us which is your responsibility; and (f) comply with good industry practice and all relevant laws and regulations and where necessary, obtain all necessary consents, permits and authorisations to ensure that no laws, regulations or third party rights are violated including but not limited to banking and money laundering regulations, trade sanctions and restrictions, competition laws, privacy laws and personal data protection and data transmission laws and laws regulating the use of encryption, import or export control.

9.	GENERAL

The following terms and conditions apply to any Trade Service we provide to you.

9.1	Credit Line

We may in relation to certain Trade Services require you to have a Credit Line with us. If we have such a requirement for the Trade Service you have applied for, we will only provide that Trade Service if: (a) you have an approved Credit Line with us; and (b) your Credit Line will not be exceeded as a result of the provision of that Trade Service. We have the right to review the amount we extend to you under your Credit Line from time to time. We may at any time as we deem reasonable, increase, decrease, terminate or suspend such a Credit Line and/or require you to pay us all accrued charges and amounts outstanding immediately.

9.2	Customer’s payment and reimbursement obligations

(a)	You agree to pay or reimburse us immediately when we demand: (i) any amount which we have paid or have to pay under any Third Party Payment Instrument; and (ii) any charges or fees we impose and any costs or expenses we incur or may incur in relation to any Third Party Payment Instrument or pursuant to any Trade Service we provide to you.

(b)	We may shortly before the date on which we make any payment under a Third Party Payment Instrument debit from any of your Accounts or require you to pay us a sum equal to the amount we have to pay under that Third Party Payment Instrument. We may hold the funds which we have debited from your Account or which you have paid to us in our name and apply the funds against any of the purpose set out above.

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(c)	If we have to make payment under a Third Party Payment Instrument or pursuant to any Trade Service we provide to you in a currency (the “Payment Currency”) other than the currency which we are entitled to debit from your Account or the currency which you have paid or will be paying us (the “Base Currency”), you must pay us the equivalent amount in the Base Currency determined by us on the basis of the prevailing rate of exchange at the time when we are required to make the payment under the Payment Currency or at a pre-agreed rate pursuant to any foreign exchange contract between you and us.

9.3	Fees, costs and expenses

(a)	Without prejudice to paragraph 15 (Fees, Charges and Taxes) of the Standard Terms, you shall pay us on our demand and we have the right to debit from any of your Accounts or deduct from any cash payable to you: (i) such fees, costs and expenses relating to any Trade Service as a precondition for providing any Trade Service to you and in particular before we issue any Third Party Payment Instrument on your instruction; and (ii) all accrued charges, Facilities and/or other amounts outstanding from you to us when due and payable.

(b)	You acknowledge that any failure to meet the required payment on fees, costs and expenses as set out in paragraph 9.3(a)(i) above may result in a delay in the approval or processing of the relevant Trade Service you applied for. You shall not hold us liable for any Loss resulting directly or indirectly as a result of such delay. Nothing in the General Trade Terms shall exclude or limit any liability which cannot be excluded or limited by law.

(c)	If as a result of any debit as set out in paragraph 9.3(a) above, the Account is in excess, you agree that charges shall accrue thereon at such rate as may be determined by us and be payable together with other customary bank charges which we may impose. We shall not be liable for the dishonour of any cheque drawn by you on any Account if as a result of debiting your Account there are insufficient funds for payment of the same. In addition to the above, we may impose late payment charges on any amount due under any Agreement from the due date to the actual date of payment at the rate we may reasonably decide

9.4	Liability Limitation and Indemnity

(a)	Without prejudice to paragraph 11 (Liability Limitation) of the Standard Terms and to the extent permitted under applicable law and regulation, you acknowledge that (i) we are not involved in or responsible for any trade transaction between you and your counterparty (even if we provide any Trade Service to you in connection with such a trade transaction); (ii) we will not be liable for any Loss that you may suffer or incur as a result of: (A) the form, sufficiency, accuracy, genuineness, falsification or legal effect of any data or information provided by you to us, or for the general or particular conditions stipulated in such data or information, nor do we assume any liability or responsibility for the description, quantity, weight, quality, condition, packing, delivery, value or existence of the goods, services or other performance represented by the data or information, or for the good faith or acts or omissions, solvency, performance or standing of the Carrier, consignor, the consignee or the takaful provider/insurer of the goods or any other person; or (B) the consequences arising out of delay, loss in transit, data corruption or other errors arising in the transmission of any messages or delivery of documents that are relevant to the trade transaction.

(b)	We may consider but are not obliged to provide any Trade Service which you apply for. We will not be liable for any Loss you may suffer or incur if we decide to reject your application for any Trade Service or, if we accept your application, we will not to the extent permitted by law, be liable for any Loss you may suffer or incur arising from any delay, negligence, failure, breach or non-performance on our part in relation to the processing or provision of any Trade Service.

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(c)	Without prejudice to paragraph 13 (Indemnity) of the Standard Terms, you agree to indemnify and hold us, all other Maybank Members, Representatives and Agents harmless from and against any and all Losses resulting directly or indirectly from us providing any Trade Service to you or any of your Related Corporations including (but not limited to) those arising from: (i) any Third Party Payment Instrument which you instruct us to (or which we agree to as a result of your instructions to) issue, pay, accept, negotiate, discount, confirm, advise, endorse, avalise amend or transfer; (ii) any Trade Document we release to you on trust or to our order; (iii) any transport document we agree to endorse on your instruction; (iv) any document which we send for Collection on your instruction; (v) any Trade Document we finance; (vi) any facility we provide pursuant to any Trade Service described above or otherwise; (vii) any Third Party Payment Instrument we agree to re-issue, replace or assign to another beneficiary on your instruction; (viii) any instruction from you or any of your Related Corporations which we process or approve based on copies (even under circumstances where the originals of such documents are sent or required to be sent to us) of any document (including any Application Form, Letter of Offer or otherwise); or (ix) any TSU Transaction so long as we abide by the TSU Rulebook and/or other agreements or established practice among banks participating in TSU with respect to the creation, cancellation, amendment and termination of a TSU Transaction. You shall pay us any amount due under this paragraph on our demand.

(d)	You agree and acknowledge that trade and economic sanctions (“sanctions”) imposed by Governmental Agencies and/or transnational organisations (including the United Nations and European Union) impact upon transactions involving countries or persons resident within certain countries, and that we might be subject to and affected by these sanctions. You further agree that we will not be required to perform any obligation under any Trade Service which we determine in our discretion will, or would be likely to, contravene or breach any sanction. This paragraph applies notwithstanding any inconsistencies with any rules published by the ICC. You agree to indemnify and hold us, all other Maybank Members, Representatives and Agents harmless from and against any and all Losses resulting directly or indirectly from our action above.

9.5	Set-off

We may retain, apply or set off any obligations we and/or any other Maybank Member owe to you towards the satisfaction of any obligations due from you to us and/or any other Maybank Member, whether such obligations be present or future, actual or contingent, primary or collateral, and several or joint.

9.6	Joint and several

You and any of your Related Corporations to whom we agree to provide any Trade Service agree to be jointly and severally liable for any amount owed to us and/or any other Maybank Member. We have the sole discretion to commence any claims, actions or proceedings against all or any of your Related Corporations and/or against you solely, to recover all of the amounts payable by you and any of your Related Corporations (and not just the amounts payable by you) to us or any other Maybank Member.

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9.7	Security

(a)	Security: As security for the payment and discharge of all Payment Obligations you pledge and secure to us all your right, title, interest and benefit in: (i) all Trade Documents, takaful/insurance and Goods financed by us or relating to the Trade Service we provide; and (ii) any Trade Documents, takaful/insurance and Goods held by or deposited with us, any other Maybank Member, Representative and Agent at any time.

(b)	Further assurance: You must promptly (and at your own expense) do all such acts or execute all such documents we may reasonably specify: (i) to perfect the security created or intended to be created under the Pledge or for the exercise of any rights, powers and remedies provided pursuant to the Agreement or by law; and (ii) to facilitate the realisation of the assets which are, or are intended to be the subject of the Pledge. You shall take such action as is available to you (including making all filings and registrations) as may be necessary for the purpose of creation, perfection, protection or maintenance of any security conferred or intended to be conferred on us pursuant to the Agreement.

(c)	Right of inspection: We have the right to inspect the Trade Goods at any time.

(d)	Takaful/Insurance:

(i)	must: (A) ensure that the Trade Goods are covered/insured at all times with reputable takaful operators or other insurance companies (wherein such takaful are not available or viable) insurers against such risks as a prudent company carrying on a similar business as yours and/or against such risks as we may from time to time require; (B) not do (or omit to do) anything which will or is likely to make any takaful void or voidable; and (C) inform us immediately if you are aware of any actual or potential coverable/insured event and shall direct all takaful proceeds directly to us or to hold such proceeds to our order.

(ii)	We have the right to require you to (A) put in place any takaful/insurance or additional takaful/insurance in order for us to be satisfied that the Trade Goods are adequately covered/insured; (B) note our security interest over the takaful/insurance or our name as loss payee on the takaful/insurance; and (C) provide us a copy of the takaful/insurance or such other documents as we may require as evidence that our requirements in this paragraph has been fulfilled.

(e)	Other obligations: You must: (i) not sell, encumber or dispose of any Pledged Item or related right unless permitted under the Agreement or otherwise agreed by us in writing; (ii) ensure that all Trade Goods are not commingled with other goods and are clearly marked; and (iii) ensure that any person who is in actual possession of any Trade Goods acknowledges to us in writing that they are held to our order.

(f)	Additional security: The Pledge is in addition to and will not affect or be affected by any other security, right or remedy which we may hold or exercise in respect of any Payment Obligation.

(g)	Continuing security: The Pledge shall constitute and be a continuing security and shall not be considered satisfied by any intermediate payment or satisfaction of all or any Payment Obligation and shall continue in full force and effect until all Payment Obligations have been satisfied or discharged in full.

(h)	Dealings with security: We may at our own discretion exercise any power or right in respect of any Pledged Item (including the right to sell or transfer) on and from any date which an Event of Default occurs. We may apply the proceeds from any sale or transfer of any Pledged Item or any takaful/insurance proceeds relating to the Trade Goods we receive towards the payment of any Payment Obligation.

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(i)	Authorisation: You irrevocably authorise and appoint us and any of our officers or employees to be your agent and on your behalf and in your name from time to time to execute and deliver all documents and do all acts as we consider necessary or desirable to: (i) constitute, preserve or perfect the Pledge intended to be granted to us or (ii) exercise our rights and remedies under the Agreement. Your authorisation and appointment under this paragraph will include any right to sub-delegate or substitute this authorisation or appointment to any of our officers or employees and will continue until such time when the Agreement is terminated or when all your Payment Obligations have been satisfied or discharged in full.

(j)	No Risk or Liability: You agree that you will hold all risk relating to and bear all costs and expenses (including the cost of takaful/insurance, transporting and storing the Trade Goods) incurred in relation to any Pledged Item. We will not be responsible for any Loss, damage or depreciation in value of any Trade Goods.

9.8	Cash Collateral

(a)	If we request, you must credit to an account designated by us a sum (the “Cash Collateral”) in an amount in any currency as we may in our discretion determine under or in relation to any Third Party Payment Instrument. You agree that we may use such Cash Collateral to meet any payment under any Third Party Payment Instrument or to satisfy any Payment Obligation.

(b)	We are not obliged to return any Cash Collateral to you until all the Payment Obligations which the Cash Collateral is covering have been (in our opinion) satisfied or discharged in full. No income shall accrue on the Cash Collateral unless we otherwise agree in writing.

9.9	Events of Default

(a)	If an Event of Default occurs you agree that we may by notice to you: (i) terminate the Agreement immediately; and/or (ii) declare all Facilities (if we made any to you), together with accrued charges, and all other Payment Obligations immediately due and payable; and/or (iii) require you to provide Cash Collateral for any or all your contingent or unmatured liabilities pursuant to any Third Party Payment Instrument; and/or (iv) exercise any or all rights, remedies, powers or discretions under the Agreement (including the enforcement of all or any part of any Cash Collateral or security you provide to us); and/or (v) to withdraw from any Account you hold with us such amounts to be applied in satisfaction of all Payment Obligations.

(b)	Each of the events of circumstances set out in this paragraph (b) is an Event of Default. (i) You fail to pay any sum due to us under the Agreement (including any failure to pay each Facility and any outstanding charges on or by the relevant Maturity Date); (ii) Any representation or warranty made or deemed to be made or repeated by you in the Agreement is or proves to have been incorrect or misleading in any material respect; (iii) Any financial indebtedness which you owe to any party is not paid when due or is declared to be or otherwise becomes due and payable prior to the its specified maturity date or any of your financier becomes entitled to declare any such financial indebtedness due and payable prior to its specified maturity; and (iv) Any Termination Event occurs.

9.10	Additional rights

Our rights set out in the General Trade Terms shall be in addition to and without prejudice to any other rights which we may now or in the future enjoy at law or pursuant to any other agreement between you and us.

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9.11	Disclosure of information

Without prejudice to paragraph 14.3 (Information) of the Standard Terms, you agree that we may disclose all information on you or in relation to any Trade Document or other documents we receive from you to: (i) any other Maybank Member, Representative, Agent, bank, financial institution or other entity that we may use or engage during the course of us providing any Trade Service; (ii) any bank or financial institution in relation to the provision of financing in connection with a Maybank Member’s products or services or otherwise; (iii) any person making a claim under any LC-i issued by a Maybank Member at your request or under any Third Party Payment Instrument or Trade Document; (iv) your guarantor, a person providing security or credit support for your obligations, your co-debtor and joint account holder or any person intending to act in any of the above capacities; and (v) and any person to whom disclosure is permitted or required by by law, regulation or any Governmental Agency.

9.12	Termination and Suspension

You agree that paragraph 10.1 (Termination and Suspension) of the Standard Terms shall not apply to the provision of any Trade Service. We have the right to terminate or cancel any Trade Service at any time without prior notice to you.

9.13	Trade Service via Electronic Banking Service

(a)	You warrant and represent to us that where you apply for any Trade Service via an Electronic Banking Service, each supporting document submitted to us via the Electronic Banking Service is valid, correct and genuine and is a duplicate image of the original paper-based record.

(b)	You agree that all records in electronic form maintained by us or on our behalf which fulfill our internal requirements, shall be deemed to be valid, accurate and authentic, and shall be given the same effect as if it was provided to us in hard copy or in written documentary form. Without prejudice to the generality of the foregoing, you agree that if we obtain a signature electronically from you which you provided or uploaded to us through our website or any other electronic platform we are authorised to treat such signature in electronic form as if it was provided to us in hard copy or in written documentary form.

(c)	You agree that when you apply for a Trade Service via an Electronic Banking Service, you are requesting that we provide you with such Trade Service in accordance with your instructions submitted via such Electronic Banking Service.

(d)	Any term defined in the Standard Terms and these General Trade Terms shall have the same meaning set out in any Application Form submitted via an Electronic Banking Service.

9.14	Miscellaneous

You undertake to return to us the original of any Third Party Payment Instrument which we have replaced or re-issued on your instruction immediately when it is found.

10.	DEFINITIONS

10.1	In this General Trade Terms:

“Account” shall have the meaning set out in the Standard Terms;

“Agent” shall have the meaning set out in the Standard Terms;

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“Agreement” means, in respect of each Trade Service, the contract between you and us, comprising, the Letter of Offer, the Application Form, the Facility Agreement (if any), the Standard Terms, the General Trade Terms, the Country Supplement and/or the Other Terms, and “Agreements” means all such contracts agreed between you and us. For the avoidance of doubt, any Agreement shall not include any term referred to or set out in any brochure, pamphlet and service level agreement;

“Application Form” means any application form which we provide to you to allow you to apply for any Trade Service;

“Back-to-Back LC-i” means an LC-i (known as the “baby LC-i”) which is issued against another LC-i (the “master LC-i”) whereby the applicant of the baby LC-i is the beneficiary of the master LC-i;

“Bank Payment Obligation-i” or “BPO-i” means a promise by a bank (the “BPO-i Obligor Bank”) to pay a bank of the exporter an amount equal to a part or all of the amount that the importer of a particular trade transaction shall be liable, in accordance with the TSU Rulebook and other agreements or established practice among banks participating in TSU;

“BPO-i Obligation” means a monetary obligation owed by a BPO Obligor Bank under a BPO-i, separately and independently from the obligation of the importer of the relevant trade transaction;

“BPO-i Obligor Bank” shall have the meaning set out in the definition of “Bank Payment Obligation”;

“BPO-i Transaction” means a service provided by us to you or a transaction between us and you, to which BPO-i relates or is incidental (including, without limitation, provision of BPO-i by us based on a request from you, and the purchase or collection by us of an export receivable with BPO-i attached);

“Carrier” means any owner of a vessel or conveyance, forwarder, charterer and includes their agent, representatives or any person purporting to act on their behalf;

“Cash Collateral” shall have the meaning set out in paragraph 9.8(a) (Cash collateral);

“Collection” shall have the meaning set out in the URC;

“Country Supplement” shall have the meaning set out in the Standard Terms;

“Credit Line” means the maximum amount of credit extended by us to you;

“Draft” means a bill of exchange or such other written payment instruction by one person (the drawer) to another person (the drawee) to pay the drawer or a third person (the payee);

“Event of Default” shall have the meaning set out in paragraph 9.10(b) (Events of Default);

“Facility Agreement” means any agreement entered into between (amongst others), you and us in respect of any banking service, product or facility extended by us to you;

“Goods” means goods, merchandise or commodities that are tangible and goods must be ‘Shariah compliant goods;

“ICC” means the International Chamber of Commerce;

“ISP98” means the International Standby Practices published by the ICC (ICC Publication No 590) or (as the context may require) any revision thereof;

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“LC-i” refers to an Islamic documentary letter of credit and includes the term “Credit” as defined in UCP;

“Letter of Offer” shall have the meaning set out in the Standard Terms;

“Loss” shall have the meaning set out in the Standard Terms;

“Maturity Date” means the final date of payment of any Facility set out in the Application Form and/or Letter of Offer (as the case may be);

“Maybank Member” shall have the meaning set out in the Standard Terms;

“Other Terms” shall have the meaning set out in the Standard Terms;

“Payment Obligations” means all payment obligations at any time due, owing or incurred by you or any of your Related Corporations to us and any other Maybank Member under the Agreement(s), whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity);

“Pledge” means the security profit you grant us over any Trade Document or Goods set out in paragraph 9.7 (Security);

“Pledged Item” means any Transaction Document or Goods which is the subject of the Pledge;

“Representative” shall have the meaning set out in the Standard Terms;

“SBLC-i” refers to a Islamic standby letter of credit and includes the term “standby” as defined in ISP98;

“Standard Terms” means the standard trade terms and conditions applicable to any Trade Service which we may provide to our customers;

“Tax” shall have the meaning set out in the Standard Terms;

“Termination Event” shall have the meaning set out in paragraph 10.2 of the Standard Terms;

“Third Party Payment Instrument” means any instrument (including any bank guarantee, Draft, indemnity, LC-i, promissory note and BPO-i) which we issue, accept, confirm, advise, amend, transfer, negotiate, endorse, avalise, purchase, discount, enter into or undertake to pay on your or your Related Corporation’s instruction or otherwise on your or your Related Corporation’s behalf to make a payment to any person (other than you or your Related Corporation);

“Trade Document” means any bank guarantee, Draft, indemnity, LC-i, promissory note, invoice, sale and purchase agreement (howsoever described), Transaction Document or any other commercial document or financial instrument relating to a trade transaction covered by the above instrument or document and “Trade Documents” shall be construed accordingly;

“Trade Goods” means any Goods which is financed by or relates to a Trade Service we provide;

“Transaction Document” shall have the meaning set out in the opening paragraph of paragraph 6 (Trade Financing);

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“Trade Services Utility Service” refers to the data matching service provided to us by SWIFT;

“TSU Rulebook” means the rulebook relating to the Trade Services Utility Services prepared by SWIFT;

“TSU Transaction” means any transaction or obligation undertaken by you or by us on your behalf pursuant to the Trade Service Utility Service including any BPO-i Transaction and/or BPO-i Obligation;

“UCP” means the Uniform Customs and Practice for Documentary Credits, published by the ICC (ICC Publication No 600) or (as the context may require) any revision thereof;

“URC” means the Uniform Rules for Collections, 1995 Revision, published by the ICC (ICC Publication No 522) or (as the context may require) any revision thereof; and

“URDG” means the Uniform Rules for Demand Guarantees, published by the ICC (ICC Publication No 458) or (as the context may require) any revision thereof.

10.2	Interpretation

(a)	For the avoidance of doubt, the definition of “Service” as set out in the Standard Terms also includes any Trade Service we may from time to time provide to you.

(b)	Any reference to “security” includes a mortgage, charge, pledge, lien or other security profit securing any obligation of any person or any other agreement or arrangement having a similar effect.

10.3	Inconsistencies

Unless specified otherwise, if there are any inconsistencies between the terms of documents comprising an Agreement, the order of precedence in respect of such documents shall be (with (a) taking the most precedence and (e) the least); (a) the Application Form and/or Letter of Offer and/or Facility Agreement (if any, and insofar as the terms in the Letter of Offer and/or Facility Agreement relate specifically to any Trade Service); (b) the Country Supplement; (c) the General Trade Terms; (d) the Standard Terms;(e) the relevant ICC publication and (e) the Other Terms.

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TENTH SCHEDULE

(Clause 12.38)

Standard Trade Terms and Conditions

These are the standard trade terms and conditions (the “Standard Terms”) applicable to any trade account, and related banking service, product or facility we may from time to time provide to you (a “Service”). Please note that the list of Services will vary for each country. You should read the Standard Terms carefully before applying for any Service. We are entitled to reject an application from you for any Service at our sole discretion without assigning any reason. The Standard Terms may be supplemented for a given Service by any term contained in that Service’s applicable Service Supplement and/or Country Supplement and the Standard Terms shall be read together with all such relevant Service Supplements and Country Supplements (if any) and construed as one document. In addition to these Standard Terms, you will also be bound by any other applicable terms and conditions agreed between you and us relating to account opening and/or banking services, products and/or facilities (the “Other Terms”). Unless the context requires otherwise, all capitalised expressions used in the Standard Terms shall have the meaning given to them in Part 1 below.

PART 1 – DEFINITIONS AND INTERPRETATIONS

1.	DEFINITIONS

1.1	The following definitions apply to the Agreement unless otherwise specified in that Agreement:

“Account” shall have the meaning set out in paragraph 3 (Your Responsibility);

“Account Statements” shall have the meaning set out in paragraph 7 (Account Statements);

“Agent” means any representative, agent, correspondent bank, courier, vendor, professional adviser, contractor or third party service provider and “Agents” shall be construed accordingly;

“Agreement” means, in respect of each Service, the contract between you and us for such Service, comprising the Solutions and Pricing Proposal (if any), the Letter of Offer, the Standard Terms together with any applicable Service Supplement, Country Supplement and/or the Other Terms, and “Agreements” means all such contracts agreed between you and us. For the avoidance of doubt, any Agreement shall not include any term referred to or set out in any brochure, pamphlet and service level agreement;

“Authorisation” means: (a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

“Authorised Person” means any person you designate in writing (including electronically) as having the authority (either singly or jointly) to issue any instructions or to act on your behalf under an Agreement or in relation to a Service and/or Account, and “Authorised Person” shall include, in respect of an Electronic Banking Service, an Authorised User;

“Authorised User” means a person who is authorised to access and use an Electronic Banking Service;

“Business Day” means a day on which we are open for general banking business in the Service Location for the relevant Service;

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“Communication” means any transmission of information including any instruction, demand or notice;

“Country Supplement” means the supplemental terms and conditions in respect of a relevant Service provided in a Service Location;

“Electronic Banking Service” means any electronic service which we provide to enable you to access any other Service, or to transmit any Communication electronically;

“Governing Jurisdiction” means the jurisdiction agreed in writing between the parties in the Letter of Offer, or if no such jurisdiction is specified, the jurisdiction in which we are providing the relevant Service;

“Governmental Agency” means any government or any governmental agency, semi- governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under law);

“Holding Company” means in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

“Insolvency Proceeding” means, in relation to a person, if: (a) an order is made or an application or petition is presented or a resolution is passed for the administration, liquidation, statutory management, winding up or dissolution of that person; (b) any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of that person; (c) a receiver, administrator, liquidator, administrative receiver, compulsory manager, provisional supervisor or other similar officer, official or financiers’ representative is appointed in respect of that person or over any of the assets of that person; (d) that person is declared insolvent or bankrupt under any law; (e) that person ceases or threatens to cease to carry on all or a substantial part of its business; (f) the holder of any security takes possession of the whole or any material part of the property or assets of that person; (g) that person enters into a compromise, composition or arrangement with, or assignment for the benefit of, any of its members or financiers (or a class of such financiers); (h) that person is otherwise unable to pay its debts when they fall due, or suffers an enforcement of any security over any of its assets; (i) the financial position or the value of any securities we hold of that person changes adversely to a material extent in each case in our opinion; or (j) something having a substantially similar effect to the above happens in connection with that person under the law of any jurisdiction;

“Intellectual Property Rights” means any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered, and the benefit of all applications and rights to use such assets (which may now or in the future subsist);

“Letter of Offer” means any letter and/or document (as may be amended and/or supplemented from time to time) from us to you for any Service;

“Loss” means all loss, liability, damage, costs, and expense (including tax, legal fees and disbursements and cost of investigation, litigation, arbitration, settlement, judgment, award, charges and late payment charges), and “Losses” shall be construed accordingly;

“Maybank Member” means Maybank Islamic or any of its Related Corporations;

“Other Terms” shall have the shall have the meaning set out in the opening paragraph of the Standard Terms;

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“Payment Instrument” means any cheque, draft, money order, traveler’s cheque or other paper instrument issued to one or more persons;

“Related Corporations” means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company (including head offices and branches of the above);

“Representative” means a person’s directors, officers or employees;

“Security Code” means any confidential password, security code or other identifier issued by us, directly or indirectly, to access or facilitate access to an Electronic Banking Service and “Security Codes” shall be construed accordingly;

“Security Device” means any token, device, electronic key, smartcard, procedure or other thing issued by us, directly or indirectly, to access or facilitate access to an Electronic Banking Service and “Security Devices” shall be construed accordingly;

“Service” shall have the meaning set out in the opening paragraph of the Standard Terms;

“Service Supplement” means those additional terms and conditions applicable to a particular Service that we will provide to you, as may be amended from time to time;

“Service Location” means the country or jurisdictional location in which the relevant Service is provided to you;

“Standard Terms” shall have the meaning set out in the opening paragraph of the Standard Terms;

“Solutions and Pricing Proposal” means any solution and pricing proposal (as may be amended and/or supplemented from time to time) from us to you for any Service;

“Subsidiary” means, for the purposes of this Agreement, a corporation shall be deemed to be a subsidiary of another corporation, if (a) that other corporation (i) controls the composition of the board of directors of the first-mentioned corporation; (ii) controls more than half of the voting power of the first-mentioned corporation; or (iii) holds more than half of the issued share capital of the first-mentioned corporation (excluding any part thereof which consists of preference shares); or (b) the first-mentioned corporation is a subsidiary of any corporation which is that other corporation’s subsidiary;

“SWIFT” refers to the Society for Worldwide Interbank Financial Telecommunications;

“System” means any software, hardware, server, data process, telecommunications, operating systems provided by, or on behalf of, us in support of and used together with any Electronic Banking Service, or update thereto and “Systems” shall be construed accordingly;

“Tax” means any tax (including goods and services tax or any other tax of a similar nature), levy, impost, duty or other charge or withholding of a similar nature (including any penalty, compensation, charges, fines and expenses payable in connection with any failure to pay or any delay in paying any of the same) and “Taxes” shall be construed accordingly; and

“User Manual” means the manual (if any) as may be amended from time to time and other material which we provide or make available to you which sets out user information, guidance, procedures and/or requirements relating to your use of a Service.

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2.	INTERPRETATION

Unless a contrary intention appears, any reference in each Agreement to:

(a)	you, your, yours and yourself shall refer to the person we have provided or are providing a Service to as named in the Letter of Offer or any other Agreement and, where applicable, all trustees, partners and persons identified in paragraph 26 (Joint and Several Liability);

(b)	we, us, our and ourselves shall refer to the Maybank Member (including the relevant Representative and Agent) identified in the Letter of Offer or any other Agreement as the provider of the relevant Service;

(c)	an associated corporation of another corporation means that the second corporation owns or controls at least 20% but not more than 50% of the voting power of the first- mentioned corporation;

(d)	a document (including any Agreement) includes any variation or replacement of it;

(e)	including shall be construed as including without limitation;

(f)	any instruction and any action to instruct shall also include any request, direction, order, notice and agreement;

(g)	any invoice shall include a bill and any other commercial document issued by a seller to a buyer indicating (amongst others) the products, quantities and agreed prices for products and services that the seller has already provided the buyer with;

(h)	a provision of law is a reference to that provision as amended or re-enacted;

(i)	party shall refer to you or us and parties means both you and us;

(j)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing and includes that person’s successors in title, permitted assigns and permitted transferee;

(k)	a regulation includes any rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(l)	vary a document shall also mean to modify, amend, cancel or waive that document;

(m)	the singular includes the plural and vice versa; and

(n)	any paragraph headings are inserted for convenience only and shall not affect the interpretation of any provision of any Agreement.

PART 2 – GENERAL

3.	YOUR RESPONSIBILITY

You confirm that you understand the features of any Service offered to you. Nothing in the Standard Terms should be construed as a representation or recommendation by us concerning an investment in any account or deposit-related Service we and/or any other Maybank Member may provide to you (an “Account”). You should seek independent legal, financial, tax and other relevant advice before deciding whether to apply for any Service. You agree to comply with all applicable laws and regulations and follow any instruction or security procedure which we provide or make available to you in relation to any Service.

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4.	AUTHORISATION

4.1	You represent and warrant to us that: (a) you have the capacity to enter into any Agreement and/or subscribe to any Service; (b) all Authorisations required or desirable in connection with the entry into, performance, validity and enforceability of an Agreement and/or Service have been obtained or effected; and (c) your entry into and performance of any Agreement and/or Service do not and will not conflict with any law or regulation applicable to you.

4.2	You agree that we may accept any instruction from (and you are bound by the actions of) any Authorised Person(s). You may revoke or replace an Authorised Person’s authority at any time by notifying us in accordance with paragraph 6 (Communications). Any change in a person’s authority mandate shall not be effective until: (a) we receive the relevant notification; and (b) where you have requested us to establish a new person as an Authorised Person, we are satisfied of the new person’s authority.

5.	INSTRUCTIONS

5.1	You agree that any instruction (including a payment instruction) from an Authorised Person or Authorised Persons (as the case may be) shall be irrevocable and binding. Where such an instruction has been given in accordance with the relevant authority mandate agreed between you and us then we are not obligated to: (a) confirm our receipt of the instruction with you; (b) investigate the authority of any Authorised Person giving the instruction; or (c) verify the authenticity, accuracy or completeness of the instruction, but may do so if we wish.

5.2	Without prejudice to the paragraph above, we may reject or delay executing any instruction (including a payment instruction) if: (a) any such instruction is, in our sole determination, unclear, conflicting, incorrect, incomplete or in a format (electronic or otherwise) not approved by us; (b) if we have, in our sole discretion, reason to suspect that it is unauthorised, fraudulent or not otherwise authentic; (c) if it is, in our sole discretion, in breach of (or may breach) any of our security procedures, any applicable law or any regulation. The execution of any instruction you give us is also subject to the cut-off times applicable to the Service in question and, where applicable, any credit limit we have agreed with you. Where you ask us to, we will try to stop an instruction before it is executed, but we shall not be responsible for any Loss if we are unable to do so in time.

5.3	We may but do not have the obligation to contact you for further information if any of your instructions are unclear, conflicting, incorrect or incomplete. Any such action we take shall not prejudice our right set out in the paragraph above to reject or delay executing such instruction.

6.	COMMUNICATIONS

6.1	You must provide us with correct and complete contact details, so as to enable us to send you Communications in respect of any Service and you must notify us as soon as possible if your contact details change. Our contact details shall be: (a) in respect of a given Service, as set out in any document which we send to you in connection with that Service; (b) as stated in our website; or (c) as otherwise notified to you from time to time.

6.2	You may send us any Communication by mail, courier, fax transmission, electronic transmission via any Electronic Banking Service or SWIFT and in the form and format in which we designate or prescribe to you or such other means as we may designate from time to time. If you fail to send us the Communication in the manner as set out above, we may deem that such Communication has not been received by us. Any Communication from you to us is effective only upon actual receipt by us.

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6.3	We may send you any Communication by mail, courier, fax transmission or electronic transmission (including SWIFT) or through our website or by such other means as we may designate from time to time. Unless otherwise provided in an Agreement, any Communication we send to you will be deemed received and effective if: (a) sent by fax, at the time shown on the transmission report as being successfully sent; (b) delivered personally, at the time of delivery; (c) sent by post within the same country, three Business Days after posting, or if sent by post from one country to another, seven Business Days after posting; and (d) sent by electronic mail, at the time sent to you unless we receive an automated message that the electronic mail has not been delivered.

6.4	All Communications to us must be legible and sent specifically to the applicable officer or service representative we specify to you from time to time.

6.5	We may record any telephone conversation held between you and us and you agree that we can use such records or the transcripts for quality control purposes and in any dispute.

6.6	Where we send a Communication to one of your trustees, partners or officers, then such Communication shall be deemed to be received jointly by all trustees, partners and/or officers.

7.	ACCOUNT STATEMENTS

Account statements, confirmations, or advices (the “Account Statements”) will be issued to you at the frequency and in the manner advised to you from time to time. It is your responsibility to examine promptly each Account Statement and any accompanying item which you receive or which is made available to you. You must report any irregularities to us in writing immediately after you become aware of them, including any suspected fraudulent, improper or unauthorised activity in respect of your Services. Neither us nor any other Maybank Member shall be responsible for your reliance on balance, transaction or other information in any Account Statement as such information may be further updated, subsequently corrected or provided to us by a third party.

8.	SYSTEMS, SECURITY DEVICES AND INTELLECTUAL PROPERTY

8.1	We may provide you with certain Systems and/or Security Device to facilitate the provision of a Service to you. If we do, you agree that: (a) you do not have any right, title or interest in or to the Systems and/or Security Device save as permitted by us under this Agreement; (b) you must use any System strictly in accordance with any instructions or guidelines we may provide to you from time to time, and only for the permitted purpose(s) stipulated by us; (c) you agree not to divulge or disclose to any third party any information (including manuals and operating procedures) relating to any System and/or Security Device we provide to you; and (d) Clause 4 (Security Procedure) of the Electronic Banking Service Supplement shall apply to your use of any System and/or Security Device we provide to you.

8.2	We may (without assigning any reason) terminate or suspend your use of any System and/or Security Devices we provide to you with 7 calendar days prior notice to you. Upon termination and/or suspension you shall promptly upon our request return to us all Systems, Security Devices and any other documents relating to this Service. You agree to indemnify and hold us, all other Maybank Members, our Representatives and Agents harmless from and against any and all Losses resulting directly and indirectly from: (a) any breach of any licensing agreement between us and the copyright owners of any software as a result of your use of any System; and (b) any mistakes resulting from the use or misuse of any System and Security Device.

8.3	All Intellectual Property Rights in or relating to a Service, System, device (including any Security Device) or material provided or made available to you (including on any website) shall remain our property or that of our licensors. Except as expressly provided herein, you shall not, nor cause or allow any other person to, use, reproduce, transmit, sell, display, distribute, reverse engineer, adapt, establish any hyperlink to, provide access to, modify, or commercially exploit the same (or part thereof) without our prior written consent.

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9.	VARIATION

9.1	We may vary or modify any Service and/or terms and conditions of any Agreement at any time, subject to the Bank’s Shariah requirement in order to comply with any exchange control requirement or any law or regulation.

9.2	Subject to the paragraph above, we may at any time vary the terms and conditions of any Agreement by giving you 21 days prior written notice. Alternatively, such notice may be provided by advertisement in the media or displayed at any of our branches if the relevant method is permitted by law or any applicable code of banking practice.

10.	TERMINATION AND SUSPENSION

10.1	Unless otherwise agreed between us, we may terminate the Agreement relating to a Service for any reason by providing written notice to you.

10.2	We may immediately and without notice to you terminate any and all Agreements between us if: (a) you have materially breached any term or condition of an Agreement which is in our opinion irremediable, or if remediable has not been remedied within 10 Business Days of receiving a notice from us to do so; (b) you have not paid all fees and charges which have been due from you for at least 3 Business Days; (c) you have in our opinion acted unlawfully, fraudulently, negligently or abusively; (d) an event or change occurs which affects your assets, affairs or financial condition and gives us reasonable grounds to conclude that you may not be able to perform your obligations under any Agreement; (e) you enter into any Insolvency Proceeding; (f) our entering into any Agreement with you, or our performance of any such Agreement, has caused (or in our opinion may cause) us to be in breach of any applicable law or regulation; (g) we are required to do so in compliance with any law or regulation; or (h) if you fail to maintain the minimum credit balances in any Account stipulated by us (in relation to that Service), or if you close an Account required for the operation of any Service we provide to you. (each a “Termination Event”).

10.3	Paragraphs 6 (Communications), 8 (Systems, Security Devices and Intellectual Property), 10 (Termination and Suspension), 11 (Liability Limitation), 13 (Indemnity), 14 (Information), 16 (Clawbacks), 21 (Assignment and Transfer), 26 (Joint and Several Liability), 30 (Governing Law and Jurisdiction) and this paragraph shall survive termination of any Agreement.

10.4	On the termination of any Agreement, you will, when we ask you to do so, return to us any device or material and/or take any other such action as we may reasonably request of you.

10.5	We may suspend your use of any Service while investigating whether a Termination Event may have occurred, or to protect the profits of either of you or us. We shall also be entitled to modify, withdraw or suspend all or any part of any Electronic Banking Service we consider necessary to: (a) reflect changes in the technology that are generally available in the industry; (b) take account of a material development in our business, or the introduction of new Services and/or services; (c) reflect any change in any applicable law or regulation; or (d) prevent damage or disruption to the any Electronic Banking Service, our Systems, personnel or customers, or those of our Agents. We will give you 30 days’ written notice before making any change, withdrawal or suspension that has a material impact on the manner in which such Service is provided, unless such advance notice is not practicable in the circumstances or permitted by law or regulation.

11.	LIABILITY LIMITATION

11.1	We will not be liable for any Loss you may suffer or incur arising from or in connection with our execution, non-execution or delayed execution of any incorrect or incomplete instructions by you (including any incorrect or incomplete payment instruction or payment details).

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11.2	We will have no liability for any Loss you may suffer or incur arising from any loss or theft of any Payment Instrument or Security Code.

11.3	We are not liable for any Loss of any nature which you may suffer or incur in relation to any Service we provide, save for any direct Loss attributable to our gross negligence or wilful misconduct. You agree that, unless otherwise expressly provided, we will provide any Service as independent contractors, not as agents, and you agree that any Service which we provide to you will not give rise to any fiduciary or trustee duties on our part.

11.4	Nothing in the Standard Terms shall exclude or limit any liability which cannot be excluded or limited by law.

12.	FORCE MAJEURE

We shall not be responsible for non-performance or delay in the performance of any of our obligations under an Agreement with you that is caused by circumstances beyond our control which includes flood, drought, fire, casualty, explosion, sabotage, accident, embargo, breakdown in equipment, communication line failure, power failure, lockout, strike, unavoidable accident, act of God, terrorism or threat of terrorism, riot, war, or any enactment, issuance or operation of any adverse governmental law, ruling, regulation, order or decree, or any other emergency that prevents us from operating normally.

13.	INDEMNITY

You agree to indemnify and hold us, all other Maybank Members, our Representatives and Agents harmless from and against any and all Losses resulting directly or indirectly from us providing any Service to you including those arising from: (a) our acceptance or execution of any instruction issued by or in the name of an Authorised Person; (b) our payment of any Taxes, charges or compensation otherwise due from you and paid on your behalf, or (c) for which we have incurred on your behalf as a result of the provision of any Service. Any amount due from you to us under this paragraph is payable on our demand.

14.	INFORMATION

14.1	You agree that any information you provide us is accurate, complete and up-to-date. If any information you have provided to us changes, you must immediately provide details of such change.

14.2	We will only process, use and transfer personal information that we collect from you for the purposes of providing you with banking services and for providing you with information about Services and services which we consider may be of interest to you, at all times in compliance with any applicable data protection laws.

14.3	We shall treat all information you provide and which we have on you as confidential. You agree that: (a) we (and/or any Maybank Member that we have disclosed any information pursuant to this paragraph) may disclose such information: (i) to any other Maybank Member; (ii) any associated corporation of any Maybank Member; (iii) to any of our or any Maybank Member’s Agent or Representative; (iv) to our or any Maybank Member’s service provider or professional advisor, who is under a duty of confidentiality in respect of such information; (v) to any actual or potential participant or transferee of our rights or obligations under any Agreement (or any of their agents or professional adviser provided that they are under a duty of confidentiality in respect of such information); (vi) to any credit agency, debt collection agency, association of banks or similar industry body or (vii) if required by law, regulation or any Governmental Agency; and (b) our or any Maybank Member’s service provider may disclose such information if required by law, regulation or any Governmental Agency.

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15.	FEES, CHARGES AND TAXES

15.1	Fees and charges may apply to any Service and we retain the right to charge and/or change such fees and/or charges at any time by notifying you in writing. We may debit any Account for such fees and charges at any time. If as a result of such debit, the Account is in excess, you agree that charges shall accrue thereon at such rate as may be determined by us and be payable together with other customary bank charges which we may impose. We shall not be liable for the dishonour of any cheque drawn by you on any Account if as a result of debiting your Account there are insufficient funds for payment of the same. In addition to the above, we may charge late payment charges on any amount due under any Agreement from the due date to the actual date of payment at the rate we may reasonably decide.

15.2	All payments to us shall be in full, without set-off or counterclaim, and free of any deduction or withholdings related to any Tax or other claim.

15.3	In addition to any amounts payable to us, you will pay or reimburse us for any Taxes, deductions, charges, stamp, transaction and withholdings (together with any related charges, late payment charges, fines, and expenses) in connection with any Service. You will provide us with such documentation, declarations, certifications and information as we may require in connection with any Taxes. You warrant that such information is true and correct in every respect and shall immediately notify us if any information requires updating or correction.

16.	CLAWBACKS

We have the right to cancel, reverse or debit any payment we make (including in respect of any charges paid) under any Agreement with 7 calendar days prior notice if: (a) we establish that we have not actually received that amount; (b) we determine that you were not entitled to such a payment; (c) we need to correct a mistake; (d) we are required for any reason to return the funds the subject of such payment to the relevant payer or drawer; (e) we are required by law, regulation or a Governmental Agency to do so; or (f) we have reasonable grounds to do so.

17.	SET-OFF AND CURRENCY CONVERSIONS

17.1	We may with 7 calendar days prior notice, without prejudice to any other rights which we may have, or demand for payment, combine, consolidate or merge all or any of your Accounts (wherever situate). We may retain, apply or set off any money, deposits or balances held in, or standing to the credit of, any Account in any currency towards the satisfaction of any obligations due from you to us and/or any other Maybank Member, whether such obligations be present or future, actual or contingent, primary or collateral, and several or joint.

17.2	For the purposes of this paragraph or in satisfaction of any obligations due from you to us and/or any other Maybank Member, we may effect currency conversions at such times or rates as we may think reasonable and may effect such transfers between any Accounts as we consider necessary.

17.3	You agree to grant us a lien over the Accounts you hold with us in order to secure any and all obligations and liabilities you owe to us and/or any other Maybank Member.

18.	MAYBANK REQUIREMENTS

We are required to act in accordance with the laws and regulations operating in various jurisdictions which relate to the prevention of money laundering, terrorist financing and the provision of financial and other services to any persons which may be subject to sanctions. We may take and may instruct any other Maybank Member, Agent and/or Representative to take any action which we deem reasonable consider appropriate to take in accordance with all such laws and regulations. Such action may include the freezing of assets, interception and investigation of any payment messages and other information or instructions sent to or by us or any of other Maybank Member, and making further enquiries as to whether a name which might refer to a sanctioned person actually refers to that person. You agree to assist us by providing us with any information we require in relation to the above. Neither we nor any other Maybank Member will be liable for any Loss suffered by you as a result of any of our actions in this paragraph.

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PART 3 – MISCELLANEOUS

19.	THIRD PARTY PROVIDERS

You agree that any Service may be provided by us either directly and/or through an Agent. You also agree that any arrangement we make to facilitate the provision of any Service to you will be acceptable and that you will abide by any operational procedure we set from time to time. We may appoint any Agent at our sole discretion and without your prior approval and knowledge.

20.	SEVERABILITY

If any provision of an Agreement is or becomes for any reason whatsoever invalid, illegal or unenforceable, it shall be severable from that Agreement and shall be deemed to be deleted from it and the validity of the remaining provisions shall not be affected in any way.

21.	ASSIGNMENT AND TRANSFER

You shall not assign, transfer or otherwise dispose of your rights and/or obligations under any Agreement without our prior written consent. We may at any time assign, transfer or otherwise dispose of any or all or part of our rights, benefits and/or obligations under any Agreement or in respect of any Service without your consent. You agree to take such actions and sign such documents as we may reasonably require to complete such assignment, transfer or disposal.

22.	TRANSLATION

Any Agreement may be translated by us at our sole discretion into any language provided that the English version will prevail over any such translation.

23.	ENTIRE AGREEMENT AND NON-RELIANCE

The Agreements constitute the entire agreement and understanding between the parties about the relevant subject matters and hereby substitute and replace all previous agreements, arrangements, representations and understandings between the parties on that subject matter.

24.	CERTIFICATES AND DETERMINATIONS

Any certificate or determination by us of a rate or amount under any Agreement or Service is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

25.	COUNTERPARTS

Each Agreement may be executed and delivered in any number or counterparts, all of which, taken together, shall constitute one and the same agreement.

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26.	JOINT AND SEVERAL LIABILITY

If you are a trustee, partnership or other entity comprising more than one person or you are using any Service jointly with another person, each partner, trustee or person will be joint and severally liable for your obligations under the Agreements and references to you in the Agreements means each of those persons.

27.	WAIVER AND REMEDIES

No failure to exercise, nor any delay in exercising, on our part any right or remedy under any Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Agreements are cumulative and not exclusive of any rights or remedies provided by law.

28.	WAIVER OF IMMUNITY

You irrevocably waive any sovereign and other immunity you may have in any jurisdiction from legal proceedings, attachment before or after judgment or execution of judgment.

29.	SERVICE OF PROCESS

You agree to appoint a process agent immediately, if we request you to do so, to act as your agent for service of process in relation to any proceedings before the courts in the relevant Governing Jurisdiction. You agree that failure by a process agent to notify you of the process will not invalidate the proceedings concerned.

30.	GOVERNING LAW AND JURISDICTION

Unless specified otherwise, the Agreements will be governed by and construed in accordance with the laws of the relevant Governing Jurisdiction. Each of you and we submit to the jurisdiction of the courts of that Governing Jurisdiction. Notwithstanding the provisions in this paragraph, we may take proceedings in any jurisdiction. To the extent allowed by law, we may also take concurrent proceedings in any number of jurisdictions.

31.	INCONSISTENCIES

Unless specified otherwise, if there are any inconsistencies between the terms of documents comprising an Agreement, the order of precedence in respect of such documents shall be (with (a) taking most precedence and (e) the least): (a) the Solutions and Pricing Proposal (if any); (b) the Letter of Offer; (c) the Country Supplement; (d) the Service Supplement; (e) the Standard Terms; and (f) the Other Terms.

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ELEVENTH SCHEDULE

(Clause 12.38)

Country Supplement to

General Trade Terms and Standard Trade Terms

1.	INTRODUCTION

These are the supplementary terms and conditions (the “Country Supplement”) applicable to any Service (including Trade Service) provided from or in the relevant jurisdiction specified below. The terms contained in this Country Supplement are supplementary to any term contained in the Islamic Standard Terms and the General Trade Terms. Unless the context requires otherwise, all capitalised expressions used in the Islamic Standard Terms or the General Trade Terms (as the case may be) shall have the same meaning given to them in this Country Supplement.

2.	COUNTRY SUPPLEMENT FOR STANDARD TERMS – MALAYSIA

The terms and conditions in this paragraph shall be applicable to any Service provided from or in Malaysia.

2.1	You represent and warrant that all monies which will be paid to us, all collateral and/or guarantees in our favour shall come from a lawful source of activity and not unlawful activities, as defined under the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001.

2.2	You acknowledge that all cheques drawn on an Account must comply with the rules of the Cheque Truncation and Conversion System (CTCS) or any successor system operated by Bank Negara Malaysia (“BNM”). No additions or alterations to a cheque may be made after issue and you shall bear all risk of failing to comply with such requirements without recourse to us.

2.3	In addition to Clause 14 (Information) of the Islamic Standard Terms, you agree that any information you provide to us is provided in accordance with the Malaysian Personal Data Protection Act 2010 and any other applicable data protection laws or regulations, and that you will take all steps as may be required to ensure compliance with such applicable data protection laws and regulations.

2.4	In addition to Clause 7 (Account Statements) of the Standard Terms, where we provide you the Electronic Banking Service, you agree that Account Statements will be made available to you via Electronic Banking Service. We will upon your request provide you with the hardcopy of the Account Statements subject to your payment of the prevailing fees and charges.

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3.	COUNTRY SUPPLEMENT FOR GENERAL TRADE TERMS - MALAYSIA

The terms and conditions in this paragraph shall be applicable to any Trade Service provided from or in Malaysia.

3.1	Accepted Bills-i: If we on your instructions agree to accept a Draft (“Accepted Bills- i”), you agree to the following terms and conditions:

(a)	You represent to us on and from the date we agree to accept the Draft that: (i) you have not obtained and will not obtain another source of financing for the underlying trade transaction including financing pursuant to a lease, hire purchase or factoring agreement; and (ii) the underlying trade transaction is a genuine trade transaction.

(b)	You acknowledge that Bank Negara has published certain guidelines applicable to any Accepted Bills-i. You undertake to comply fully with any such guidelines published by Bank Negara Malaysia from time to time.

3.2	Onshore Foreign Currency Financing: You agree that the terms and conditions set out in below shall apply to any onshore foreign currency financing (a “FCY Facility”) we agree to provide to you.

(a)	You agree that paragraphs 6.3 to 6.6 of the General Trade Terms shall apply to any FCY Facility we provide to you. Any reference to a Facility or an Islamic Trade Facility in those paragraphs shall apply to an FCY Facility.

(b)	You must notify us of any foreign exchange contract which you have booked with us at least 2 Business Days prior to the Maturity Date or the date which you intend to pay the outstanding FCY Facility. If not, we may on the Maturity Date or any date on which we receive payment for any outstanding FCY Facility, convert the foreign currency payment at the spot rate we designate.

(c)	If we effect any currency conversions or if we are paid in any currency other than in the currency which we make the FCY Financing to you, you agree to pay us for any shortfall due to the conversion above.

(d)	You must submit a drawdown notice in the form we designate at least 2 Business Days before the intended date of drawdown of any FCY Facility. Each drawdown notice must be supported by the invoice(s) or details of the invoice(s) including the invoice number, date, credit term, name of supplier/buyer duly certified by you. You must submit copies of any invoice if requested by us.

(e)	You must abide by and in particular use the proceeds of the FCY Facility in accordance with the Foreign Exchange Control Act 1953, the Exchange Control Notice and any other rules and regulations stipulated by Bank Negara Malaysia.

3.3	Exim Bank Facilities: We may provide you with certain facilities (the “Exim Bank Facilities”) pursuant to schemes administered by the Export-Import Bank of Malaysia Berhad (the “Exim Bank of Malaysia”). These schemes include (but may not be limited to) the Multi Currency Trade Financing (MCTF) Scheme, the Indirect Exporters’ Financing Scheme (IEFS) Scheme and the Export Credit Refinancing (ECR) Scheme. You acknowledge that the provision of such Exim Bank Facilities shall be subject strictly to the eligibility criteria and conditions set by Exim Bank of Malaysia (the “Exim Bank Terms”). You represent and undertake to us that you are and will be in compliance with the Exim Bank Terms relevant to the Exim Bank Facility we provide.

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